    As filed with the Securities and Exchange Commission on February 25, 1999
                              Registration No. ___
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            FINANCIAL INTRANET, INC.
                   (Name of small business issuer in charter)

             NEVADA                                      7375                                 88-0357272
-------------------------------              ----------------------------             --------------------------
(State or other jurisdiction of              (Primary Standard Industrial             (IRS Employer I.D. Number)
incorporation  or organization)              Classification Code Number)


                 (Address and telephone number, of registrant's
                          principal executive offices)

                             410 Saw Mill River Road
                                Ardsley NY 10502
                                 (914) 693-5060

                   (Address of principal place of business or
                      intended principal place of business)

           (Name, address and telephone number, of agent for service)

                           Michael Sheppard, President
                          c/o Financial Intranet, Inc.
                             410 Saw Mill River Road
                                Ardsley NY 10502
                                 (914) 693-5060

                  Please send a copy of all communications to:

                            STEVEN W. SCHUSTER, ESQ.
                             McLaughlin & Stern, LLP
                               260 Madison Avenue
                            New York, New York 10016
                                 (212) 448-1100
                               Fax (212) 448-0066

       Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933 (the "Securities Act"), please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement


================================================================================
for the same offering.  [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, check the following box [ ]


                         ------------------------------

1.       Calculation of Registration Fee



                                                           Proposed
                                                           Maximum
                                                           Offering         Proposed
                                           Amount          Price Per        Maximum                   Amount of
Title of Each Class of Security            Being           Unit/Share       Aggregate Offering        Registration
Being Registered                           Registered      (1)              Price                     Fee

Shares of Common Stock $.001 par           3,000,000         $2.00            $  6,000,000             $1,668.00
value (2)

Shares of Common Stock underlying          5,258,333         $2.00            $  10,516,666             $2,923.63
Warrants (3) (4)
Shares of Common Stock (4)                    92,994         $2.00            $     185,988                $51.70
Shares of Common Stock underlying          6,975,000         $2.00            $  13,950,000             $3,878.10
Convertible Promissory Notes (3) (4)

Total Registration Fee..............................................................................    $8,521.43


(1)  Estimated solely for the purpose of calculating the registration fee.

(2)  Securities being registered for sale by the Company.

(3) Pursuant to Rule 416 there are also being registered such additional shares as may be issued as a result of the anti-dilution provisions of the Warrants and the Convertible Promissory Notes.

(4)  Securities being registered for resale only.

                         ------------------------------

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                          -----------------------------

2.       Explanatory Note

         This registration statement covers the primary offering of Common Stock by Financial Intranet, Inc. ("Financial Intranet") and the offering of Common Stock by certain Selling Securityholders ("Selling Securityholders"). The Company is registering under the primary prospectus ("Primary Prospectus") 3,000,000 Shares of Common Stock for sale. The Selling Securityholders are registering, under an alternate prospectus ("Alternate Prospectus") 5,258,333 shares of Common Stock underlying certain warrants, 6,975,000 shares of Common Stock underlying certain convertible promissory notes (including an additional 2,325,000 shares of Common Stock being registered with respect to certain anti-dilution provisions of such promissory notes), 55,000 shares of Common Stock previously issued and 37,994 shares of Common Stock which may be issued. The Alternate Prospectus pages, which follow the Primary Prospectus, contain certain sections which are to be combined with all of the sections contained in the Primary Prospectus, with the exceptions of the front and back cover pages and the section entitled "The Offering." Furthermore, all references contained in the Alternate Prospectus to the "Offering" shall refer to the Company's offering under the Primary Prospectus.

                             FINANCIAL INTRANET INC.

                              CROSS REFERENCE SHEET

      Item  Caption                                                             Location
      ----  -------                                                             --------

1.          Forepart of Registration Statement and Outside Front Cover          Outside Front Cover Page
            Page of Page Prospectus

2.          Inside Front and Outside Back Cover Outside Pages of                Inside Front and Outside Back
            Prospectus                                                          Cover

3.          Summary Information and Risk Factors                                Prospectus Summary; Risk Factors

4.          Use of Proceeds                                                     Use of Proceeds

5.          Determination of Offering Price Factors                             Plan of Distribution

6.          Dilution                                                            Dilution

7.          Selling Securityholders                                             Selling Securityholders

8.          Plan of Distribution                                                Plan of Distribution

9.          Legal Proceedings                                                   Business

10.         Directors, Executive Officers, Promoters and Control Persons        Management

11.         Security Ownership of Certain Beneficial Owners and                 Principal Stockholders
            Management

12.         Description of Securities                                           Description of Securities

13.         Interest of Named Experts and Counsel                               Legal Matters; Experts

14.         Disclosure of Commission Position on Indemnification for            Plan of Distribution--
            Securities Act                                                      Indemnification

15.         Organization Within Last Five Years                                 Business


16.         Description of Business                                             Business; Risk Factors; Financial
                                                                                Statements; Selected Financial
                                                                                Data; Prospectus Summary; Use of
                                                                                Proceeds

17.         Management's Discussion and Analysis Discussion and or              Management's Analysis of
            Plan of Operation                                                   Financial Condition and Results of
                                                                                Operation

18.         Description of Property                                             Business-Facilities

19.         Certain Relationships and Related Transactions                      Certain Transactions

20.         Market for Common Equity and Related Matters                        Market for Common Equity

21.         Executive Compensation                                              Management-Executive
                                                                                Compensation

22.         Financial Statements                                                Financial Statements

23.         Changes In and Disagreements With Accountants on                    Not Applicable
            Accounting and Financial Disclosure

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the securities and exchange commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion dated February 25, 1999

Prospectus

                            FINANCIAL INTRANET, INC.

                        3,000,000 SHARES OF COMMON STOCK

                                 ($ ) per share


         Financial Intranet, Inc., a Nevada corporation ("Financial Intranet"), offers 3,000,000 shares of its Common Stock, par value $0.001 per share ("Common Stock" or the "Shares") on a best efforts basis. These Shares are being offered directly by Financial Intranet without any discounts or selling commissions. Therefore, if all of the Shares are sold, Financial Intranet will receive $6,000,000 less an estimated $180,000 for expenses. No minimum number of Shares must be sold.

         We provide broker/dealers and financial advisors with communications services and value-added services, such as customer leads, training and marketing material from mutual funds, and video teleconferencing via a private intranet. This intranet can be used by mutual funds and investment managers to provide product information to broker/dealers and financial advisors who subscribe to Financial Intranet's communications network.

         To invest in this stock you must be able to bear a high degree of risk, and your investment could result in a complete loss. You also must accept an immediate, substantial dilution of the book value of your Shares. To read about these issues see, "Risk Factors" which begins on Page 6 and "Dilution" which begins on Page 15.

         We anticipate that the public offering price will equal the average of the closing bid and asked prices per share of our Common Stock as quoted on the OTC Bulletin Board on the date prior to the commencement of the Offering under this Prospectus. As of February 24, 1999, the closing bid price per share of Common Stock was $1.23.

         Licensed NASD broker/dealers may also participate and receive commissions of up to 10% and a non-accountable expense allowance of 3% of the offering price on sales of Shares made by them, which will reduce the proceeds received by Financial Intranet by such amount.

         Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved these securities or passed upon the adequacy of the prospectus. Any representation to the contrary is a criminal offense.

          Selling Securityholders are offering, under an alternate prospectus ("Alternate Prospectus") 5,258,333 shares of Common Stock underlying certain warrants (which have not been exercised to date), 4,650,000 shares of Common Stock underlying certain convertible promissory notes (which have not been converted to date), 55,000 shares of Common Stock previously issued and 37,994 shares of Common Stock which may be issued to the Selling Security holders. We will receive proceeds from the exercise of the warrants issued to the Selling Securityholders but will not receive any proceeds from the sale of the shares offered by the Selling Securityholders.

                 The Date of this Prospectus is _________, 1999

Prospectus Summary

         The following summarizes certain information in this Prospectus. The more detailed description elsewhere in the Prospectus governs the matters discussed in this summary. Unless otherwise specified, all information in this Prospectus assumes an offering price of $2.00. You should read the entire Prospectus carefully, including the "Risk Factors" section and the financial statements and notes thereto.

The Company

         Financial Intranet, Inc. ("Financial Intranet") is an emerging media and communications company providing specialized services to the investment industry. Financial Intranet's headquarters are based in Ardsley, New York.

         Financial Intranet offers services to a number of groups in the investment industry:

         o For mutual funds and investment managers, Financial Intranet offers an opportunity to distribute product information and provide training to broker/dealers and other financial advisors through interactive video teleconferencing and the transmission of video-on-demand, text and digitally stored documents. Financial Intranet provides these services through state-of-the-art data transmission over a high-speed, secure intranet. Among other things, Financial Intranet's services help mutual funds manage the distribution cost of sales and marketing materials and ensure that broker/dealers have the most current information available.

         o For broker/dealers and financial advisors, Financial Intranet offers communications services, including voice and data transmission, at prices intended to be competitive with others in the telecommunications industry, but with value-added features, including immediate access to information about mutual funds as discussed above, video teleconferencing and leads to potential new customers who visit Financial Intranet's web site. These customer leads will be matched with suitable broker/dealers or financial advisors using Financial Intranet's data mining technology. Financial Intranet intends to expand its product offering to broker/dealers to include continuing education and license exam training material in video-on-demand format.

         o For prospective investors, Financial Intranet maintains a web site at www.fntn.com. The web site offers delayed quotes on securities prices, advanced charting of security performance, portfolio management tools and a searchable mutual fund database. Users who register may participate in Financial Intranet's "chat rooms" and utilize Financial Intranet's message board.

         Financial Intranet's revenues will come from two primary sources:

         o Communications services are one of the largest recurring expenses in the brokerage industry. Financial Intranet resells interstate and international voice, data and video communications services to broker\dealers and financial advisors pursuant to tariffs filed with the Federal Communications Commission. Financial Intranet resells intrastate voice, data and video communications services pursuant to tariffs filed with the various states in which it is authorized to provide such services, including California, Texas, New York, and Florida. Currently, Financial Intranet resells its communications services to approximately 20 customers which to date have generated only limited revenues.

         o Mutual funds and other entities selling financial products use Financial Intranet to deliver material, including video presentations, text and digitally stored documents, through a cost-effective network to broker/dealers and financial advisors who can distribute or recommend their products. Financial

                  Intranet intends to charge for such delivery as its subscriber base grows.

         To accomplish these objectives, Financial Intranet has established a strategic relationship with Siemens Nixdorf Informationssysteme Ges.m.b.H. and several of its subsidiaries, most significantly Siemens Information and Communication Products LLC and Siemens Telecom Network. The Siemens companies (sometimes referred to as "Siemens") have installed a fully integrated hardware and software system at Financial Intranet's data center in Ardsley, New York. Siemens manages the system and has trained Financial Intranet's internal technical team. Financial Intranet and Siemens have developed applications based on Siemens's proprietary video-on-demand and data mining technology. See "Business -- Technology and Business Partners."

         Financial Intranet operates primarily in the eastern United States. Financial Intranet intends to expand throughout the United States and possibly overseas (See "Business -- Expansion"). While Financial Intranet's initial focus is on the financial services community, Financial Intranet believes its services will be attractive to other industries.

                                         THE OFFERING

Securities Offered:                               3,000,000 shares of Common Stock, par value $.001, per
                                                  share.

Offering Price(1):                                $2.00 per share of Common Stock

Securities Outstanding Prior to the
Company's Offering:                               21,233,496 Shares

Securities Outstanding After the
Company's Offering (2):                           34,179,823 Shares

Risk Factors and Dilution:                        An investment in any of the securities being offered hereby is highly speculative and involves substantial risks including the risks of limited operations, the possibility of a lack of market acceptance, a limited amount of working capital, and risks concerning the optimal use of the proceeds, including:
                                                  management's broad discretion in the application of proceeds, the Company's dependence upon a key individual and the
                                                  possible need for additional financing and competition.  An investment will also involve immediate and substantial
                                                  dilution.  Investors should carefully consider the matters set forth under the captions "Risk Factors" and "Dilution."

Use of Proceeds:                                  The Company will receive the net proceeds of its offer and sale of the Common Stock of approximately $5,820,000 and
                                                  intends to use the net proceeds approximately as follows:
                                                  research and development, marketing and sales, deposits with telecom carriers, expand network architecture, capital
                                                  expenditures and working capital.  See "Use of Proceeds."

OTC Bulletin Board Symbol:                        FNTN


---------------

(1) Estimated at $2.00 for purposes of this preliminary prospectus. The offering price will equal the average of the closing bid and asked prices per share of Common Stock as listed on the OTC Bulletin Board on the trading date prior to the commencement of the Offering under this Prospectus.

(2) Assumes conversion of the Selling Securityholders' convertible promissory notes and exercise of the Selling Securityholders' warrants and the issuance of certain additional shares but assumes no exercise of any other outstanding options or warrants. See "Selling Securityholders."

                             SELECTED FINANCIAL DATA


         The selected financial data as of December 31, 1997 and 1998 (unaudited) and for the fiscal years ended December 31, 1997 and 1998 (unaudited) set forth below, other than the "As Adjusted" information reflecting Financial Intranet's receipt and use of the net proceeds of its public offering (see "Use of Proceeds"), have been derived from the audited and unaudited consolidated financial statements ("Financial Statements") (including the related notes thereto) of Financial Intranet included elsewhere in this Prospectus. This financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and notes thereto appearing elsewhere in this Prospectus.

                           Selected Financial Data


Statement of Operations Data:                           Year Ended December 31
                                                       -----------------------
                                                         1997           1998
                                                                     (Unaudited)
                                                         ----           ----

Total revenue .............................                 $0       $91,281
Cost of revenue and services ..............                 $0      $146,533
Operating expenses .........................          $817,280    $2,109,814
Loss from operations ..............                  ($817,280)  ($2,165,066)
Other expense .....................                     ( $150)     ( $2,138)
Net loss ..........................                  ($817,430)  ($2,167,204)
Net loss per common share .........                     ($0.07)       ($0.12)
Weighted average shares outstanding ........        10,932,900    18,328,984





Balance Sheet Data:                                       December 31, 1998
                                                             (Unaudited)
                                                                     As Adjusted
                                                        Actual          (1)(2)
                                                        ------       -----------
Working Capital (deficit) ...................        ($586,062)       $5,006,338
Total Assets ................................       $1,332,521        $9,275,921
Total Long-Term Debt ........................         $500,000                $0
Total stockholders' equity ........                    $40,937        $8,484,337




(1) Assumes conversion of convertible promissory notes and the exercise of warrants issued to the Selling Securityholders and issuance of 92,994 shares to the Selling Securityholders but assumes no exercise of any other outstanding options or warrants. See "Selling Securityholders."

(2) Includes net proceeds of $5,820,000 from this Offering and use of the proceeds. See "Use of Proceeds."


                                        5





                                  RISK FACTORS

         An investment in the Common Stock of Financial Intranet involves a high degree of risk. As prospective investors you should carefully consider the following factors, in addition to the other information included in this document, before purchasing any of the shares offered.

         Limited Relevant Operating History; Historical Losses; Substantial
Doubt About Our Ability to Continue as a Going Concern Without Proceeds of
Offering. We began our research and development of our intranet in February 1997 and have a limited relevant operating history to evaluate our prospects. You should consider our prospects in light of the risks, expenses and difficulties frequently encountered in connection with the operation and expansion of a new business and commercialization of new products. Intense competition, substantial financial requirements and a high failure rate characterize these difficulties.
In addition, we have experienced losses in each of our formative years according to our audited financial statements, we had net losses of $817,430 (audited) for the year ended December 31, 1997, and $2,167,204 (unaudited) for the year ended
December 31, 1998. Moreover, we expect to incur up-front operating costs in connection with the expansion of our marketing efforts, which may result in losses. Unless we generate sufficient revenues or obtain financing through this offering or another means, our operations in the development stage substantial doubt about our ability to continue as a going concern. We may continue to incur operating losses until we derive substantial revenues from the sale of products and there can be no assurance that we will ever be profitable.

         Possible Need for Additional Financing. We anticipate that the net proceeds from this Offering and income provided by operations will allow us to meet our financial requirements for at least 24 months following the date of this prospectus. We base this expectation on our current operating plan which may change, and which may require additional funding sooner than anticipated. In addition, opportunities, acquisition and development or other possibilities may arise, which could also require additional financing. Sources of funds may include the sale of stock in a public offering or in private placements, or the issuance of debt or bank financing. If we raise additional proceeds through the sale of stock, the ownership percentage of our existing stockholders will decrease and such stock may have rights, preferences or privileges superior to those of our existing stockholders. We may not be able to obtain funding on a timely basis, on favorable terms, or at all. One Selling Securityholder is obligated to purchase convertible promissory notes and warrants for an additional $1,100,000 during the 10 months after the date of this Prospectus.
Except for that Selling Securityholder, we do not have a credit facility or any committed source of financing. If we are unable to obtain such financing, or generate sufficient funds from operations, our business, financial condition and results of operations will be severely adversely affected.

         Dependent On a Limited Number of Services. Our revenues will come from two principal sources: fees for communications services provided to broker/dealers and financial advisors and fees for marketing services from mutual funds and other investment managers. Due to our dependence on specific services, we may be adversely affected if one service fails to achieve anticipated sales. We cannot assure you that we will not remain dependent upon sales of a limited number of services.

         Rapid Technological Change. Rapidly changing technology and industry standards characterize the market for communications services. We have a relationship with Siemens to help provide access to technological developments, but future success will also depend on developing and introducing new services.
Specifically, we must offer services and enhancements that:

          o    continue to offer improved performance and features

          o    respond to evolving customer needs and

          o    achieve market acceptance

There can be no assurance that we will be successful in developing and marketing our services.


                                        6





         Intense Competition. Although we believe that we provide a unique communications service, many communications service companies have greater financial, technical, marketing, sales and customer support and other resources than we, and have established reputations for successfully developing, licensing and selling their products and technologies. Providing intranet and internet communications services is increasingly competitive. Industry competition is based primarily upon:

          o    product quality and features

          o    marketing effectiveness

          o    reliability and ease of use

          o    price and

          o    the quality of user support services

Future competitors with greater financial resources may be able to undertake more extensive marketing campaigns and adopt more aggressive pricing policies than we. In that case, we may face significant price competition and reduced profit margins. We may not be able to compete successfully against current or future competitors. Competitive pressures may have a material adverse effect on our future operations.

         Risks Associated with Future Acquisitions. We are considering an acquisition in order to increase the services we offer. Acquisitions involve numerous risks, including:

          o difficulties in the assimilation of the operations and products of the acquired companies;

          o expenses incurred in connection with the acquisition and subsequent assimilation of operations and products;

          o    diversion of management's attention from other business concerns;
               and

          o    potential loss of key employees of the acquired company.

If we make any future acquisitions, there can be no assurance that we will be able to integrate the acquired operations successfully, and any inability to do so could adversely affect our business. There can be no assurance that any future acquisitions will be consummated.

         Limited Protection of Proprietary Information. We regard the technology we use as proprietary, but have no patents or pending patent application. Our success depends in part on our ability to protect our technology and other intellectual property by relying on one or more of the following:

          o    patent laws

          o    copyright laws

          o    trademark laws

          o    trade secret laws

          o    confidentiality agreements with employees and third parties

          o    license agreements with consultants, vendors and customers

We have signed agreements with third parties, consultants, employees, vendors and customers who have access to our technology. Despite such protections, the following could occur:

          o a third party could copy or otherwise obtain and use our products or technology, or develop similar technology independently;

          o misappropriation of our technology, or development and design by others of products or technologies similar to or competitive with ours;

          o assertion of future infringement claims by third parties with respect to current or future products;

          o receipt of notices from third parties claiming infringement of their intellectual property rights.

We intend to investigate these claims and respond appropriately. Litigation may be necessary in the future to enforce

                                        7


our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Any such litigation could result in substantial costs and diversion of resources and could have a material adverse effect.

         Discretionary Use of Proceeds. Management has broad discretion to allocate and apply proceeds to working capital. As a result, our success will be substantially dependent upon the discretion and judgment of our management with respect to the application and allocation of the net proceeds.

         Dependence on Key Personnel and Employees. The success of our business will continue to be highly dependent upon key members of senior management. The loss of services of one or more of such employees, particularly Mr. Michael
Sheppard, our President and Chief Operating Officer, and Maura Marx, our
Executive Vice President, could have a materially adverse effect upon our business and development. We have employment agreements with Mr. Sheppard and Ms. Marx but no key-man life insurance on any of our employees. Our future operations will also depend in part upon our ability to retain current employees and to attract and retain additional qualified personnel. We may not be able to attract and retain such personnel or, if we are able to do so, on terms deemed favorably by management.

         No Dividends Anticipated. We have not paid any income on our Common
Stock to date and do not anticipate declaring or paying any income in the foreseeable future.

         No NASDAQ Listing, Limited Liquidity and Marketability of Common Stock,
Disclosures Relating to Low Priced Stocks; Possible Restrictions on Resales of
Low Priced Stocks and on Broker Dealer Sales; Possible Adverse Effect of Penny
Stock Rules on Liquidity for Financial Intranet's Securities. Trading in our
Common Stock is conducted on the Over the Counter Bulletin Board.

         Our shares of Common Stock are subject to Rule 15g-9 under the Exchange
Act. This rule imposes additional sales practice requirements on broker/dealers which sell such securities to persons other than established customers and accredited investors. Generally, these individuals have a net worth in excess of $1,000,000 or annual incomes exceeding $200,000 or $300,000 together with their spouses. For transactions covered by this Rule, a broker/dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such Rule may affect the ability of broker/dealers to sell our Common Stock and may affect the ability of purchasers in the Offering to sell any of the Shares acquired hereby in the secondary market if such Shares become tradable on such market, of which we can make no assurance.

         The Commission has adopted regulations which generally define a penny stock as any non-NASDAQ equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The following rules apply to non-exempt penny stock:

          o For any transaction by broker/dealers involving a penny stock, the rules require delivery, prior to a transaction in a penny stock, of a risk-disclosure document relating to the penny stock market;

          o Disclosure is also required to be made about compensation payable to both the broker/dealer and the registered representative and current quotations for the securities;

          o Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         However, the penny stock restrictions will not apply to our securities if such securities are listed on NASDAQ and have certain price and volume information provided on a current and continuing basis or meet certain minimum net tangible assets or average revenue criteria. There can be no assurance that our securities will qualify for exemption from these restrictions. In any event, even if our Common Stock were exempt from such restrictions, the Common Stock would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of penny stock from associating with a broker/dealer or participating in a distribution of penny stock, if the Commission finds that such

                                        8





a restriction would be in the public interest. If our securities were subject to the rules on penny stocks, the market liquidity for our securities could be severely adversely affected.

         We must satisfy certain listing requirements in order to qualify for a listing on NASDAQ. These requirements include: (1) a company having a minimum of $4,000,000 in total assets and $2,000,000 in stockholders' equity and (2) our common stock having a $4.00 minimum bid price. We cannot assure that we will qualify for a listing of our Common Stock on NASDAQ or that such a listing, if obtained, can be maintained.

         No Assurance of Public Market; Possible Volatility of Market Price of
Common Stock. We currently trade our Common Stock over-the-counter through the OTC Bulletin Board. The OTC Bulletin Board experiences a high level of price and volume volatility. Market prices for many companies, particularly small and emerging growth companies have experienced wide price fluctuations not necessarily related to their operating performance as such:

          o The market price for our Common Stock may be affected by general stock market volatility;

          o    Investors may have trouble selling their stock;

          o Broker/dealers may not be able to sell our stock as easily as stocks which are traded on larger exchanges;

          o Financial results and various factors affecting the financial services industry in general may significantly affect the market price for our Common Stock. We cannot assure that we can sustain an active trading market.

         Litigation. On July 23, 1998, H&H Acquisition Corp. et al. commenced an action in federal court in the Southern District of New York (Civil No. 98 Civ.
5269) against us, Ben Stein, Michael Sheppard, Maura Marx et al. The complaint is an action to recover shares of our Common Stock previously sold to Mr. Stein and unspecified damages. We believe that the claims against us, Mr. Sheppard and Ms. Marx are without merit and are vigorously defending the action, but we cannot make assurances regarding the outcome of the litigation. We believe that the plaintiffs' principal causes of action relate to Mr. Stein, who has filed a motion to dismiss the complaint on the grounds, in part, that a mutual release previously executed with the plaintiff covers the alleged action. However, if the plaintiffs prevail against us, we could be adversely affected.

         Ability to Manage and Sustain Growth. Our recent addition of a number of new services has placed, and is expected to continue to place, a significant strain on our managerial, technical, operational and financial resources. To manage and market these services, we will have to implement and improve our operational and financial systems and train and manage our growing employee base. We will also need to maintain and expand our relationships with customers, marketing partners, licensees, licensors, and other third parties. Our current and planned personnel, financial and operating procedures and controls may not be adequate to support our future operations. If we are unable to manage our growth effectively, our business will be materially adversely affected.

         Potential Control By Existing Shareholders and Officers of Financial
Intranet upon Exercise of Options. Michael Sheppard, President, Maura Marx, Vice
President and Ben B. Stein, our consultant, own an aggregate of 4,647,634 shares of Common Stock, constituting approximately 22% of the outstanding shares of our Common Stock as of February 8, 1999. They also beneficially own 41.8% of the outstanding shares of Common Stock after giving effect to their options. They also have the options to purchase 48.5% of all additional shares issued after December 31, 1998 through December 31, 2002 at the market price per share of Common Stock on the date the additional shares are issued. The exercise of such options by Messrs. Sheppard and Stein and Ms. Marx will enable them to elect our directors and thereby determine our policies.

         Necessity for Updating Registration Statement. So long as the warrants issued to the Selling Securityholders are exercisable, we are required to file one or more Post-Effective Amendments to our Registration Statement on Form SB-2
("Registration Statement") to update the general and financial information contained in this document. These obligations could result in substantial expense to us and could be a hindrance to any future financing. Although we have undertaken and intend to keep our Registration Statement current, we cannot assure that we will

                                        9





be able to keep our Registration Statement current.

         Substantial Dilution to Purchasers. Purchasers in this Offering will incur immediate and substantial dilution of $1.69 (84%) dilution per Share in the net book value per share of their investment. In addition, purchasers in this Offering will be contributing approximately 87.3% of the total investment consideration to us but will receive only 13% of the shares outstanding
(assuming the Selling Securityholders' warrants are exercised and their convertible promissory notes are converted). Additional dilution will occur upon the exercise of the warrants and the conversion of the convertible promissory notes. Accordingly, in the aggregate, purchasers in this Offering will bear a greater risk of loss than the current stockholders.

         Selling Securityholders. This Prospectus is part of a larger
Registration Statement. The Registration Statement contains a second prospectus
(the "Alternate Prospectus") which allow a number of investors to sell up to 10,001,327 shares of our Common Stock. They include two shareholders who own
55,000 shares of the Common Stock as well as investors who have warrants and promissory notes exerciseable or convertible into shares of Common Stock (the
"Selling Securityholders"). If the Selling Securityholders sell any shares, they will be entitled to receive the purchase price for those Shares. We will not receive any money from the sale of the Common Stock by the Selling
Securityholders. However we will receive any price paid by holders of warrants covered by such shares who exercise them. Outstanding convertible promissory notes in the principal amount of $1,100,000 are convertible into shares of Common Stock at prices between the lower of (a) $.40 - $.60 per share and (b)
75% of the market price per share of Common Stock when the notes are converted.
The sale of the Common Stock by the Selling Securityholders (or even the potential of such sales or issuances to them below market price) may reduce the market price of the Common Stock being offered by us. We will pay the costs incurred in connection with the registration of the Selling Securityholders' stock.

         Shares Eligible for Future Sale. Sales of substantial amounts of shares of Common Stock, pursuant to Rule 144 or otherwise, could adversely affect the market price of the shares and make it more difficult for us to sell equity securities in the future at a time and price which it deems appropriate. Upon completion of the Offering, approximately 34,179,823 shares of Common Stock will be outstanding, after giving effect to the exercise of the warrants and conversion of the promissory notes by the Selling Securityholders, assuming a conversion price of $.40, $.50 and $.60 per share with respect to promissory notes in the aggregate principal amounts of $1,100,000, $200,000 and $900,000, respectively. 4,741,004 shares of Common Stock held by present shareholders have not been registered under the Securities Act of 1933, as amended ("Securities
Act").

         Future Issuance of Stock by Financial Intranet. Our Certificate of
Incorporation authorizes us to issue 50,000,000 shares of Common Stock, of which 21,233,496 have been issued. The remaining unissued or unreserved shares of Common Stock, may be issued without any action or approval by our minority shareholders. We have no present plans, agreements or undertakings involving the issuance of such shares, except as disclosed in this document. Any such issuances could be used as a method of discouraging, delaying or preventing a change in our control or could dilute our public ownership. There can be no assurance that we will not undertake to issue such shares if we deem appropriate to do so.

         Developing Market; Unproven Acceptance of Financial Intranet's Online
Services. The market for our intranet services has only recently begun to develop, is rapidly evolving and is characterized by an increasing number of market entrants. As is typical of a new and rapidly evolving industry, demand and market acceptance for recently introduced services is subject to a high level of uncertainty and risk. Because the market for our services is new and evolving, it is difficult to predict the future growth rate, if any, and size of this market. There can be no assurance either that the market for our services will continue to develop or become sustainable. If use of our services fails to continue to grow, our ability to establish other online services would be materially and adversely affected. In addition, our business strategy includes extending our services model to additional vertical markets. However, there can be no assurance that we will be successful in our efforts.

         Dependence on Computer Infrastructure. Substantially all of our communications hardware and certain

                                       10





of our computer hardware operations are located at our offices in Ardsley, New
York. There can be no assurance that a system failure at our present location would not adversely affect the performance of our services. Our system is vulnerable to damage from fire, flood, earthquakes, power loss, telecommunications failures, break-ins and similar events. We believe that a total system failure would not result in interruption of our business for more than two weeks. We have a disaster recovery plan and carry business interruption insurance. While we do not have any secondary "Off-Site" systems, we intend to establish such a system with the proceeds of this offering. See "Use of Proceeds."

         Online Security Risks. We are potentially vulnerable to attempts by unauthorized computer users ("hackers") to penetrate our network security. If successful, such individuals could misappropriate proprietary information or cause interruptions in our services. We may be required to expend significant capital and resources to protect against the threat of such security breaches or to alleviate problems caused by such breaches. In addition to security breaches, inadvertent transmission of computer viruses could expose us to risk of loss or litigation and possible liability.

         Year 2000 Risk. Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. As a result, software that records only the last two digits of the calendar year may not be able to distinguish whether "00" means 1900 or 2000. This may result in software failures or the creation of erroneous results. We believe that our products and internal systems are currently year 2000 compliant. We have confirmed our year 2000 compliance by obtaining representations by third party vendors of their products' year 2000 compliance, as well as specific testing of our products. The failure of products or systems maintained by third parties or our products and systems to be year 2000 compliant could cause us to incur significant expenses to remedy any problems, or seriously damage our business.
We have not incurred significant costs to date complying with year 2000 requirements, and we do not believe that we will incur significant costs for such purposes in the foreseeable future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Risk." To the extent the systems of our suppliers and advertising customers are not fully
Year 2000 compliant, we cannot assure you that potential system interruptions or the cost necessary to update software will not have a material adverse affect on our business, results of operation or financial condition.

         Government Regulation and Legal Uncertainties. We and the companies who provide the telephone services we resell are subject to regulation at the federal level by the Federal Communications Commission and at state levels by public service, public utility or state corporation commissions (referred to as "PUCs").

         Financial Intranet has filed tariffs with the FCC. Tariffs contain the terms, conditions and rates for each telecommunications service offered or provided by Financial Intranet. Tariffs are not approved by the FCC, but may be reviewed by the FCC on its own motion or pursuant to complaint by a customer, a non-customer member of the public or a competing communications company.

         Financial Intranet is classified as a "non-dominant" carrier
(telecommunications service provider). All non-dominant carriers' rates are presumed to be reasonable and non-discriminatory and any new or revised rate may be filed on only one day's prior notice. The FCC does not review specific tariff filings unless a protest is filed, or some issue of lawfulness is brought to its attention in some other manner. Should issues be raised against any tariff filing, the FCC may find that the tariff or tariff provision complained of is "patently unlawful," that is, contrary on its face to some law, rule, regulation, policy or pre-existing decision of the courts of FCC. Such a finding could have a material adverse impact on Financial Intranet.

         While we do not operate in foreign countries at this time, we may desire to do so in the future. At such time we will become subject to regulation in those countries as well. We will need to comply with the applicable laws and obtain the approval of the regulatory authority of each country in which we provide or propose to provide telecommunications services. The laws and regulatory requirements vary from country to country. Some countries have substantially deregulated various communications services, while other countries have maintained strict regulatory regimes. The application procedure can be time-consuming and costly, and terms of licenses vary for different countries.
There can be no assurance that we will be able to operate in desired foreign markets.

                                       11





         Since few laws or regulations are directly applicable to access or commerce on the internet, our business on our web site is not subject to direct government regulation, other than regulations applicable to businesses generally. However, a number of legislative and regulatory proposals are under consideration by federal, state, local and foreign governmental organizations and, as a result, a number of laws or regulations may be adopted with respect to internet user privacy, taxation, infringement, pricing, quality of products and services and intellectual property ownership. It is also uncertain as to how existing laws will be applied to the internet in areas such as property ownership, copyright, trademark, trade secret, federal securities regulations, state "blue sky" laws and defamation. It cannot be predicted how the adaptation of existing laws and adoption of new laws will affect the use of the internet in general or our use in particular, other than that the costs to use the internet are likely to increase due to the likelihood that governments at all levels will impose assessments, various taxes and regulatory requirements, none of which are anticipated to be materially adverse to our future operations.

         Our customers are subject to various federal and state laws regarding the sale of securities. Broker/dealers are subject to regulations of the National Association of Securities Dealers regarding continuing education.
Changes in these laws or regulations could adversely affect our ability to attract subscribers or advertising. Moreover, while our web site states that we are not responsible for the information presented by third parties, there is a possibility that we could be held liable if the information was inaccurate.

         Liability for Internet Content. Because content from our Web site is distributed to others, we may be subjected to claims of negligence, copyright, patent or trademark infringement, defamation, indecency and other claims. Such claims have been brought, sometimes successfully, against internet content distributors. In addition, we could be subjected to claims based upon the content that is accessible from our Web site through links to other Web sites.
Although we maintain general liability insurance in the amount of $2,000,000, and are applying for errors and omission insurance, our insurance may not cover potential claims of this type or may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on our business, financial condition and results of operations.

         Forward-Looking Information May Prove Inaccurate. When used within this document, the words "may," "will," "expect," "anticipate," "continue,"
"estimate," "project," "intend" and similar expressions are intended to identify forward-looking statements within the meaning of Section 27A of the Act and
Section 21E of the Exchange Act regarding events, conditions and financial trends that may affect our future plans of operations, business strategy, operating results and financial position. You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties and that actual results may differ materially from those included within the forward-looking statements as a result of various factors. The accuracy of such forward-looking statements are subject to certain risks, uncertainties and assumptions, including those identified above.

                                       12





                                 USE OF PROCEEDS


         The net proceeds which Financial Intranet will receive from the sale of its shares of Common Stock offered hereby, after deducting offering expenses payable by Financial Intranet of approximately $180,000, will be $5,820,000.
Financial Intranet intends to use the net proceeds of the offering as follows:


Application of Proceeds                                                Approximate
-----------------------                                                dollar amount         Percentage
                                                                       -------------         ----------
Research and development (1)                                            $   500,000              8.6%
Marketing and sales (2)                                                   1,600,000             27.4%
Deposits with telecom carriers (3)                                          150,000              2.6%
Expand network architecture (4)                                             700,000             12.0%
Capital expenditures for equipment                                          900,000             15.5%
Disaster recovery programs and expansion into other
     geographic markets                                                     750,000             12.9%
Working capital                                                           1,220,000             21.0%
                                                                         ----------            -------

                                                                         $5,820,000            100.0%
                                                                         ==========            ======


(1)  Includes additional product development and software development tools.

(2) Includes expenditures for advertising, brand marketing, trade shows, product catalogs, public relations and the hiring of additional sales and marketing personnel.

(3) Deposits are required by telcom carriers who provide the communications services resold by Financial Intranet.

(4)  To expand switching and installation of cabling to customers.


         The allocation of net proceeds of the Offering set forth above represents Financial Intranet's best estimate based upon its present plans. If any of these plans change, Financial Intranet may find it necessary or advisable to reallocate some of the proceeds with the above-described categories or to other purposes. Accordingly, Financial Intranet will have broad discretion as to the application of a significant portion of the net proceeds.

         In the event that one or more selected broker\dealers participate in the Offering by Financial Intranet, selling commissions of up to $600,000 and non-accountable expense allowances of up to $180,000 may be deducted from the above proceeds and a reallocation would occur.

         While there can be no assurance given, Financial Intranet believes that the net proceeds from its Offering and revenues generated by Financial
Intranet's planned operations will be adequate to satisfy Financial Intranet's working capital needs for the next 24 months. However, Financial Intranet may require additional financing in the future in order to expand its business.
Financial Intranet anticipates obtaining $1,100,000 in additional financing over the next 10 months as agreed upon by the investor in a private placement of convertible promissory notes and warrants in February 1999. Financial Intranet is not able at this time to predict the amount or potential source of other additional funds and has no current other commitments to obtain such funds.
There can be no assurance that additional financing on acceptable terms will be available to Financial Intranet when needed, if at all. "Business" and "Management's Discussion and Analysis of Financial Condition and Results of
Operations."

                                       13





                                 CAPITALIZATION


         The following table sets forth as of December 31, 1998 Financial
Intranet's capitalization on a proforma basis and as adjusted to give effect to this Offering to reflect the sale of 3,000,000 shares of Common Stock and its net proceeds, assuming an offering price of $2.00 per share of Common Stock. The information below should be read in conjunction with the Financial Statements and related notes thereto contained in this Prospectus, which should be read in their entirety. See "Use of Proceeds."



                                                                        December 31, 1998
                                                                        -----------------
                                                                    Actual    As Adjusted (1) (2)
                                                                 (Unaudited)
                                                                    ------    -------------------
Total short-term debt including current maturities
  of long-term debt ........................................    $     -0-      $      -0-

Total long-term debt, less current maturities ..............        500,000           -0-

Stockholders's equity: ........................                      40,937      10,634,337

Common Stock, $.001 par value; 50,000,000 shares authorized;
  20,561,048 shares outstanding (actual); 33,562,375 shares
  outstanding (as adjusted) ................................         20,561          33,562

Paid in capital ............................................      4,102,386      14,682,784

Deferred Compensation Cost .................................     (1,062,878)     (1,062,878)

Accumulated deficit during the development stage ...........     (3,019,132)     (3,019,132)

Total stockholder's equity  ....................               $     40,937    $ 10,634,337


----------------------------------------------------------


(1) Gives effect to the anticipated net proceeds of $5,820,000 from this Offering and $2,482,000 from the exercise of the Selling Securityholders' warrants and the conversion of the convertible promissory notes in the aggregate principal amount of $2,200,000.

(2) Includes: (a) 5,258,333 shares of Common Stock issuable upon exercise of the warrants issued to Selling Securityholders; (b) 4,650,000 shares of Common Stock issuable upon conversion of the convertible promissory notes issued to the Selling Securityholders (assuming conversion prices of $.40, $.50 and $.60 per share for convertible promissory notes in the principal amounts of $1,100,000, $200,000 and $900,000, respectively) and (c)55,000 shares of Common Stock issued to the Selling Securityholders; and (d) 37,994 shares of Common Stock which may be issued to the Selling Securityholders. Does not include: (a) 858,442 shares of Common Stock issuable upon exercise of outstanding stock options and warrants at exercise prices from $.18 to $1.20 per share ; (b) 7,222,109 shares of Common Stock issuable upon exercise of options at an exercise price of $.19 per share; (c) 5,266,988 shares of Common Stock issuable upon exercise of additional stock options that Financial Intranet has agreed to issue if the shares to the Selling Securityholders are issued and the other outstanding options and warrants for 858,442 shares are exercised, which additional options will be exerciseable at the market price per share of Common Stock on date of issuance; or (d) shares that may be issuable pursuant to anti-dilution provisions and market price protection provisions of certain securities. See "Description of Securities," "Certain Transactions," "Management" and "Plan of Distribution."

                                    DILUTION


         Purchasers of the shares of Common Stock offered hereby will experience an immediate and substantial dilution in the net tangible book value per share of their investment. As of December 31, 1998, Financial Intranet had an aggregate of 20,561,048 shares of Common Stock outstanding and a net tangible book value of $(172,278) or $(.01) per share of Common Stock ( 23,561,048 shares, net tangible book value of $5,647,722 or $.24 per share on a proforma basis. See December 31, 1998 financial statements. "Net Tangible Book Value Per Share" represents the total amount of Financial Intranet's tangible assets, less the total amount of its liabilities, divided by the total number of shares of Common Stock outstanding.

         After giving effect to the sale of 3,000,000 shares of Common Stock by Financial Intranet at the offering price of $2.00 per share of Common Stock, the proforma net tangible book value of Financial Intranet would be $.24 per share of Common Stock. This amount represents an immediate dilution (the difference between the attributed price per share of Common Stock to purchasers in Financial Intranet's offering and the proforma net tangible book value per share of Common Stock as of December 31, 1998) of approximately $1.76 per share of Common Stock to new investors and an immediate increase (the difference between the proforma net tangible book value per share of Common Stock as of December 31, 1998 and the proforma net tangible book value per share of Common Stock as of December 31, 1998 after giving effect to the issuance of 10,001,327 shares of Common Stock) of $.31 per share of Common Stock to Financial Intranet's stockholders. Such increase to Financial Intranet's current stockholders is solely attributable to the cash price paid by purchasers of the Common Stock offered for sale by Financial Intranet.


The following table illustrates the per share dilution as of December 31, 1998 (1):

Public offering price per share                                           $2.00

Net proforma tangible book value per share before giving
effect to Financial Intranet's offering                                   $(.01)

Increase per share attributable to the net proceeds of the
sale of 3,000,000 shares of Common Stock offered by
Financial Intranet                                                         $.24

Proforma net tangible book value per share as of December 31,
1998 reflecting Financial Intranet's Offering                              $.31


Dilution per share to purchasers in Financial Intranet's offering         $1.69


(1) Includes: (a) 5,258,333 shares of Common Stock issuable upon exercise of the warrants issued to Selling Securityholders; (b) 4,650,000 shares of Common Stock issuable upon conversion of the convertible promissory notes issued to the Selling Securityholders (assuming conversion prices of $.40, $.50 and $.60 per share for convertible promissory notes in the principal amounts of $1,100,000, $200,000 and $900,000, respectively); (c) 55,000 shares of Common Stock issued to the Selling Securityholders; and (d) 37,994 shares of Common Stock which may be issued to the Selling Securityholders. Does not include: (a) 858,442 shares of Common Stock issuable upon exercise of outstanding stock options and warrants at exercise prices from $.18 to $1.20 per share ; (b) 7,222,109 shares of Common Stock issuable upon exercise of options at an exercise price of $.19 per share; (c) 5,266,988 shares of Common Stock issuable upon exercise of additional stock options that Financial Intranet has agreed to issue if the shares to the Selling Securityholders are issued and the other outstanding options and warrants for 858,442 shares are exercised, which additional options will be exerciseable at the market price per share of Common Stock on date of issuance; or (d) shares that may be issuable pursuant to anti-dilution provisions and market price protection provisions of certain securities. See "Description of Securities," "Certain Transactions," "Management" and "Plan of Distribution."

     The following table sets forth, as of December 31, 1998, a comparison of the number of shares of Common Stock acquired by current stockholders, the total consideration paid for such shares of Common Stock and the average price per share paid by current stockholders of Common Stock and to be paid by the prospective purchasers of the shares of Common Stock offered for sale by Financial Intranet (based upon the anticipated public offering price of

$2.00 per share of Common Stock, before deducting estimated offering expenses).



                                   Common Stock Acquired               Total Consideration
                                   ---------------------               -------------------
                                Number             Percent           Amount           Percent           Average Price Per Share
                                ------             -------           ------           -------           -----------------------
         Current Stockholders:  20,561,048          87.3%             $4,122,947      40.7%                        $ .201
                New Investors:   3,000,000          12.7%              6,000,000      59.3%                         2.00
                                ----------         ------            ------------     ------                        -----
                        Total:  23,561,048         100%              $10,122,947      100%                          $.430



                                 DIVIDEND POLICY

         Financial Intranet has not paid and does not anticipate paying any dividends on its Common Stock in the foreseeable future. Financial Intranet currently intends to retain all working capital and earnings, if any, for use in Financial Intranet's business operations and in the expansion of its business. The payment of any dividends on the Common Stock will be at the discretion of Financial Intranet's Board of Directors and will be dependent upon Financial Intranet's results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant by the Board of Directors. See "Description of Securities-Common Stock."

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS


         The following discussion and analysis of the financial condition and results of operations of Financial Intranet should be read in conjunction with Financial Intranet's financial statements and notes thereto and the other financing information included elsewhere in this prospectus. In addition to historical information, this Management's Discussion and Analysis of Financial Condition and Results of Operations and other parts of this prospectus contain forward-looking information as a result of certain factors, including but not limited to, those set forth under "Risk Factors" and elsewhere in this prospectus.

Overview

         Financial Intranet was incorporated in 1993 as Alexis and Co. under the laws of the State of Nevada. Its name was subsequently changed to Wee Wees Inc. and thereafter, on December 17, 1996 to Financial Intranet, Inc. Prior to December 1996, Financial Intranet had not conducted any business.

         Financial Intranet believes that its success depends largely on building superior technology and quality into its products and services and offering communications services at competitive prices. Accordingly, Financial Intranet expects to spend heavily on marketing, expansion of its network architecture and additional equipment. In light of Financial Intranet's limited operating history and significant start-up costs and changes in its technology and services, Financial Intranet believes that period-to-period comparisons of its operating results are not necessarily meaningful and should not be relied upon as indicative of its future performance. See "Use of Proceeds."

Results of Operations: Year Ended December 31, 1998 Compared with Year Ended December 31, 1997

         Revenue.

         Financial Intranet's principal source of revenue consists of income from the resale of telephone and data communication. Revenue for the year ended December 31, 1998 were $ 91,281 as compared with no revenue in the prior year. Financial Intranet is a development stage company, and in 1997 had not commenced operations. Management expects to derive growth in revenues primarily through increased volume of communications usage sold.

         Cost of Revenue.

         Financial Intranet's cost of revenue consists primarily of telephone communications lines, and the internet access and hosting expenses required to support and deliver Financial Intranet's communications services which generate revenues. Cost of revenues for the year ended December 31, 1998 was $146,533 compared with no costs in the prior year. Management expects cost of revenues to increase in direct relationship to the future revenues anticipated from increases in usage volume.

         Sales and Marketing Expenses.

         Sales and marketing expenses consist primarily of outside commissions of Financial Intranet's sales force, as well as promotional, advertising and public relations costs. Sales and marketing expenses decreased 10% from $55,794 to $50,246. Lower advertising and promotion costs were partially offset by commission expenses paid to Financial Intranet's sales force which did not exist in 1997. Management expects sales and marketing expenses to increase due to the growth of its sales force as well as the increased advertising and promotional activities.

         General and Administrative Expenses

         General and administrative expenses consist primarily of employee compensation and related expenses (including payroll taxes and benefits) for executive, administrative and operations personnel, as well as licensing, legal and other professional fees, travel and entertainment, facility and office-related costs (such as rent, insurance, telephone). These costs increased 39% from $748,214 to $1,037,615, principally due to increased payroll and office costs, as well as higher legal fees and a $41,200 reserve for the potential uncollectibility of a long-term note receivable. Management expects general and administrative expenses to increase in future periods to support the growth of the business.

         Other Financing-related Expenses

         Other financing-related expenses charged to operations consists of certain non-cash costs of the issuance of common stock, warrants and stock options. These expenses increased from $13,272 in 1997 to $897,808 in 1998.

         Depreciation and Amortization

         Depreciation and amortization consists primarily of depreciation of computer equipment and amortization of software development costs. These activities were effectively placed in service in 1998, and therefore there were no depreciation and amortization costs in 1997. The 1998 expenses were $124,145, which represents a half year of depreciation and amortization.

         Other Income and Expense

         Other income consists principally of interest from loans and notes receivable, as well as dividends from short-term investments. Interest and other income increased 67% from $ 2,475 for the year ended December 31, 1997 to $4,140 for the year ended December 31,1998. Interest expense consists of interest accrued on loans and notes payable to officers. Interest expense more than doubled from $2,675 for the year ended December 31, 1997 to $6,278 for the year ended December 31, 1998.

         Income Taxes

         No provision for federal and state income taxes has been recorded as Financial Intranet incurred net operating losses in both 1997 and 1998. As of December 31, 1997, Financial Intranet had approximately $634,000 of net operating loss carryforwards for federal income tax purposes which, coupled with a 1998 NOL not yet determined, will be available to offset future taxable income. Given Financial Intranet's limited operating history, losses incurred to date and the difficulty in accurately forecasting Financial Intranet's future results, management does not believe that the realization of the potential future benefits of these carryforwards meets the criteria for recognition of a deferred tax asset required by generally accepted accounting principles and, accordingly, a full 100% valuation allowance has been provided.

Year Ended December 31, 1997 Compared with Year Ended December 31, 1996

         Financial Intranet began as a development stage company in December, 1996 and, therefore, had expenses of only $9,760 in 1996, consisting entirely of consulting costs for which stock was issued in lieu of payment. For the year ended December 31, 1997, while still in a development stage, Financial Intranet had selling, general and administrative costs of $817,280, which were discussed in the above analysis. In addition, there was $2,625 in interest costs for the year ended December 31, 1997 and none for the prior year.

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



Liquidity and Capital Resources

         The Company had a balance of $149,225 in cash and cash equivalents at December 31, 1998.

         Financial Intranet had negative working capital of $(586,062) at December 31, 1998. Net cash used in operating activities was $511,539 for the year ended December 31, 1998. Cash used in operating activities was primarily attributable to a net loss of $2,167,204 partially offset by non-cash items such as depreciation and amortization of $124,145, stock compensation costs of $1,011,634, as well as positive changes in working capital. Net cash used in operating activities for the year ended December 31, 1997 was $533,042 which was principally due to the net loss of $817,430, partially offset by stock compensation expense of $172,562 and positive changes in working capital.

         Net cash used in investing activities of $801,590 for the year ended December 31, 1998 was primarily attributable to capital expenditures of $802,217, capitalized software development costs of $19,783 partially offset by a $20,410 loan repayment from an officer. Net cash used in investing activities of $365,597 for the year ended December 31, 1997 was due to $235,712 in capital equipment acquired, $68,275 in software development costs, $20,410 in loans advanced to an officer and notes receivable advances of $41,200.

         Net cash provided by financing activities for the year ended December 31, 1998 was $1,460,425 and consisted of proceeds from the issuance of common stock and convertible promissory notes, less related financing costs and a $47,250 repayment of a vendor loan. Net cash provided by financing activities for the year ended December 31, 1997 was $900,466, and consisted of proceeds from the issuance of common stock, less related financing fees, and proceeds from a vendor loan, which was repaid during 1998.

         Financial Intranet currently believes that the cash proceeds from the Offering, together with existing private placement arrangements, will be sufficient to meet anticipated cash requirements until such time as Financial Intranet generates positive cash flow from operations. However, unless Financial Intranet generates significant revenue or obtains financing through this offering or another means in the near future, Financial Intranet's operations in the development stage raise substantial doubt about its ability to continue as a going concern. There can be no assurance that additional capital beyond the amounts currently forecasted by Financial Intranet will not be required, nor that any such required additional capital will be available on reasonable terms, if at all, at such time as required by Financial Intranet. See "Risk Factors."

         Financial Intranet has satisfied its cash requirements primarily through private placements of warrants and convertible debentures, convertible into shares of Financial Intranet's common stock, as well as the issuance of common stock in lieu of payment for services. Also, officers of Financial Intranet have loaned Financial Intranet funds as needed to provide working capital.

         On May 20, 1998, Financial Intranet issued a 6% Convertible Debenture in the principal amount of $500,000. The entire principal amount of the debenture and all accrued interest thereon was converted into an aggregate of 1,070,800 shares of the Common Stock.

         On June 5, 1998, Financial Intranet issued a 12% Convertible Promissory
Note in the principal amount of $500,000. The entire principal amount of this promissory note was converted into 1,237,666 shares of Common Stock.

         On December 31, 1998, Financial Intranet issued a 7% Convertible Promissory Note in the principal amount of $500,000 with a maturity date of December 31, 2001. In conjunction with the issuance of the Note, Financial Intranet issued warrants to purchase 1,250,000 shares of Financial Intranet's Common Stock for $0.60 per share. The shares issuable upon conversion of the promissory note and exercise of the warrant are being registered pursuant the Registration Statement of which this prospectus is a part but there can be no assurance that the warrants will be exercised or the note converted. See "Selling Securityholders" and "Description of Securities."

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



         On February 8, 1999, Financial Intranet issued a 7% Convertible Promissory Note in the principal amount of $600,000. The principal amount of $240,000 is payable on demand commencing March 10, 1999 and the balance of $360,000 is payable on demand commencing May 9, 1999. Financial Intranet also issued warrants to purchase 1,500,000 shares of Common Stock for $0.40 per share. The investor granted Financial Intranet the right to demand that the investor purchase, for $1,100,000, additional convertible promissory notes and warrants to purchase 1,833,333 shares of Common Stock, which amount can be demanded over 10 months from the date of this prospectus. The promissory notes will bear interest at the rate of seven per cent per annum. Financial Intranet anticipates using the proceeds of the additional promissory notes for working capital. The shares issuable upon conversion of the promissory note and exercise of the warrant are being registered pursuant the Registration Statement of which this prospectus is a part but there can be no assurance that the warrants will be exercised or the note converted. See "Selling Securityholders" and "Description of Securities."

         From time to time, officers of Financial Intranet have loaned Financial Intranet funds as needed to provide working capital. As of the date of this Prospectus, Financial Intranet has outstanding notes in favor of Ben B. Stein, a shareholder, consultant and former officer and director, in a principal amount of $60,889. The notes are payable on demand and $55,000 bears interest at 8% per annum. Additionally, Financial Intranet has an outstanding note in favor of Michael Sheppard in the amount of $36,115 due on demand. The promissory note has an interest rate of 8% per annum.

Year 2000 Compliance

         Financial Intranet has undertaken a comprehensive review of its computer-based systems and applications to identify modifications necessitated by the century change in the year 2000, and will be implementing a plan to make such modifications. Financial Intranet intends to have all critical systems compliant with the century change prior to December 31, 1999. Financial Intranet is in the process of updating all accounting and computer programs and does not expect the costs of compliance to be material relative to its financial condition. Financial Intranet is making inquiries with its suppliers in regards to year 2000 compliance issues, and expects to receive assurance that these suppliers will be year 2000 compliant. However, the business of Financial Intranet could be adversely affected should Financial Intranet or other entities with whom Financial Intranet does business be unsuccessful in completing critical modifications in a timely manner.

                                    BUSINESS

Introduction

         Financial Intranet, Inc. ("Financial Intranet") is an emerging New York based media and communications company which delivers services to the investment community. Financial Intranet's initial objectives are to obtain a share of the telephony resale market by offering a number of value-added services to broker/dealers and financial advisors and to provide mutual funds and other investment managers with a cost-efficient method for distributing information about their products.

         To accomplish these goals, Financial Intranet and its technology partners have developed a secure intranet capable of delivering high quality narrow-band video-on-demand. Broker/dealers and financial advisors who are customers of Financial Intranet can use the same communications lines for the transmission of voice, video and text data. Financial Intranet expects that mutual funds will use its intranet to educate broker/dealers about their products using video, text and graphics and to distribute its documentation at lower cost than of the printing and distribution of the same materials. Financial Intranet also intends to offer its network to deliver continuing education course material to broker/dealers. Financial Intranet also has a web site, www.fntn.com, which offers financial information to individuals. At the same time, these individuals provide information which Financial Intranet collects and analyzes which can be used by broker/dealers who purchase communications services from Financial Intranet. Revenues will be generated both by the resale of telecommunications services bundled with value-added services to subscribing broker/dealers and from fees from mutual funds for the use of Financial Intranet's network and access to its subscribers.

         The technology underlying Financial Intranet's high-speed intranet, video-on-demand service and data mining capability was developed by Financial Intranet in association with several members of the Siemens group of companies. Financial Intranet has signed agreements creating a strategic alliance with a number of Siemens companies. See "Technology and Business Partners."

         History of Financial Intranet

         Financial Intranet was incorporated in 1993 as Alexis and Co. under the laws of the State of Nevada. Its name was subsequently changed to Wee Wees Inc. and thereafter, on December 17, 1996 to Financial Intranet, Inc. upon the purchase of a controlling interest by Ben B. Stein. Prior to that date, Financial Intranet had not conducted any business.

         In 1997, Financial Intranet received its certificate from the Federal Communication Commission to provide international telecommunications services originating in the United States, subject to the filing of an effective tariff. Upon the effective date of the tariff in 1997, Financial Intranet became authorized to provide domestic interstate telecommunications services in accordance with its tariffs. Financial Intranet is also authorized to offer intrastate telephone services in New York, Texas, California, Florida, New Jersey and Colorado (although it only offers intrastate long distance service at this time). In June 1997, Financial Intranet entered into an agreement with MCI/WorldCom which allows Financial Intranet to resell communications services to end users. See "Suppliers." Financial Intranet entered into its first contracts with Siemens in July 1997 to provide hardware and develop technology for its intranet. In October 1997, Financial Intranet began providing communications services to broker/dealers. Financial Intranet derived its 1998 revenues from the resale of communications services to approximately twenty broker/dealers.

         Financial Intranet launched its web site, www.fntn.com, in July 1998. At the end of 1998, Financial Intranet began delivering video-on-demand on its web site, and in January 1999, added a chat room. Hits on the Financial Intranet web site increased from approximately 13,000 to 85,000 per day after the chat room's introduction. Financial Intranet has begun to use its data mining software to take the information gathered there and generate live customer leads for broker/dealers and has begun offering mutual funds the opportunity to deliver product information over Financial Intranet's network (although at this point it is not charging for this service). Financial Intranet has also started to offer live interactive video teleconferencing.

Markets

         Financial Intranet has identified three different groups in the investment industry as targets for its services. Each of these groups will use a variety of the services Financial Intranet provides, although the importance of the different services will vary from group to group.

         Mutual Funds and Other Providers of Investment Products

         According to Research Magazine Online, as of July 1996, between 7,000 and 8,000 mutual funds (measured by share class) were being offered to investors. In order to attract broker/dealers to market its products, a fund must provide them with sales information, including a current prospectus. The broker/dealer and its registered representatives must review the prospectus and the fund's rate of return history and sign a selling agreement with the fund before they can solicit or offer the product to the public. Moreover, most funds desire to provide the information in a compelling manner to attract the interest of broker/dealers and their registered representatives and distinguish the fund from its competitors.

         Historically, information has been provided to broker/dealers and their registered representatives by mass mailings of printed material, such as prospectuses, sales aids and charts. Funds also utilize wholesalers to introduce the mutual funds to broker/dealers. Reaching a large group of broker/dealers and their registered representatives and distributing documentation is expensive and can be a particular burden for smaller funds without large marketing budgets. In focus group sessions conducted by Financial Intranet, fund managers have identified the need for a more effective and economic way to educate and inform a wider range of broker/dealers about each product offered in order to increase the percentage of closed sales to prospective investors.

         Financial Intranet offers an alternative to the traditional methods of mailings and wholesalers used by mutual funds to disseminate information. Using Financial Intranet's high speed secure intranet, a fund can distribute plain text, graphics, digitally stored documents (such as prospectuses), and video content to all of Financial Intranet's broker/dealer subscribers.

         Financial Intranet's services also appeal to broker/dealers and their registered representatives who will have immediate access to fund information without having to leave their trading screen. A broker can listen to audio or view a video or digitally stored document in a window while still being able to follow real-time trading information. The advantage to the broker is more information available at his convenience in his office and more product to sell in a user-friendly format.

         Mutual funds have begun to take advantage of Financial Intranet's network to advertise their products. Financial Intranet expects that as more broker/dealers purchase its communication services and participate on its intranet, mutual funds and other investment managers will be willing to pay Financial Intranet to allow efficient distribution of information about their product. In the long term, Financial Intranet's plans to expand beyond the United States and to increase the number of subscribers through penetration of world-wide financial markets.

         More specifically, Financial Intranet offers the following services to mutual funds, insurance companies, commodity trading advisors, commodity pool operators, banks and other investment product creators:

          o Funds and investment managers can use Financial Intranet's network to deliver real-time interactive training and support. This service will be delivered through point to multi-point live video teleconferencing which will allow the funds to answer questions about the features of their products.

          o Funds and investment managers can also use Financial Intranet's network to deliver pre-recorded information and educational video content. This service will be delivered using Financial Intranet's point to point video-on-demand capability.

          o Financial Intranet's network can also be used as an efficient method for distributing material whether it be simple text, graphics or digitally stored documents which can be viewed on screen or printed by the recipient as necessary. Financial Intranet handles the digitalization of the fund's documents and can transmit them over the network.


         Funds managers and other investment managers will determine the material to be distributed and the manner of its presentation. They are able to schedule live video conferences and distance learning sessions. Financial Intranet may offer them pages on its web site.

         Broker/Dealers and Financial Advisors

         Telecommunications represent one of the largest recurring expenses to the broker/dealers and financial advisors. Financial Intranet will continue to provide discount, long-distance telephony to broker/dealers and financial advisors, and it plans to enter the local resale market. Financial Intranet's reseller agreements with MCI WorldCom Inc. and Frontier Corp. allow it to utilize those companies' communication infrastructures while incurring little up-front installation and maintenance costs. Financial Intranet will also offer its customers "managed bandwidth." For Financial Intranet, the term, "managed bandwidth" means the ability to utilize any given channel in its network for the transmission of voice, video, text and digitally stored documents as and when needed.

         In addition to the technical enhancements to its basic communication services, Financial Intranet provides broker/dealers and financial advisors business-related value-added services. One such service is the generation of live consumer leads. Financial Intranet has developed a web site accessible to individuals (see "Individual Investors"). Those individuals are given the opportunity to "register" by completing a questionnaire and consenting to specified limited use of the information. In exchange for registration, the individual receives a reward and access to additional features on the web site such as "chat rooms", multimedia information and education on participating mutual funds. Financial Intranet will also keep track of the products in which each visitor to its web site shows an interest. The information gathered from each investor is analyzed using Financial Intranet's data mining technology (See "Data Mining Technology"), and the name and profile of a consenting individual is given to one broker/dealer or financial advisor operating in that person's geographical area or area of expertise. The benefit to the broker/dealer or financial advisor is not only the possible sale of one product, but the opportunity to develop a relationship with the individual.

         In its research on this matter, Financial Intranet has reviewed the first 500 questionnaires completed at its web site. Of the individuals responding:

          o 95% claim to do a substantial amount of research regarding investment opportunities

          o    92% have a brokerage account

          o    Approximately half execute trades through their broker.

          o 87% trade at least once a month, the majority trading either weekly or monthly

          o    67% earn over $50,000 per year; 20% earn over $100,000 per year

          o 90% reside in the United States; 8% reside in Europe; 2% reside elsewhere


Financial Intranet believes that these individuals are potential customers of Financial Intranet's subscribing broker/dealers and financial advisors. Financial Intranet can also assist broker/dealers in closing the sale to a potential investor by using the network to provide the various sales application forms on-line to the registered representatives.

         Another service offered by Financial Intranet to broker/dealers and financial advisors is training on mutual funds and other investment products using video-on-demand, plain text and digitally-stored documents which can be viewed or read at the recipient's location. The information can be updated as needed by the provider of the product. Training is also available through point to multi-point (e.g. mutual fund to broker/dealers) through live interactive video teleconferencing. This live interchange allows broker/dealers to ask questions about the fund or other product.

         Brokerage firms can utilize Financial Intranet's network to help them fulfill their continuing education requirement for the National Association of Securities Dealers ("NASD"). Financial Intranet intends to offer broker/dealers the ability to obtain education and training materials for examinations administered by the NASD through the presentation of courses via video-on-demand at the broker/dealer's trading terminal or personal computer.

         Broker/dealers and financial advisors are offered two levels of access, informational access and interactive access. The information interface provides video-on-demand and news, and, for an additional charge, quotes and market indicators through Financial Intranet's co-marketing agreement with S&P Comstock. Interactive access allows broker/dealers and financial advisors to schedule video conferences and long distance learning sessions. Financial Intranet will also offer links to broker/dealer web sites.

         Individual Investors

         Individual investors have access to Financial Intranet's web site. The web site offers delayed quotes, advanced, customizable charting, portfolio management and a searchable mutual fund database. Registered users will be able to participate in Financial Intranet's "chat rooms" and utilize Financial Intranet's message center. Since the chat rooms were launched in January 1999, the number of "hits" per day on Financial Intranet's web site has increased from approximately 13,000 to 85,000. Registered users will also be able to hear and view certain portions of Financial Intranet's video-on-demand library of information. Each registrant is asked whether his or her name may be given to a broker/dealer or financial advisor. The registrant acknowledges that the material presented at the web site is derived from outside sources and Financial Intranet is not responsible for its content.

         Individual investors do not pay to access or register at Financial Intranet's web site. Financial Intranet is offering some fee based services and products (such as books and newsletters) and investors may become an ancillary source of revenue.

         Expansion

         To date, Financial Intranet has concentrated its attention on the investment industry. Financial Intranet believes this industry is the most likely to benefit from its information and communications services and that the investment industry presents the most immediate opportunity for revenue. Financial Intranet hopes that as it becomes established as a provider of financial services information, it will be able to capture a larger portion of the long distance resale business.

          In addition Financial Intranet hopes to expand its intranet services to other industries and associations. There are many other markets (e.g. legal, real estate, insurance, travel and entertainment) which Financial Intranet believes can benefit from its telecommunications products and from participating in an industry-centered intranet.

          Financial Intranet intends to expand from the Eastern United States throughout the United States and possibly Europe and the Pacific Rim. Overseas expansion may entail adding data centers to service those markets and provide Financial Intranet with a redundant data source.

Products and Services

         Resale of Long Distance and Local Communication Services

         According to the Telecommunications Resellers Association, resellers are among the fastest growing segment of the telecommunications industry, having grown at a rate of 16% between 1994-96 as compared to a 6% rate for the overall long distance industry. According to the Telecommunications Resellers Association, while resellers have historically engaged in the resale of long distance communications only, they are now adding other services such as local resale, pagers, travel cards and PCS phones/cellular phones. Financial Intranet believes that its value-added services provide an advantage over other resellers.

         A key element of Financial Intranet's services to the investment community is the resale of discount, long distance telephony and other communication services to broker/dealers and financial advisors. Voice, video-on-demand services, text, and digitally-stored documents share the same network connection to each customer's office. Financial Intranet has reseller agreements with MCI WorldCom Inc. and Frontier Corp. The agreement with MCI/WorldCom expires in March 2001 and may be extended on a month-to-month basis thereafter. Financial Intranet can also enter into such agreements with other carriers who may be more competitive in specific geographical areas or with respect to specific services. Resale of communication services has been the principal source of Financial Intranet's revenue to date and is expected to be one of the major revenue producing products for Financial Intranet during the initial years of operation.

         Financial Intranet is permitted to provide interstate and international long distance service. In order to provide intrastate toll telecommunications services and in anticipation of entering the local resale business, Financial Intranet tariffed in New York, Florida, Texas and California. It is registered in New Jersey and Colorado (no tariffs being required) and has tariffs pending in Connecticut, Georgia, Illinois, Massachusetts, Pennsylvania and Maryland, and is legally permitted to offer intrastate toll telecommunications services in four other states without filing a tariff by either filing a registration or commencing operations. None of these authorizations include the authority to provide Financial Intranet's telecommunications services on a local exchange, non-toll basis for which separate applications and/or tariff filings are required.

         Video On Demand Training and Marketing

         Financial Intranet provides distance video-on-demand training and marketing applications. These applications use stored video content, and are available on demand to Financial Intranet's customers via its private intranet and to individual investors at its web site. Content is delivered at different speeds depending on its destination. Broker/dealers receive video and detailed sales fulfillment material at high speed and have direct contact with mutual funds. Financial Intranet's video image will occupy one quarter of the screen of the desktop computer and will not interfere with access to real time financial data. Individuals have access to more general information and in addition to stored video, can access certain digitally-stored documents such as prospectuses which are delivered at the transmission speed available to them.

         The video content informs broker/dealers and financial advisors about various investment products. In addition, Financial Intranet intends to use a portion of the proceeds of this offering to develop a system for delivering continuing education training to meet NASD requirements. As conceived, this system will track the progress of a broker/dealer's registered representatives and provide courses appropriate to their requirements and skill levels.

         Video Conferencing

         Point to point and point to multi-point video conferencing may be provided to facilitate both marketing and training. A client, such as a mutual fund, is be able to schedule a point to multi-point live video conference. Scheduling information will be accessible to the client on Financial Intranet's private intranet.

         Financial Intranet's intranet can transmit full screen downstream video (originator to viewer) at 30 frames per second. The upstream video (viewers to originator) is delivered at 5 frames per second, a sufficient quality for the originator to be able to identify who is asking a question.

         Distance Learning

         Distance learning is essentially a combination of the video conferencing and video-on-demand services and may be augmented with the addition of electronic blackboard technology.

         Individual Investor Web Site

         Financial Intranet will recruit and qualify prospective investors as leads for the broker/dealers, financial advisors, mutual funds, thereby expanding their number of potential clients. The web site is essentially a mechanism to deliver multimedia information and education to individual investors while capturing information about those investors. A continuous background feature, partly developed in-house, partly obtained from third parties, is the provision of 20 minute-delayed stock quotes, exchange information and market news and information about mutual funds.

         Data Mining Technology

         Financial Intranet keeps track of the activities of its broker/dealer subscribers and the visitors to its web site. It obtains information provided by investors who register, and maintains information about specific materials downloaded by broker/dealers and registered investors and subsequent actions relating to the information received.

         Financial Intranet is able to use this data to provide customer leads, surveys and reports based on criteria provided by its broker/dealer and financial advisor customers through the use of its proprietary data mining system. Financial Intranet believes its ability to convert the data it gathers into practical knowledge gives Financial Intranet an advantage over its competitors in the communication service resale industry.

Technology and Business Partners

         Financial Intranet's overall delivery system is comprised of three parts. The first is the data center located in Ardsley, NY, which houses Financial Intranet's video library and video processing software and its data warehouse and data mining capability. The second part of the system is the link between Financial Intranet and its customers. This includes private lines by Financial Intranet from UUNet, an MCI WorldCom company, and the "last miles" on either end connecting the leased lines to Financial Intranet and each of its customers. This creates a virtual private network. The third part is the services gateway which resides at each customer's office.

         In order to deliver its services Financial Intranet has entered into a strategic alliance with Siemens Nixdorf Informationssysteme Ges.m.b.H. and several of its subsidiaries, most significantly Siemens Information and Communication Products LLC and Siemens Telecom Network. Steven Weller, a member of the Board of Directors of Financial Intranet, is the Vice President of Sales for the Computer Systems division of Siemens Information and Communication Products LLC. See "Management."

         The Siemens companies have installed a fully integrated system including hardware and software in Financial Intranet's data center. They have provided full documentation and have trained Financial Intranet's internal technical team. Financial Intranet has entered into an agreement with Siemens pursuant to which Siemens will provide full time remote management of Financial Intranet's system for a twelve month period beginning February 1, 1999. The cost to Financial Intranet is $105,000 for the year. Financial Intranet anticipates renewing the management agreement after one year. Financial Intranet believes at least three full-time employees would be required to perform these services in-house.

         Siemens has licensed its proprietary video-on-demand and data mining technology to Financial Intranet. For the data-mining technology, Financial Intranet paid a one-time single site fee. For the video-on-demand technology,

Financial Intranet received a license at no cost through 1999 and will pay a licensing fee based upon the number of concurrent users commencing in 2000. If Financial Intranet establishes additional data centers, it will be required to make additional license payments to Siemens.

Competition

         Financial Intranet does not believe any other company offers the same array of services which it offers although a number of companies compete with Financial Intranet in specific areas.

         Telecommunications Carriers and Resellers

         Financial Intranet's communications resale services compete with other resellers, local exchange carriers, local phone carriers, regional Bell operating companies and long distance carriers. Some may offer a wider range of communications services than Financial Intranet, and some have significantly greater assets. Financial Intranet believes it has an advantage over other resellers, because of the value-added-services Financial Intranet can offer.

         Mutual fund Information Services for Financial Sales Professionals

         Financial Intranet believes it has no direct competition in providing mutual fund information to financial services professionals such as broker/dealers and financial planners. The large brokerage houses have long had internal systems for the redistribution of mutual fund data to their employees. These systems use data replication to replace paper distribution of mutual fund sales and marketing materials to in-house brokers.

         Financial Intranet's most direct competitor as an outside electronic redistributor of fund sales and marketing materials is First Data Investor Services Group, developer of BROKERCONNECT. Financial Intranet believes it has a significant advantage over BROKERCONNECT. Financial Intranet delivers the same electronic text redistribution services, but adds video-on-demand content provided by the fund, as well as interactive video training. Additionally, Financial Intranet offers the prospect of receiving live customer leads; an advantage to Financial Intranet's business model.

         Real Time Data Redistribution

         Brokerage firms purchase trading desks equipped with terminals and real-time data feeds for their registered representatives. There are many providers of real-time data feeds, including PC Quote, Quotron and S&P Comstock. Through Financial Intranet's co-marketing agreement with S&P Comstock, Financial Intranet believes it can deliver S&P terminals and data feeds to broker/dealers at a competitive price. Financial Intranet does not see data feeds as a significant independent revenue source for Financial Intranet; rather it is part of Financial Intranet's value enhancement which will attract brokers to purchase Financial Intranet's communication services.

Government Regulation

         Financial Intranet and its underlying carriers who provide the network facilities and services we resell are subject to certain regulation at the federal level by the FCC and, with limited exceptions, at the state level by public service, public utility or state corporation commissions (hereinafter commonly referred to as "PUCs").

         Financial Intranet and all other "non-dominant" carriers (telecommunications service providers) are authorized to provide interstate telecommunication services under a general policy decision adopted by the FCC as opposed to any company specific authorization and hence is not subject to periodic renewal requirements. In mid-1997, Financial Intranet was granted its certificate of public convenience and necessity pursuant to Section 214 of the Communications Act of 1934, as amended (a "214 Certificate"). This certificate authorizes Financial Intranet to provide its international services, that is, communications originated by its customers in the United States and its possessions and terminating in foreign countries. Financial Intranet's 214 certificate has no expiration date and is not therefore subject to periodic renewal requirements.

         After obtaining its 214 certificate, Financial Intranet filed tariffs with the FCC. FCC regulations require that Financial Intranet, like all carriers, must file and maintain separate tariffs for its interstate and international service offerings. Tariffs contain the terms, conditions and rate for each telecommunications service offered or provided by Financial Intranet. Tariffs are not approved by the FCC, but may be reviewed by the FCC on its own motion or pursuant to complaint by a customer, a non-customer member of the public or a competing communications company. Tariffs are strictly construed and any ambiguity in the tariff is construed in favor of the public (customer) and against the carrier. Financial Intranet has the right to file revisions to its tariff and change any rate, term or condition at any time, except that any term, condition or rate once filed must remain, by FCC rule, effective for a minimum of 30 days. The FCC may not interfere with nor reject any filed tariff rate, term or condition unless it makes certain specific findings of fact and law that such rate, term or condition is unjust or unreasonable or unduly discriminatory.

         All non-dominant carriers' rates are presumed to be reasonable and non-discriminatory and any new or revised rate may be filed on only one day's prior notice. The FCC does not review specific tariff filings unless a protest is filed, or some issue of lawfulness is brought to its attention in some other manner. Should issues be raised against any tariff filing, the FCC must find that the tariff or tariff provision complained of is "patently unlawful," that is, contrary on its face to some law, rule, regulation, policy or pre-existing decision of the courts or FCC. Where patent unlawfulness is not shown, the FCC may suspend a tariff filing's effectiveness for no more than 120 days, request that a carrier voluntarily "defer" the effective date or investigate the tariff after the suspension is over.

         Financial Intranet is also tariffed in New York, California, Florida and Texas which allows it to provide intrastate toll communications services. It is registered in New Jersey and Colorado (no tariffs being required) and has tariffs pending in Connecticut, Georgia, Illinois, Massachusetts, Pennsylvania and Maryland, and is legally permitted to offer intrastate toll telecommunications services in four other states without filing a tariff by either filing a registration or commencing operations. None of these authorizations include the authority to provide Financial Intranet's telecommunications services on a local exchange, non-toll basis for which separate applications and/or tariff filings are required.

         Should operations be expanded to countries other than the United States, Financial Intranet will be required to comply with the laws and regulations applicable to that country's telecommunications industry. In Western Europe, the telecommunications industry is also subject to the actions, policies and regulations of the European Commission. Beginning January 1, 1998, regulation of telecommunications in Western Europe was formally liberalized, meaning that similar motivations and government goals favoring competition in telecommunications as are used in the United States have been embraced by the countries comprising the European Union. The timing and degree of liberalization however varies, sometimes widely, country by country, and some countries like Portugal and Greece have delayed implementation of new regulations.

         Since few laws or regulations currently are directly applicable to access or commerce on the internet, Financial Intranet's internet and intranet is not subject to direct government regulation, other than regulations applicable to businesses generally. However, a number of legislative and regulatory proposals are under consideration by federal, state, local and foreign governmental organizations and, as a result, a number of laws or regulations may be adopted with respect to internet user privacy, taxation, infringement, pricing, quality of products and services and intellectual property ownership.

         Financial Intranet's customers are subject to various federal and state laws, and regulations of self-regulatory agencies such as the NASD, regarding the sale of securities and continuing education. Changes in these laws and regulations may affect Financial Intranet's business. While Financial Intranet's web site states that Financial Intranet is not responsible for the information presented, Financial Intranet will make reasonable efforts to assure that its services are not misused. See "Risk Factors -- Government Regulations and Legal Uncertainties."

Suppliers

         Financial Intranet's principal suppliers with respect to the resale of communication services are MCI WorldCom Inc. and Frontier Corp. Financial Intranet uses third party production companies to produce video on terms negotiated with respect to each project. Financial Intranet uses computer hardware and software and related services provided by Siemens Nixdorf Informationssysteme Ges.m.b.H. and several of its subsidiaries. Although Financial Intranet believes that it has good relationships with its suppliers, it believes that alternate suppliers of telephony, computer hardware, software and servicing are available at competitive prices. Regulatory and other changes in the industry have lowered network costs so that Financial Intranet believes it will obtain agreements from suppliers of communications services which permits the contained resale of its services at acceptable margins. Financial Intranet could experience a disruption in its business if it were required to replace the Siemens companies without sufficient notice.

Facilities

         Financial Intranet's principal offices are located at 410 Saw Mill River Road, Ardsley, New York. Such offices are located on two floors leased by Financial Intranet under two leases. A lease for 909 square feet at an annual rent of $18,675 terminates on December 31, 2000. A lease for 700 square feet for annual rent of $15,575 terminates on December 31, 2000. Financial Intranet believes that the offices are sufficient for its current operations and proposed operations through the term of the lease.

Employees

         Financial Intranet has five employees, four of whom are officers, and five outside consultants. None of the employees are represented by a collective bargaining agreement and management believes it has good relations with its employees.

Legal Proceedings

         On July 23, 1998, H&H Acquisition Corp. et al. commenced an action in federal court in the Southern District of New York (Civil No. 98 Civ. 5269) against Financial Intranet, Ben Stein, Michael Sheppard, Maura Marx et al. The complaint is an action to recover shares of Common Stock of Financial Intranet previously sold to Mr. Stein and unspecified damages. Financial Intranet believes that the claims against Financial Intranet, Mr. Sheppard and Ms. Marx are without merit and is vigorously defending the action, but there can be no assurance regarding the outcome of the litigation. Financial Intranet believes that the plaintiffs' principal causes of action relate to Mr. Stein, who has filed a motion to dismiss the complaint on the grounds, in part, that a mutual release previously executed with the plaintiff covers the alleged action. However, if the plaintiffs prevail against Financial Intranet, Financial Intranet could be adversely affected.

Available Information

         When this prospectus becomes effective, Financial Intranet will begin to file various documents that are required by the Securities and Exchange Commission. These include annual reports, quarterly reports, special reports and proxy statements. Financial Intranet plans to give its stockholders annual reports containing audited financial statements, all other reports which Financial Intranet is legally required to provide and any other documents which Financial Intranet believes its shareholders should have.

         This Prospectus is part of a Registration Statement filed with the Securities and Exchange Commission. It does not contain all of the information in the Registration Statement; nor does it include a number of exhibits or the schedules which were included with the Registration Statement. If you want further information about Financial Intranet you can contact the Securities and Exchange Commission at 1 (800) SEC-0330. You can also visit its web site at http://www.sec.gov or Financial Intranet's web site at http://www.fntn.com.

                                   MANAGEMENT


Name                                    Age             Position
----                                    ---             --------
Michael Sheppard                        49              Director, President, Chief Operating Officer

Joseph F. Engelberger                   74              Director

Steven S. Weller                        44              Director

Maura Marx                              35              Senior Vice President, Secretary

Alan Spar                               26              Chief Technical Officer/Vice President, Technology

Alan M.  Ross                           55              Vice President, Finance and Administration


Michael Sheppard - President, Chief Operating Officer and Director

         Mr. Sheppard joined Financial Intranet as a consultant in February 1997 and became President, Chief Operating Officer and Director in April 1997. Mr. Sheppard has been involved in setting up the corporate infrastructure of several early stage development companies and undertaking their day-to-day operations as chief executive and chief operating officer. From January 1996 through January 1997, Mr. Sheppard was Chief Operating Officer of Freelinq Communications, formerly Televideo Corporation, based in New York City. Freelinq offers real time video-on-demand via ATM/XDSL technology with high-speed internet transmission and advertiser supported free theatrical films delivered through twisted pair telephone lines. In 1980 he founded Belden Communications and served as its Chief Executive Officer until it was acquired in 1985. It was engaged in the sale and distribution of proprietary products used in the motion picture and television markets, and was merged in 1985 with Lee Lighting Ltd., one of the largest facilities companies in the world serving the motion picture and TV industries.

Joseph F. Engelberger

         Mr. Engelberger became a Director of Financial Intranet in August 1998. Joseph Engelberger founded Helpmate Robotics, Inc. Since 1984, he has been Chairman and Chief Executive Officer of Helpmate Robotics, Inc. He received B.S. and M.S. degrees from Columbia University in 1946 and 1949, respectively, and he has authored numerous articles in the instrumentation and robotics fields.

         His honors include the Progress Award of the Society of Manufacturing Engineers, the Leonardo da Vinci Award of the American Society of Mechanical Engineers and the 1982 American Machinist Award. The University of Liverpool bestowed the first McKechnie Award on him in 1983. In 1984, he was elected to the National Academy of Engineering; he was the recipient of the Egleston Medal for distinguished engineering achievement from Columbia University. Honorary doctorates have come from the University of Bridgeport, Spring Garden College, Briarwood College, Trinity College and Carnegie-Mellon University. In January 1997, he received the Beckman Award for pioneering and original research in the general field of automation. He is the 1997 recipient of the highest Japanese technology honor, the Japan Prize, for the establishment of the robot industry.

         Mr. Engelberger serves on the Board of Directors of EDO Corporation (NYSE:EDO).

Steven Weller

         Mr. Weller became a director of Financial Intranet in November 1998. Since 1989, Mr. Weller has been the Vice President of Siemens Information and Communication Products LLC. He is currently the Vice President of Sales for the Computer Systems division, where he is responsible for all sales and technical support personnel. Prior to this assignment, he was Vice President of Sales for the North American Key Accounts.

Maura Marx - Executive Vice President, Secretary

         Ms. Marx became Executive Vice President in February 1999 and Secretary in December 1998. She had been the Senior Vice President and Assistant Secretary since September 1997. From 1994 until 1996, she was employed as a salesperson in the Sales and Leasing Department of the Friedman Realty Group, a major New York commercial real estate firm. Her responsibilities centered on selling, servicing and expanding the firm's client base of foreign banking institutions. Ms. Marx was head of the Sales & Marketing Department for Warner Bros. Film Gesmbh based in Vienna Austria from 1992 until 1994. She was responsible for tactical and budget planning, and for distribution and promotion of Warner films and Warner retail goods throughout Austria. From 1990 until 1992, she served as Assistant Director of European Development for the Guggenheim Museum Salzburg Advisory Board (GMSAB).

Consultants

Ben B. Stein - Director of Brokerage Sales

         Mr. Stein founded Financial Intranet in December 1996. Since November 1998, he has been a consultant to Financial Intranet as Director of Brokerage Sales. From December 1996 through November 1998, he was a member of the Board of Directors and Secretary of the Company. Mr. Stein has over 25 years experience in the securities industry during which time he has held Series 3, Series 4, Series 7, Series 8, Series 24, Series 27 and Series 63 Licenses issued by the National Association of Securities Dealers ("NASD"). From 1993 to 1996, Mr. Stein was Chief Executive Officer of Stein Shore Securities, Inc., a full-service broker/dealer with three branch offices. From 1991 through 1993, Mr. Stein operated as Senior Vice President of Marsh Block & Company, a securities firm specializing in investment banking. Mr. Stein received a Bachelor of Science degree in Business Administration from Roosevelt University in Chicago, Illinois in 1961. He became a Certified Public Accountant in 1968.

Kevin M.  Haggerty - Consultant for Mutual Fund & Brokerage Industries

         Mr. Haggerty became a consultant to Financial Intranet in January 1998. From 1990 to April 1997, Mr. Haggerty was the Senior Vice President - Manager for equity trading at Fidelity Capital Markets in Boston, a division of Fidelity Investments, the mutual fund complex. He was in charge of all U.S. Institutional and broker/dealer equity trading. He was also responsible for option, agency over-the-counter training, and all of the exchanges, floor operations and execution, including the Chicago Board Options Exchange, New York Stock Exchange, American Stock Exchange, the Pacific Stock Exchange and the Boston Stock Exchange.

Executive Compensation

         Employees

         Michael Sheppard receives a salary of $150,000 per year pursuant to his employment agreement dated September 12, 1997. The employment agreement expires on December 31, 2002. Mr. Sheppard received an incentive bonus of 750,000 shares of Common Stock upon execution of a consulting agreement on February 27th, 1997. Pursuant to his employment agreement, Mr. Sheppard will receive options to purchase 14.5% of the shares of Common Stock issued through December 31, 2002, provided that the aggregate number of options shall be reduced by the sum of (a) 750,000; (b) any shares issued upon exercise of the option; and (c) any shares issued in lieu of cash expenses advanced by Mr. Sheppard or accepted as previously earned consulting fees in lieu of cash. The purchase price for such shares is $0.19 per share for 2,231,352 shares of Common Stock as of December 31, 1998. The exercise price for options issued after December 31, 1998 is the market price per share of Common Stock on the date that Financial Intranet issues any additional shares of Common Stock, including options to purchase 2,009,667 shares if all outstanding options, warrants and convertible securities outstanding as of the date of this Prospectus are exercised.

The option expires upon the earlier to occur of December 31, 2002 or 90 days after the termination of Mr. Sheppard's employment. The option is personal to Mr. Sheppard and is not assignable. Mr. Sheppard has not purchased any shares of Common Stock pursuant to his option as of the date hereof.

         Ms. Marx receives a salary of $100,000 per year pursuant to her employment agreement dated September 12, 1997 and amended as of December 15, 1998. The employment agreement expires on December 31, 2002. Ms. Marx received an incentive bonus of 500,000 shares of Common Stock upon execution of the employment agreement. Pursuant to her employment agreement, she will receive options to purchase 9% of the of shares of Common Stock issued by Financial Intranet through December 31, 2002, reduced by the sum of (a) 500,000 shares;
(b) any shares issued upon exercise of the option; and (c) any shares issued in lieu of cash expenses advanced by Ms. Marx or accepted as previously earned consulting fees in lieu of cash. The purchase price for such shares is $0.19 per share for 1,350,495 shares of Common Stock. The exercise prices for options issued after December 31, 1998 are the market prices per share of Common Stock on the date that Financial Intranet issues any additional shares including options to purchase 1,247,379 shares if all options, warrants and convertible promissory notes outstanding as of the date of this Prospectus are exercised. The option expires upon the earlier to occur of December 31, 2002 or 90 days after the termination of Ms. Marx's employment. The option is personal to Ms. Marx and is not assignable. Ms. Marx has not purchased any shares of Common Stock pursuant to her option as of the date of this Prospectus.

         Mr. Ross receives a salary of $80,000 per year and has an unvested option to purchase 250,000 shares of Common Stock at an exercise price of $0.62 1/2 per share. One third of Mr. Ross's options shall vest on December 7 of each year commencing in December 1999.

         Mr. Spar receives a salary of $100,000 per year and has an unvested option to purchase 250,000 shares at an exercise price of $0.62 1/2 per share. One third of Mr. Spar's options shall vest on December 9 of each year commencing in December 1999.

         Consultants

         Pursuant to a consulting agreement dated February 7, 1997, Mr. Stein received compensation of $150,000 per year and 1,500,000 shares of Common Stock at par value as a signing bonus and 1,500,000 shares of Common Stock in lieu of his compensation for 1997. Mr. Stein ceased his employment and became a consultant pursuant to a consulting agreement dated as of December 15, 1998. Mr. Stein receives a consulting fee of $12,500 per month. Financial Intranet has accrued Mr. Stein's consulting fee for 1998 in the aggregate amount of $150,000 but has paid $30,000 of such accrued amount in 1999.

         Pursuant to Mr. Stein's employment and consulting agreements, he will receive options to purchase 25% of the shares of Common Stock issued by Financial Intranet through December 31, 2002 minus the sum of (a) 1,500,000; (b) any shares previously issued upon the exercise of his option; and (c) any shares issued in lieu of cash expenses advanced by Mr. Stein or accepted as previously earned consulting fees in lieu of cash. The purchase price for such shares is $0.19 per share with respect to 3,640,262 shares of Common Stock as of December 31, 1998. The exercise prices for his options issued after December 31, 1998 are the market prices per share of Common Stock on the date that Financial Intranet issues any additional shares, including options for 3,464,942 shares upon exercise of all options, warrants and convertible promissory notes outstanding as of the date of this Prospectus. The option expires upon the earlier to occur of December 31, 2002 or 90 days after the termination of Mr. Stein's consulting agreement. The option is personal to Mr. Stein and is not assignable. Mr. Stein has not purchased any shares of Common Stock pursuant to his option as of the date of this Prospectus.

         Mr. Haggerty received a warrant to purchase 1,000,000 shares of Financial Intranet's common stock at a price of $0.01 per share for consulting activities for 24 months through October 6, 1999 pursuant to an agreement dated October 6, 1997. Haggerty exercised this warrant on October 9, 1998. His consulting agreement terminates on December 31, 1999. He will be paid at the rate of $10,000 per month commencing November 1999 in the event the term is extended at Financial Intranet's option.

Total Compensation

         The following tabulation shows the total compensation paid by Financial Intranet for services in all capacities during the years ended December 31, 1998, 1997 and 1996 to the officers of Financial Intranet who received compensation in excess of $100,000 per year.

                                                   ANNUAL COMPENSATION                     LONG-TERM COMPENSATION
                                                   -------------------                     ----------------------

Name and Principal Position       Year      Salary        Bonus         Other      Restricted Stock Awards  Stock Options
---------------------------       ----      ------        -----         -----      -----------------------  -------------
Ben B. Stein (1)                  1998       $150,000            $0        $0                        $0      1,242,955
                                  1997       $150,000            $0   $10,500                   $54,000      2,397,307
                                  1996             $0            $0        $0                        $0              0

Michael Sheppard                  1998       $150,000            $0        $0                        $0        720,914
                                  1997       $116,352            $0        $0                   $27,000      1,510,438
                                  1996             $0            $0        $0                        $0              0

Maura Marx                        1998       $100,000            $0        $0                        $0        447,464
                                  1997        $48,750            $0        $0                   $18,000        903,031
                                  1996             $0            $0        $0                        $0              0


(1) On February 27, 1997, Mr. Stein signed a consulting agreement that provided him a total of 1,500,000 shares of common stock that compensated him for his fees in 1997 and an additional 1,500,000 shares of common stock as an inducement to execution of the consulting agreement.


                                  OPTION GRANTS IN LAST FISCAL YEAR - INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------------------------------------
                                                    PERCENT OF TOTAL
                                NUMBER OF            OPTIONS GRANTED
                               SECURITIES            TO EMPLOYEES IN
                               UNDERLYING           FISCAL YEAR ENDED       EXERCISE OR BASE
NAME                         OPTIONS GRANTED        DECEMBER 31 1998       PRICE PER ($/SHARE)       EXPIRATION DATE
----                         ---------------        ----------------       -------------------       ---------------
Ben B. Stein                    1,242,955                 51.5%                   $.19                  12-31-2002

Michael Sheppard                  720,914                 29.9%                   $.19                  12-31-2002

Maura Marx                        447,464                 18.6%                   $.19                  12-31-2002



Fiscal Year End Option Values

         The following table sets forth information concerning the value of unexercised in-the-money options held by the Named Executive Officers as of December 31, 1998.


                                     AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                                           AND FISCAL YEAR-END OPTION VALUES
--------------------------------------------------------------------------------------------------------------------
                              NUMBER OF SECURITIES UNDERLYING                  VALUE OF UNEXERCISED IN-THE-MONEY
                           UNEXERCISED OPTIONS AT FISCAL YEAR END                  OPTIONS AT FISCAL YEAR END
                           --------------------------------------              ---------------------------------

                            Exercisable             Unexercisable             Exercisable             Unexercisable
                            -----------             -------------             -----------             -------------
Ben B. Stein                 3,640,262                    0                   $1,674,521                    0

Michael Sheppard             2,231,352                    0                   $1,026,422                    0

Maura Marx                   1,350,495                    0                     $621,228                    0



Director's Compensation

         Financial Intranet's Directors who are not full-time employees of Financial Intranet receive compensation of $350 and reimbursement of expenses for attendance at each meeting of the Board of Directors. Mr. Weller has received options to purchase 10,000 shares of Common Stock at an exercise price of $.60 per share, which options are exerciseable through November 12, 2001. Mr. Engelberger has received options to purchase 10,000 shares of Common Stock at an exercise price of $.725 per share, which options are exerciseable through August 31, 2001.

Committees of the Board

         The Board of Directors has one committee, the Stock Option Committee. The Stock Option Committee administers the Stock Option Plan and authorizes the award of stock options by Financial Intranet. Messrs. Sheppard, Weller and Engleberger are the members of the Stock Option Committee.

Indemnification of Directors and Officers and Related Matters

         The By-Laws of Financial Intranet provide that, to the fullest extent permitted by applicable law, as amended from time to time, Financial Intranet will indemnify any person who was or is a party or is threatened to be made a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was director, officer, employee or agent of Financial Intranet or serves or served any other enterprise at the request of Financial Intranet.

         Financial Intranet will purchase and maintain Directors' and Officers' Insurance as soon as the Board of Directors determines practicable, in amounts which they consider appropriate, insuring the directors against any liability arising out of the director's status as a director of Financial Intranet regardless of whether Financial Intranet has the power to indemnify the director against such liability under applicable law.

         Financial Intranet has been advised that it is the position of the Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act, such provisions are against public policy as expressed in the Securities Act and are, therefore, unenforceable.

Stock Option Plans

         Financial Intranet has established the 1998 Stock Option Plan ("1998 Plan") which provides for the granting of options which are intended to qualify either as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or as options which are not intended to meet the requirements of such section ("Nonstatutory Stock Options"). The total number of shares of Common Stock reserved for issuance under the 1998 Plan is 1,500,000. Options to purchase shares may be granted under the 1998 Plan to persons who, in the case of Incentive Stock Options, are key employees (including officers) of Financial Intranet, or, in the case of Non-statutory Stock Options, are key employees (including officers) or non-employee directors of, or non-employee consultants to, Financial Intranet.

         The 1998 Plan will be administered by the Board of Directors or a committee chosen by the Board of Directors, which will have discretionary authority, subject to certain restrictions to determine the number of shares issued pursuant to Incentive Stock Options and Nonstatutory Stock Options and the individuals to whom, the times at which and the exercise price for which the options will be granted. On November 13, 1998, Financial Intranet appointed Steven S. Weller, Michael Sheppard and Joseph F. Engelberger to constitute the Stock Option Committee to administer the 1998 Plan.

         The exercise price of all Incentive Stock Options granted under the 1998 Plan must be at least equal to the fair market value of such shares on the date of the grant or, in the case of Incentive Stock Options granted to the holder of more than 10% of Financial Intranet's Common Stock, at least 110% of the fair market value of such shares on the date of the grant. The maximum exercise period for which Incentive Stock Options may be granted is ten years from the date of grant (five years in the case of an individual owning more than 10% of Financial Intranet's Common Stock). The aggregate fair market value (determined at the date of the option grant) of shares with respect to which Incentive Stock Options are exercisable for the first time by the holder of the option during any calendar year shall not exceed $100,000.

         The exercise price of all Non-Statutory Stock Options granted under the 1998 Plan must be at least equal to the 85% of the fair market value of such shares on the date of the grant

         As of the date hereof, no options have been granted pursuant to the 1998 Plan.

                              CERTAIN TRANSACTIONS

         On February 7, 1997, Financial Intranet issued Ben Stein, the principal shareholder of Financial Intranet, 1,500,000 shares of Common Stock in lieu of salary due for 1997 in the amount of $150,000.

         On February 8, 1999, Financial Intranet issued a 7% Convertible Promissory Note in the principal amount of $600,000. The principal amount of $240,000 is payable on demand on March 10, 1999 and the principal amount of $360,000 is payable on demand on April 9, 1999. The promissory note is convertible into Common Stock of Financial Intranet at a conversion price equal to the lesser of : (i) 75% of the average of the five lowest closing bid prices of Financial Intranet's Common Stock during the 30 trading days ending on the trading day immediately preceding the Conversion Date, or (ii) $.40 per share. Mr. Ben Stein has guaranteed, with recourse, Financial Intranet's obligations under the convertible promissory note and pledged 1,500,000 shares of Common Stock as collateral security for such obligations.

                             PRINCIPAL STOCKHOLDERS


         The following table sets forth certain information regarding beneficial ownership of the Common Stock as of February 8, 1999 by (i) each stockholder known by Financial Intranet to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director of Financial Intranet and (iii) all directors and executive officers as a group. Except as otherwise indicated, Financial Intranet believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.


                              Number of Shares      Percentage of Shares      Number of Shares     Percentage of Shares
Shareholder                  Prior to Offering       Prior to Offering         After Offering         after Offering
-----------                  -----------------       -----------------         --------------         --------------
Ben B. Stein (1)(2)              7,320,220                 29.4%                 10,570,552               25.7%

Michael Sheppard (1)(3)          2,732,177                 11.4%                  4,617,369               12.1%

Maura Marx (1)(4)                1,817,346                  7.9%                  2,987,465                8.1%

Joseph Engelberger (1)(5)           10,000                  ___                      10,000                ___

Steven Weller (1)(5)                10,000                  ___                      10,000                ___

All Shareholding Officers        4,569,523                 18.4%                  7,624,834               18.7%
and Directors as a Group
 (4 Persons)


          (1) Assumes the exercise of all stock options held by the respective shareholder.

          (2) Includes 1,020,000 shares owned by Financial Intranet Holdings, Inc., a company in which Mr. Stein is the sole shareholder and 3,640,262 shares issuable upon the exercise of anti-dilution options at an exercise price of $.19 per share . Upon completion of this offering by Financial Intranet of 3,000,000 shares of Common Stock and assuming the exercise of all warrants and conversion of the convertible promissory notes issued to the Selling Securityholders, Mr. Stein will be entitled to additional options to purchase 3,250,332 shares of Common Stock exerciseable at the market prices on the date that such warrants and convertible promissory notes are exercised or converted. Mr. Stein has disclaimed ownership of 183,000 shares owned by his children, 80,000 shares owned by his wife and 30,000 shares owned by his mother and sister.

          (3) Includes 2,231,352 shares issuable upon the exercise of anti-dilution options at an exercise price of $.19 per share. Upon completion of this offering by Financial Intranet of 3,000,000 shares of Common Stock and assuming the exercise of all warrants and conversion of the convertible promissory notes issued to the Selling Securityholders, Mr. Sheppard will be entitled to additional options to purchase 1,885,192 shares of Common Stock exerciseable at the market prices on the date that such warrants and convertible promissory notes are exercised or converted.

          (4) Includes 1,350,495 shares issuable upon the exercise of anti-dilution options at an exercise price of $.19 per share. Upon completion of this offering by Financial Intranet of 3,000,000 shares of Common Stock and assuming the exercise of all warrants and conversion of the convertible promissory notes issued to the Selling Securityholders, Ms. Marx will be entitled to additional options to purchase 1,170,119 shares of Common Stock exerciseable at the market prices on the date that such warrants and convertible promissory notes are exercised or converted.

          (5) Includes 10,000 shares of Common Stock issuable upon the exercise of stock options at a price of $.725 per share for Mr. Engelberger's options and $.60 per share for Mr. Weller's options.

                             SELLING SECURITYHOLDERS

         In addition to the Shares, the Registration Statement, of which this Prospectus forms a part, also covers the registration of an aggregate of 5,258,333 shares of Common Stock issuable upon the exercise of warrants, 4,650,000 shares of Common Stock issuable upon conversion of certain convertible promissory notes, 55,000 shares of common stock previously issued and 37,994 shares otherwise issuable to the Selling Securityholders. The number of shares of Common Stock which may be issued to the Selling Securityholders are subject to certain market price protection provisions and additional shares of Common Stock may be sold by the Selling Securityholders pursuant to the Alternative Prospectus. Financial Intranet may receive proceeds if the warrants are subsequently exercised, as to which there can be no assurance. The costs of qualifying these shares of Common Stock under federal and state securities laws, together with legal and accounting fees, printing and other costs in connection with this offering, will be paid by Financial Intranet.

         Set forth below is a list of the Selling Securityholders and the number of shares of Common Stock owned by such Selling Securityholder along with shares available upon the exercise of the respective options, warrants, or conversion rights which are being registered pursuant to the Registration Statement, of which this Prospectus forms a part:


                                        Number of          Percentage of          Number of
                                       Shares Owned         Shares Owned        Shares Owned     Percentage of Shares
Shareholder                        Before Offering (1)  Before Offering (1)  After Offering (7)  Owned after Offering
-----------                        ---------------      ---------------      --------------      --------------------
Ahood Sharbatly (2)                     1,059,550               4.99                  0                   0

Zubair Kazi (3)                         1,059,550               4.99                  0                   0

Cardinal Capital
  Management Inc.(4)                      376,497               1.7                   0                   0

Josephberg Grosz & Co.(5)                 341,497               1.6                   0                   0

Corporate Capital
  Management Corp.(6)                      50,000               ---                   0                   0

          (1) Assumes exercise of warrants and conversion of all promissory notes issued to the Selling Securityholders. However, pursuant to the terms of the convertible promissory notes and warrants, each Selling Securityholder and its affiliates may not beneficially own more than 4.99% of the issued and outstanding common stock of Financial Intranet at any time and, therefore, cannot convert the promissory notes or exercise the warrants to the extent that such conversion or exercise will result in the selling Securityholder exceeding such limitation.

          (2) Mr. Sharbatly may receive an aggregate of up to 2,500,000 shares of Common Stock upon exercise of all warrants and conversion of his promissory note in the principal amount of $500,000. Assumes a conversion price of $.40 per share for the convertible promissory note. See "Description of Securities."

          (3) Mr. Kazi may receive an aggregate of 6,733,333 shares of Common Stock upon exercise of all warrants and conversion of promissory notes in the aggregate principal amount of $1,700,000. Assumes conversion prices of $.40, $.50 and $.60 per share for promissory notes in the principal amount of $600,000, $200,000 and $900,000, respectively. See "Description of Securities."

          (4) Includes three warrants to purchase 160,000, 75,000 and 95,000 shares of Common Stock at exercise prices of $.64, $.40 and $.60, respectively.

          (5) Includes three warrants to purchase 125,000, 75,000 and 95,000 shares of Common Stock at exercise prices of $.40, $.40 and $.60, respectively.

          (6) Includes warrants to purchase 50,000 shares of Common Stock at an exercise price of $.64.

          (7) Assumes exercise of all warrants and conversion of all promissory notes held by the Selling Securityholders.

Plan of Distribution

         The securities offered by the Selling Securityholders may be sold from time to time directly by the Selling Securityholders. Alternatively, the Selling Securityholders may, from time to time, offer such securities through underwriters, dealers and/or agents. The distribution of securities by the Selling Securityholders may be effected in one or more transactions, privately-negotiated transactions or through sales to one or more broker/dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with such sales. The Selling Securityholders, and intermediaries through whom such securities are sold, may be deemed "underwriters" within the meaning of the Securities Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

         At the time a particular offer of securities is made by or on behalf of the Selling Securityholders to the extent required, a prospectus will be distributed which will set forth the number of securities being offered and the terms of the offering, including the name or names of any underwriter, dealer or agent, the purchase price paid by the underwriter for securities purchased from the Selling Securityholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers and the proposed selling price to the public.

         Sales of securities by the Selling Securityholders or even the potential of such sales would likely have an adverse effect on the market prices of the securities offered hereby. Following the closing of this offering (which assumes the exercise of all warrants and conversion of all promissory notes held by the Selling Securityholders), the freely tradeable securities of Financial Intranet ("public float"), including this offering, will be 30,067,933 shares of Common Stock. See "Descriptions of Securities" and "Plan of Distribution".

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                                  COMMON EQUITY


Market Information

         The following table sets forth the high and low prices for the periods indicated as reported by the National Daily Quotation Service, Inc. between dealers and do not include retail mark-ups, mark-downs, or commissions and do not necessarily represent actual transactions, as reported by the National Association of Securities Dealers Composite Feed or other qualified inter-dealer quotation medium. As of February 23, 1999, the closing bid price was $1.23 per share.


                                    Low                  High
                                    ---                  ----
1997 Fiscal Year:
-----------------
      First Quarter                 3.75                 6.375
      Second Quarter                 .38                 4.625
      Third Quarter                  .156                 .484
      Fourth Quarter                 .125                 .594

1998 Fiscal Year:
-----------------
      First Quarter                  .219                 .547
      Second Quarter                 .22                  .95
      Third Quarter                  .58                 1.99
      Fourth Quarter                 .41                 1.00


         The Common Stock is recorded on the OTC Bulletin Board with the symbol FNTN. As of December 31, 1998, Financial Intranet had 42 record holders of its Common Stock and an estimated 2,015 beneficial holders.

                            DESCRIPTION OF SECURITIES


         The following descriptions of Financial Intranet's securities are qualified in all respects by reference to the Certificate of Incorporation and By-laws of Financial Intranet and the terms of certain convertible promissory notes and warrants, copies of which are filed as Exhibits to the Registration Statement of which this Prospectus is a part. The Certificate of Incorporation of Financial Intranet authorizes Financial Intranet to issue up to 50,000,000 shares of Common Stock, par value $.001 per share, and no preferred stock.

Common Stock

         As of the date hereof, 21,233,496 shares of Common Stock are issued and outstanding. Each share of Common Stock entitles the holder to one vote on each matter submitted to the stockholders of Financial Intranet for a vote. The holders of Common Stock: (i) have equal ratable rights to dividends from funds legally available therefor when, as and if declared by the Board of Directors;
(ii) are entitled to share ratably in all of the assets of Financial Intranet available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of Financial Intranet; (iii) do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions applicable thereto; and (iv) as noted above, are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders. Financial Intranet has not paid any dividends on its Common Stock to date. Financial Intranet anticipates that, for the foreseeable future, it will retain earnings, if any, to finance the continuing operations of its business. The payment of dividends will depend upon, among other things, capital requirements and the operating and financial conditions of Financial Intranet.

         Shareholders do not have any pre-emptive rights to subscribe for or purchase any stock, warrants or other securities of Financial Intranet. The Common Stock is not convertible or redeemable. Neither Financial Intranet's Certificate of Incorporation nor its By-Laws provide for pre-emptive rights.

Options

         Financial Intranet has issued options to three affiliates (including two executive officers) to purchase 7,222,109 shares of Common Stock at an exercise price of $.19 per share, which options are exerciseable through December 31, 2001. Financial Intranet has issued options to two other employees to purchase 500,000 shares of Common Stock at an exercise price of $.625 per share, one-third of which vests each year commencing December 7, 1999 and are exerciseable for two years after vesting. Financial Intranet has issued options to persons not affiliated with Financial Intranet to purchase an aggregate of 352,630 shares of Common Stock at exercise prices ranging from $.18 to $1.20. See "Management" and "Principal Shareholders."

Convertible Notes and Warrants

         $500,000 7% Convertible Promissory Note and Warrants

         On December 31, 1998, Financial Intranet issued a 7% Convertible Promissory Note in the principal amount of $500,000 with a maturity date of December 31, 2001 and warrants to purchase 1,250,000 shares of Common Stock at an exercise price of $.60 per share through December 31, 2003. The promissory note is convertible into Common Stock of Financial Intranet.

         The promissory note may be converted and the warrants may be exercised, in whole or in part, at any time. However, the promissory note may not be converted nor the warrants exercised to the extent that after such conversion, the sum of (1) the number of shares of Common Stock beneficially owned by the holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the promissory note) and (2) the aggregate number of shares of Common Stock issuable upon the proposed conversion of the promissory note and the warrants would result in beneficial ownership by the holder and its affiliates of 4.99% or more of Financial Intranet's issued and outstanding shares of Common Stock following such exercise or conversion. This restriction shall be binding upon any transferee of the promissory note from the purchaser of such shares from Financial Intranet.

         On the maturity date, Financial Intranet shall be required to automatically convert any and all remaining outstanding principal amount and accrued interest of the promissory note at the Conversion Price into Financial Intranet's Common Stock (the "Automatic Conversion"). The 4.99% limitations set forth above shall not apply to the Automatic Conversion provision contained herein.

         The "Conversion Price" shall be the lesser of : (i) 75% of the average of the five lowest closing bid prices of the Common Stock during the 30 trading days ending on the trading day immediately preceding the Conversion Date, or
(ii) $.40 per share.

         Each of the 1,250,000 warrants issued in conjunction with the promissory note entitle the holder to purchase one share of Common Stock at an exercise price per share of Common Stock of $0.60. The warrants may be exercised for the period ending December 31, 2003. The shares to be issued upon exercise of the warrants are being registered pursuant to the Alternate Prospectus.

         $1,700,000 7% Convertible Promissory Notes and Warrants

         Initial Note and Warrants

         In February 1999, Financial Intranet issued a 7% Convertible Promissory
Note in the principal amount of $600,000, with $240,000 principal amount, and all accrued interest thereon, payable on demand commencing March 10, 1999, and $360,000 principal amount, and all accrued interest thereon, payable on demand commencing April 8, 1999. Financial Intranet issued 1,500,000 warrants on documents which will entitle the holder to purchase one share of Common Stock at an exercise price per share of Common Stock of $.60. The warrants may be exercised through February 6, 2002. The investor also agreed to lend Financial Intranet an additional $1,100,000 in four subsequent tranches. Financial Intranet's obligations under the Promissory Note for $600,000 are subject to a guarantee by Ben B. Stein and secured by a pledge of 1,500,000 shares of Common Stock (with 600,000 shares of Common Stock as collateral for Financial Intranet's obligation payable on February 16, 1999, and 900,000 shares as collateral for Financial Intranet's obligation payable April 8, 1998).

         The initial promissory note in the principal amount of $600,000 may be converted at the Conversion Price with respect to $240,000 principal amount at any time on or after March 10 and the balance of $360,000 principal amount may be converted at any time commencing April 18, 1999. The holder of the promissory note may not convert any promissory note or exercise any warrant to the extent that after such conversion, the sum of the number of shares of Common Stock beneficially owned by the holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Promissory Note) would result in ownership by the holder and its affiliates of 4.99% or more of Financial Intranet's issued and outstanding shares of Common Stock following such exercise or conversion. This restriction shall be binding upon any transferee of the promissory note and warrants.

         On February 6, 2002, Financial Intranet shall be required to automatically convert any and all remaining outstanding principal amount and accrued interest of the promissory note at the Conversion Price into Financial Intranet's Common Stock (the "Automatic Conversion"). The 4.99% limitations in the promissory note and warrants shall not apply to the Automatic Conversion.

         The "Conversion Price" shall be the lesser of : (i) 75% of the average of the five lowest closing bid prices of the Common Stock during the 30 trading days ending on the trading day immediately preceding the Conversion Date, or
(ii) $.40 per share with respect to the promissory note for $600,000.

         Installment- Convertible Promissory Notes and Warrants

         Commencing on the date of this Prospectus and terminating 30 days later, Financial Intranet may serve a demand notice or the investor may serve a purchase notice, with respect to the purchase for $200,000 of a promissory note in the principal amount of $200,000 and a warrant for the purchase of 333,333 shares of Common Stock at an exercise price of $.60 per share. During the 90 day period after the closing of the Installment for a promissory note in the principal amount of $200,000, Financial Intranet may serve a demand notice or the investor may serve a purchase notice, with respect to the purchase for $300,000 of a promissory note in the principal amount of $300,000 and a warrant for the purchase of 500,000 shares of Common Stock (the "Third Installment"). During the 90 day period after the Third Installment, Financial Intranet may serve a demand notice or the investor may serve a purchase notice, with respect to the purchase for $300,000 of a promissory note in the principal amount of $300,000 and a warrant for the purchase of 500,000 shares of Common Stock (the "Fourth Installment"). During the 90 day period after the Fourth Installment, Financial Intranet may serve a demand notice or the investor may serve a purchase notice, with respect to the purchase for $300,000 of a Promissory Note in the principal amount of $300,000 and a warrant for the purchase of 500,000 shares of Common Stock. The warrants are exercisable for a period of five years after issuance at an exercise price of $.60 per share.

         The "Conversion Price" for the promissory notes shall be the lesser of:
(i) 75% of the average of the five lowest closing bid prices of the Common Stock during the 30 trading days ending on the trading day immediately preceding the Conversion Date, or (ii) $.40, $.50 and $.60 per share with respect to the promissory note for the $200,000 promissory note and the promissory notes in the principal amount of $300,000 respectively.

Transfer Agent

         The transfer agent for the Common Stock is Liberty Transfer Co., 191 New York Avenue, Huntington, New York 11743.

                         SHARES ELIGIBLE FOR FUTURE SALE


         Upon completion of this Offering, Financial Intranet will have outstanding an aggregate of 34,179,823 shares of Common Stock, assuming exercise of the warrants and conversion of the promissory notes issued to the Selling Securityholders. 29,438,819 shares of Common Stock will be freely tradable without restriction or further registration under the Securities Act. Of the remaining shares of Common Stock outstanding, 4,647,634 shares are "restricted" shares that are owned by "affiliates" of Financial Intranet as such terms are defined under the Securities Act and 93,370 shares are "restricted" shares that are owned by nonaffiliates of Financial Intranet.

         In general, under Rule 144, a person (or persons whose shares are aggregated) who has beneficially owned restricted securities within the meaning of Rule 144 ("Restricted Shares") for at least one year, including the holding period of any securities which are converted into the Restricted Shares and including the holding period of any prior owner, except an affiliate of Financial Intranet, would be entitled to sell within any three-month period, only that a number of shares that do not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume of the Common Stock reported during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about Financial Intranet. Any person (or persons whose shares are aggregated with such person) who is not deemed to have been an affiliate of Financial Intranet at any time during the 90 days preceding a sale, and who has beneficially owned shares for at least three years (including any period of ownership of preceding non-affiliated holders), would be entitled to sell shares under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

         The Registration Statement of which this Prospectus is a part also registers 55,000 shares of Common Stock previously issued to Selling Securityholders, 9,908,333 shares of Common Stock to be issued upon exercise of warrants and convertible promissory notes and 37,994 shares which may otherwise be issued to the Selling Securityholders, thus permitting the resale of such shares by non-affiliates in the public market without restriction under the Securities Act. See "Selling Securityholders."

                              PLAN OF DISTRIBUTION


         The Company, through its officers and directors, is offering the shares of Common Stock for sale on a "best efforts" basis. No officer or director will receive any compensation for sales of shares of Common Stock in this Offering.

         Licensed broker/dealers may also participate in the Offering. The Company will pay a commission of 10% and a non-accountable expense allowance of 3% to NASD registered broker/dealers for sales of Shares effected by NASD members. The names of the NASD member broker/dealers that may participate in this Offering, if any, are identified on the annexed broker/dealer list, which list shall be updated by Post-Effective Amendment to the extent that additional broker/dealers, if any, agree to participate in this Offering after the date of this Prospectus.

         The Offering shall commence on the date hereof and terminate ninety
(90) days thereafter, unless extended by the Company for up to an additional 90 days. All subscription proceeds will be deposited no later than noon of the next business day after receipt into the Company's bank account. Subscriptions will be accepted as they are received.

         The Selling Securityholders may sell their shares of common stock from time to time in transactions, which may include block transactions by or for the account of the Selling Securityholders, in the over-the-counter market or in negotiated transactions, or through the writing of options on their shares, through a combination of such methods of sale, or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. If any Selling Securityholder sells shares of common stock, or options thereon, pursuant to this prospectus at a fixed price or at a negotiated price which is, in either case, other than the prevailing market price or in a block transaction to a purchaser who resells, or if any Selling Securityholder pays compensation to a broker/dealer that is other than the usual and customary discounts, concessions or commissions, or if there are any arrangements either individually or in the aggregate that would constitute a distribution of such shares, a post-effective amendment to the registration statement of which this prospectus is a part, would need to be filed and declared effective by the Securities and Exchange Commission before such Selling Securityholders could make such sale, pay such compensation or make such a distribution. Financial Intranet is under no obligation to file a post-effective amendment to the registration statement of which this prospectus is a part under such circumstances.

                                  LEGAL MATTERS

         Certain legal matters in connection with the issuance of the securities being offered by Financial Intranet will be passed upon for Financial Intranet by McLaughlin & Stern, LLP, New York, New York. McLaughlin & Stern, LLP owns options to purchase 75,000 shares of Common Stock at an exercise price of $.60 per share and 75,000 shares of Common Stock at an exercise price of $1.20 per share.

                                     EXPERTS

         The financial statements as of December 31, 1997 and December 31, 1996 and for the year ended December 31, 1997 and the period December 17, 1996 (date of inception) to December 31, 1996 included in this Prospectus have been so included in reliance on the report of Reminick, Aarons & Company, LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                            FINANCIAL INTRANET, INC.

                          INDEX TO FINANCIAL STATEMENTS



                                                                                                 Page
                                                                                                 ----
Unaudited Financial Statements

         Balance Sheets as of December 31, 1997 and December 31, 1998 (Unaudited)                 F-2

         Statement of Operations for the years ended December 31, 1997
           and December 31, 1998 (Unaudited)                                                      F-3

         Statement of Changes in Stockholders' Equity for the years
           ended December 31, 1997 and 1998 (Unaudited)                                           F-4

         Statement of Cash Flows for the years ended December 31, 1997
           and December 31, 1998 (Unaudited)                                                      F-5

         Notes to Financial Statements (Unaudited for 1998)                                       F-7

Audited Financial Statements

         Report of Independent Public Accountants                                                 F-22

         Balance Sheets as of December 31, 1996 and 1997                                          F-23

         Statements of Operations for the period December 17, 1996
            (date of inception) to December 31, 1996 and
            for the year ended December 31, 1997                                                  F-24

         Statements of Changes in Stockholders' Equity for the period
            December 17, 1996 (date of inception) to December 31, 1996 and
            for the year ended December 31, 1997                                                  F-25

         Statements of Cash Flows for the period December 17, 1996
            (date of inception) to December 31, 1996 and for the year
            ended December 31, 1997                                                               F-27

         Notes to Financial Statements                                                            F-29


                            FINANCIAL INTRANET, INC.
                         (a Development Stage Company)
                                 Balance Sheets


                                                          December 31
                                                          -----------
                                                    1997               1998
                                                    ----               ----
                                                                    (Unaudited)
                  Assets

Current assets:
Cash and cash equivalents                           $1,929            $149,225
Accounts receivable                                      0              51,919
Due from officers                                   20,410                   0
Prepaid expenses                                     4,693               4,378
                                                    ------             -------
         Total current assets                       27,032             205,522

Property and equipment, net                        235,712             913,784
Deferred offering costs                                  0              44,000
Deferred debt issuance costs                             0              55,000
Notes receivable                                    41,200                   0
Capitalized software development costs, net         68,275              88,058
Other assets                                        23,773              26,157
                                                    ------              ------

         Total assets                             $395,992          $1,332,521
                                                  ========          ==========


         Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable and accrued liabilities          $140,292            $692,966
Due to officers                                     43,489              98,618
Loan payable                                        47,250                   0
                                                    ------                   -

         Total current liabilities                 231,031             791,584

Note payable                                             0             500,000
                                                         -             -------

         Total liabilities                         231,031           1,291,584
                                                   -------           ---------

Commitments and contingencies

Stockholders' Equity:
Common stock, $.001 par value, 25,000,000 shares
 authorized and 15,589,228 shares issued and
outstanding December 31, 1997; 50,000,000
shares authorized and 20,561,048 shares
issued and outstanding December 31, 1998
(unaudited)                                         15,589              20,561
Additional paid-in capital                       1,306,622           4,102,386
Accumulated deficit during the development stage  (851,928)         (3,019,132)
Less: Stock subscriptions receivable               (75,000)                  0
          Deferred compensation cost              (230,322)         (1,062,878)
                                                  --------          ----------

         Total stockholders' equity                164,961              40,937
                                                   -------              ------

         Total liabilities and stockholders'
          equity                                  $395,992          $1,332,521
                                                  ========          ==========


   The accompanying notes are an integral part of these financial statements.

                            FINANCIAL INTRANET, INC.
                         (a Development Stage Company)
                            Statements of Operations


                                                  Year Ended December 31,
                                               ------------------------------
                                                  1997                1998
                                                  ----                ----
                                                                   (Unaudited)

Revenue                                               $0              $91,281
                                                 -------            ---------
Operating costs and expenses:
Cost of revenue                                        0              146,533
Sales and marketing expenses                      55,794               50,246
General and administrative expenses              748,214            1,037,615
Depreciation and amortization                          0              124,145
Stock compensation expense                        13,272              897,808
                                                  ------              -------

         Total operating costs and expenses      817,280            2,256,347
                                                 -------            ---------

Loss from operations                            (817,280)          (2,165,066)

Other income (expense):
Interest income                                    2,475                4,140
Interest expense                                  (2,625)              (6,278)
                                                  ------               ------

         Total other (expense)                      (150)              (2,138)
                                                    ----               ------

Net loss                                       ($817,430)         ($2,167,204)
                                               ---------          -----------


Basic and diluted net loss per share              ($0.07)              ($0.12)
                                                  ======               ======

Number of shares used in calculating basic
    and diluted net loss per share             10,932,900          18,328,984



   The accompanying notes are an integral part of these financial statements.

                            FINANCIAL INTRANET, INC.
                          (a Development Stage Company)
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1998

                                                                                                                 Additional
                                                                                         Common Stock              Paid-in
                                      Description                                    Shares         Amount         Capital

  Balance - January 1, 1997                                                        3,980,000     $   3,980     $    30,620

  February 29, 1997 - issuance of stock in lieu of compensation to
     key executives                                                                4,250,000         4,250         148,500

  May 1997 through December 31, 1997 - Private Placement                           6,904,228         6,904         877,823

  August 4, 1997 - issuance of stock in lieu of $6,500 in promotional fees           100,000           100           6,400

  September, 1997 - issuance of stock to employees and increase in additional
     paid-in capital resulting from stock options granted                             40,000            40         243,594

  November 15, 1997 - issuance of stock per non-dilution provisions
     of consulting agreement                                                         315,000           315            (315)

  Net loss                                                                               -             -               -
                                                                                  ----------     ---------     -----------

  Balance - December 31, 1997                                                     15,589,228        15,589       1,306,622

 January, 1998 - issuance of stock subscribed in 1997                                400,000           400          29,600

 Jan.-July 1998 - issuance of stock per non-dilution provisions of
   consulting agreement                                                              346,742           347            (347)

 May-Dec., 1998 - issuance of stock in lieu of services                              309,249           309         119,515

 June and July, 1998 - Promissory notes converted                                  1,070,800         1,071         463,932

 June and October, 1998 - Private placement                                        1,237,666         1,238         443,262

 June 11, 1998 - issuance of stock in lieu of fees on June, 1998
   private placement                                                                  38,393            38             (38)

 July 17, 1998 - issuance of stock to release security interest in
   certain equipment                                                                 500,000           500         314,500

 October 15, 1998 - issuance of stock in lieu of fees on 1997
     private placement                                                                68,970            69             (69)

 October 15, 1998 - issuance of stock resulting from exercise of warrants          1,000,000         1,000         159,000

  Increase in additional paid-in capital resulting from stock options
     and warrants granted                                                                -             -       $ 1,266,409

  Net loss                                                                               -             -               -
                                                                                  ----------     ---------     -----------
  Balance - December 31, 1998 (unaudited)                                         20,561,048     $  20,561     $ 4,102,386
                                                                                  ==========     =========    ============


                                                                                  Subscriptions     Deferred Stock     Accumulated
                                      Description                                  Receivable        Compensation        Deficit
  Balance - January 1, 1997                                                           -          $       -              $  (34,498)

  February 29, 1997 - issuance of stock in lieu of compensation to
     key executives                                                                   -                  -                     -

  May 1997 through December 31, 1997 - Private Placement                          (75,000)               -                     -

  August 4, 1997 - issuance of stock in lieu of $6,500 in promotional fees            -                  -                     -

  September, 1997 - issuance of stock to employees and increase in additional
     paid-in capital resulting from stock options granted                             -             (230,322)                  -

  November 15, 1997 - issuance of stock per non-dilution provisions
     of consulting agreement                                                          -                  -                     -

  Net loss                                                                            -                  -                (817,430)
                                                                                 ---------       ------------           -----------
  Balance - December 31, 1997                                                    $(75,000)          (230,322)             (851,928)


 January, 1998 - issuance of stock subscribed in 1997                              75,000                -                     -

 Jan.-July 1998 - issuance of stock per non-dilution provisions of
   consulting agreement                                                               -                  -                     -

 May-Dec., 1998 - issuance of stock in lieu of services                               -                  -                     -

 June and July, 1998 - Promissory notes converted                                     -                  -                     -

 June and October, 1998 - Private placement                                           -                  -                     -

 June 11, 1998 - issuance of stock in lieu of fees on June, 1998
   private placement                                                                  -                  -                     -

 July 17, 1998 - issuance of stock to release security interest in
   certain equipment                                                                  -                  -                     -

 October 15, 1998 - issuance of stock in lieu of fees on 1997
     private placement                                                                -                  -                     -

 October 15, 1998 - issuance of stock resulting from exercise of warrants             -                  -                     -

  Increase in additional paid-in capital resulting from stock options
     and warrants granted                                                             -             (832,556)                  -

  Net loss                                                                            -                  -             ($2,167,204)
                                                                                 ---------       ------------           -----------
  Balance - December 31, 1998 (unaudited)                                      $      -          $(1,062,878)         $ (3,019,132)
                                                                               ===========       ============         =============



                                                                                  Stockholder's
                                      Description                                    Equity
  Balance - January 1, 1997                                                     $       102

  February 29, 1997 - issuance of stock in lieu of compensation to
     key executives                                                                 152,750

  May 1997 through December 31, 1997 - Private Placement                            809,727

  August 4, 1997 - issuance of stock in lieu of $6,500 in promotional fees            6,500

  September, 1997 - issuance of stock to employees and increase in additional
     paid-in capital resulting from stock options granted                            13,312

  November 15, 1997 - issuance of stock per non-dilution provisions
     of consulting agreement                                                            -

  Net loss                                                                         (817,430)
                                                                                -----------
  Balance - December 31, 1997                                                       164,961

 January, 1998 - issuance of stock subscribed in 1997                               105,000

 Jan.-July 1998 - issuance of stock per non-dilution provisions of
   consulting agreement                                                                -

 May-Dec., 1998 - issuance of stock in lieu of services                            119,824

 June and July, 1998 - Promissory notes converted                                  465,003

 June and October, 1998 - Private placement                                        444,500

 June 11, 1998 - issuance of stock in lieu of fees on June, 1998
   private placement                                                                   -

 July 17, 1998 - issuance of stock to release security interest in
   certain equipment                                                               315,000

 October 15, 1998 - issuance of stock in lieu of fees on 1997
     private placement                                                                 -

 October 15, 1998 - issuance of stock resulting from exercise of warrants          160,000

  Increase in additional paid-in capital resulting from stock options
     and warrants granted                                                          433,853

  Net loss                                                                      (2,167,204)
                                                                                ----------
  Balance - December 31, 1998 (unaudited)                                       $   40,937
                                                                                ==========



   The accompanying notes are an integral part of these financial statements.

                            FINANCIAL INTRANET, INC.
                         (a Development Stage Company)
                            Statements of Cash Flows

                                                         Year Ended December 31,
                                                         -----------------------
                                                         1997          1998
                                                         ----          ----
                                                                    (Unaudited)

Cash flows from operating activities:
Net loss                                              ($817,430)  ($2,167,204)
Adjustments to reconcile net loss to net cash
   used in operating activities:
   Depreciation and amortization                             0        124,145
   Reserve for bad debts                                     0         41,200
   Stock compensation expense                          172,562      1,011,634
   Changes in operating assets and liabilities:
      Accounts receivable                                    0        (51,919)
      Prepaid expenses                                  (4,693)           315
      Deferred offering costs                                0        (20,000)
      Other assets                                     (23,773)        (2,384)
      Accounts payable and accrued expenses            140,292        552,674
                                                       -------        -------

         Net cash used in operating activities        (533,042)      (511,539)
                                                      --------       --------


Cash flows from investing activities:
Notes receivable advances                              (41,200)             0
Loans advanced (to) from officer                       (20,410)        20,410
Purchase of property and equipment                    (235,712)      (802,217)
Software development costs                             (68,275)       (19,783)
                                                       -------        -------

           Net cash used in investing activities      (365,597)      (801,590)
                                                      --------       --------

Cash flows from financing activities:
Proceeds from (repayments of) loan payable              47,250        (47,250)
Proceeds from issuance of promissory notes                   0      1,500,000
Payment of financing fees                              (70,523)      (156,000)
Proceeds from issuance of common stock                 880,250         37,500
Collection of stock subscriptions receivable                 0         70,000
Proceeds from issuance of warrants                           0          1,046
Advances from officers                                  43,489         55,129
                                                        ------         ------

          Net cash provided by financing activities    900,466      1,460,425
                                                       -------      ---------

Net increase in cash and cash equivalents                1,827        147,296

Cash and cash equivalents - beginning                      102          1,929
                                                           ---          -----

Cash and cash equivalents - ending                      $1,929       $149,225
                                                        ======       ========

                            FINANCIAL INTRANET, INC.
                         (a Development Stage Company)
                      Statements of Cash Flows - continued

                                                                       Year Ended December 31,
                                                                       -----------------------
                                                                         1997               1998
                                                                         ----               ----
                                                                                         (Unaudited)

Supplemental disclosure of cash flow information:
   Cash paid during the year for interest                               $2,625              $4,167
                                                                        ======              ======

Noncash investing and financing activities:
  The following noncash transactions occurred during the year ended December 31, 1997:

    - 100,000 shares of the Company's common stock were issued to outside consultants in lieu of $6,500 in promotional fees.

    - 4,250,000 shares of the Company's common stock were issued to three (3) key executives in lieu of $152,750 for executive compensation and consulting fees.

    - 315,000 shares of the Company's common stock valued at $315 were issued at par value to outside consultants in accordance with the anti-dilution provisions of the consulting agreement entered into by the Company in December 1996.

    - Additional paid-in capital was increased by $243,594 and deferred compensation of $230,322 was recorded resulting from stock options granted.

  The following noncash transactions occurred during the year ended December 31, 1998:

    - 309,249 shares of the Company's common stock were issued to outside consultants in lieu of $113,826 in services and $16,000 in deferred offering costs.

    - 1,000,000 shares of the Company's common stock in exchange for $10,000 were issued to an independent consultant (as discussed in Note 5) for providing various marketing, sales, general, and public relations consulting services.

    - 346,742 shares of the Company's common stock at par value were issued to outside consultants in accordance with the anti-dilution provisions of the consulting agreement entered into by the Company which terminated in July 1998.

    - 500,000 shares valued at $315,000 were issued to an outside facilitator as a settlement in order to release its security interest in certain of the Company's equipment.


   The accompanying notes are an integral part of these financial statements.

                            FINANCIAL INTRANET, INC.

                          (a Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

          (Information with respect to December 31, 1998 is unaudited)



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Description of Business
         -----------------------

         Financial Intranet, Inc. (the "Company"), formerly Wee Wees, Inc. (which was formerly Alexis & Co.) is a Nevada corporation incorporated on December 16, 1993. The founder of the Company acquired all of the outstanding shares of Wee Wees, Inc. to obtain the benefits of a corporate entity for the business. The Company provides a secure on-demand proprietary network (intranet) for broker-dealers and their registered representatives. The network is designed to provide updated training and data information concerning, among other things, those mutual funds planning to participate in the Company's network. In addition, the Company has developed an Internet presence accessible to the general public, which will highlight the Company's clients. It is the Company's plan to connect over 500 U.S. broker-dealer locations and subsequently provide local access ports in various cities around the world. The Company has not yet generated significant revenue from its operations and is therefore considered to be a development stage company in accordance with Statement of Financial Accounting Standards No. 7.

         Going Concern Uncertainty
         -------------------------

         The accompanying financial statements have been prepared assuming the Company will continue as a going concern. At December 31, 1997, the Company had a negative working capital of $203,999 and a stockholders' equity of $164,961. At December 31, 1998, the Company has a negative working capital of $586,062 and a stockholders' equity of $40,937. As the Company is still in the development stage and has experienced significant losses since its inception, there is substantial doubt that it will be able to continue as a going concern without the additional funding as contemplated by the Company's private placement and initial public offering (see Note 12). If the public offering is not effected and successful, management plans to seek alternate funding from an affiliated third party. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

         Unaudited Financial Information
         -------------------------------

         The unaudited balance sheet as of December 31, 1998 and the unaudited statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 1998 include, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary to present fairly the Company's financial position, results of operations and cash flows.

                            FINANCIAL INTRANET, INC.

                          (a Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

          (Information with respect to December 31, 1998 is unaudited)


         Cash and Cash Equivalents
         -------------------------

         The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

         Accounts Receivable
         -------------------

         Accounts receivable are principally from users of the Company's communications network. Accounts receivable at December 31, 1998 was $51,919. There were no accounts receivable at December 31, 1997 as no revenues were generated during 1997. Management believes that all accounts receivable are fully collectible and no allowance for uncollectible accounts has been provided.

         Property and Equipment
         ----------------------

         Property and equipment are stated at cost. At December 31, 1997, the computer hardware and software that was acquired to implement the Company's intranet and internet systems was not fully operational. As such, no depreciation or amortization had been calculated for these assets for the year then ended. Depreciation for the year ended December 31, 1998 was $102,377 as the equipment and related software were placed in service during 1998. These assets are being depreciated on a straight-line basis over their estimated lives, which range from three to five years.

         Deferred Offering and Debt Issuance Costs
         -----------------------------------------

         Costs incurred in connection with the proposed offering of securities (see Note 12) and with the issuance of the December 31, 1998 convertible promissory note have been deferred and will be offset against the proceeds of the offering and conversion of debt. If the offering and/or conversion of debt are not effected, these costs will be expensed and/or amortized over the life of the debt, respectively.

         Capitalized Software Development Costs
         --------------------------------------

         Capitalized software development costs represent the costs of developing and updating an Internet presence at the Company's web site. These costs are being amortized on a straight-line basis over its estimated life of two years. Amortization of software development costs was $21,768 for the year ended December 31, 1998. There was no amortization in 1997 because the web site was not placed in service until 1998.

                            FINANCIAL INTRANET, INC.

                          (a Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

          (Information with respect to December 31, 1998 is unaudited)


         Income Taxes
         ------------

         The Company accounts for income taxes in accordance with the asset and liability method of accounting for income taxes proscribed by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to the taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         Revenue Recognition
         -------------------

         Revenue is recognized at the time telephone communications usage is incurred.

         Advertising
         -----------

         Advertising and marketing costs are expensed as incurred.

         Earnings Per Share
         ------------------

         During the year ended December 31, 1997, the Company adopted the provisions of Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). SFAS 128 requires the presentation of basic and diluted earnings per share ("EPS"). Basic EPS is computed by dividing income (loss) available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted EPS is computed by dividing that income (loss) by the weighted-average number of common shares and common stock equivalents outstanding during the period. Common stock equivalents have been excluded from the weighted-average shares for 1997 and 1998, because their inclusion is anti-dilutive. All prior period EPS information has been computed in accordance with the new pronouncement.

         Stock-Based Compensation
         ------------------------

         In October 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 is effective for fiscal years beginning after December 31, 1995 and prescribes accounting and reporting

                            FINANCIAL INTRANET, INC.

                          (a Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

          (Information with respect to December 31, 1998 is unaudited)



         standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company accounts for its stock-based compensation in accordance with the provisions of APB 25.

         Effect of Recently Issued Accounting Standards
         ----------------------------------------------

         In June 1997, the Financial Accounting Standards Board issued two new disclosure standards.

         Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130") establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company's net loss is the only item of comprehensive income through December 31, 1997 and December 31, 1998.

         Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and related Information" ("SFAS 131"), which supersedes Statement of Financial Accounting Standards No. 14, "Financial Reporting for Segments of a Business Enterprise", establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

         SFAS 130 and 131 are effective for financial statements for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated.

         In February 1998, the Financial Accounting Standards Board issued Statement of

                            FINANCIAL INTRANET, INC.

                          (a Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

          (Information with respect to December 31, 1998 is unaudited)



         Financial Accounting Standards No. 132, "Employers' Disclosures About Pensions and Other Postretirement Benefits" ("SFAS 132"), which standardizes the disclosure requirements for pensions and other postretirement benefits. SFAS 132 is applicable for fiscal years beginning after December 15, 1997. The Company does not expect adoption of SFAS 132 to have a material effect, if any, on the financial statements and results of operations.

         In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133), which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, collectively referred to as derivatives and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial condition and measure those instruments at fair value. SFAS 133 is effective for fiscal years beginning after June 15, 1999. The Company has not determined the effect on its financial statements or results of operations, if any, from the adoption of this statement.

         In October 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 134, "Accounting for Mortgage-backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise" (SFAS
         134). This is an amendment to Statement of Financial Accounting Standards No. 65, "Accounting for Certain Mortgage Banking Activities", which establishes standards requiring that, after a securitization of a mortgage loan is held for sale, an entity engaged in mortgage banking activities classify the resulting mortgage-backed security as a trading security. SFAS 134 is effective for fiscal years beginning after December 15, 1998. The Company's financial statements and results of operations are unaffected by SFAS 134.

         In March 1998, the AICPA issued Statement of Position 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use" (SOP 98-1), which provides guidance on accounting for the cost of computer software developed or obtained for internal use regarding either the capitalization or expensing of software costs that meet certain specified criteria. SOP 98-1 is effective for fiscal years beginning after December 15, 1998 with earlier application encouraged. SOP 98-1 has been adopted by the Company for the year ended December 31, 1998.

         In April, 1998 the AICPA issued Statement of Accounting Position 98-5 "Reporting on the costs of Start up Activities" (SOP 98-5), which provides guidance on defining start up activities and requires that entities expense start-up costs and organizational costs as they are incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998 with earlier application encouraged, and was adopted by the Company in 1997.

         Reclassifications
         -----------------

         Certain accounts from the 1997 financial statements have been reclassified in order to conform with the 1998 financial statement presentation. These

                            FINANCIAL INTRANET, INC.

                          (a Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

          (Information with respect to December 31, 1998 is unaudited)



         reclassifications have no effect on the previously reported net loss.

         Use of Estimates
         ----------------

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - NOTES RECEIVABLE

         In connection with entering into a Letter of Intent to acquire 80% of the equity of Micro-Intelligent Systems, Inc. (MIS), a private corporation that manufactures a portable electronic document device, the Company provided loans to MIS. On February 25, 1997, in conjunction with the signing of the Letter of Intent, the Company provided a loan of $20,000, due on demand on or after February 25, 2007, together with interest at the rate of 4% per annum. On March 21, 1997, the Company issued an additional loan of $20,000, due on demand on or after March 21, 2007, together with interest at the rate of 4% per annum. Subsequently, management has rescinded plans for the acquisition. Accrued interest of $1,200 and $2,800 was due on these notes receivable at December 31, 1997 and 1998, respectively. As of December 31, 1998, the Company had fully reserved the balance of $41,200 for the potential uncollectibility of this note and related accrued interest.

NOTE 3 - PROPERTY AND EQUIPMENT

         Property and equipment consists of the following at December 31, 1997 and December 31, 1998:

                                                  12/31/97         12/31/98
                                                 ----------      ------------
                                                                 (Unaudited)

             Computer equipment                  $  235,712      $ 1,016,161
             Accumulated depreciation                     -         (102,377)
                                                 ----------      ------------

                                                 $  235,712      $   913,784
                                                 ==========      ============


NOTE 4 - LOAN PAYABLE

         In September 1997, Civilization Communications Inc. (CivCom), a consultant, (see Note 5) advanced funds to various vendors on behalf of the Company. These payments were memorialized in a promissory note dated January 2, 1998

                            FINANCIAL INTRANET, INC.

                          (a Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

          (Information with respect to December 31, 1998 is unaudited)



         in the principal amount of $47,250 at the prime rate due on June 30, 1998. On August 28, 1998 the balance, including principal and interest, was fully repaid.

NOTE 5 -NOTE PAYABLE

         On December 31, 1998, the Company entered into a subscription agreement for a private placement of $500,000 consisting of a 7% convertible promissory note in the principal amount of $500,000, and warrants to purchase 1,250,000 shares of the Company's common stock, at an exercise price of $.60 per share as defined in the agreement.

         The Company paid, on the closing date, fees of $55,000 as a reduction of the proceeds. In addition, the two placement agents, as part of their fees, were to receive 25,000 shares of common stock and warrants to purchase 160,000 shares of common stock at an exercise price of $.64 per share and 125,000 shares of common stock at an exercise price of $.40 per share, respectively, of common stock. The 25,000 shares were not issued until January 1999.

NOTE 6 - COMMITMENTS

         Operating Leases
         ----------------

         The Company subleased its office space in New York City until April 1998. Rent expense under this lease charged to operations was $22,431 and $16,299 for the years ended December 31, 1997 and 1998, respectively.

         In October 1997, the Company entered into a lease agreement for office space in Ardsley, New York for a term of three (3) years commencing on January 1, 1998. The lease agreement provides for a fixed annual base rent of $15,575 payable in equal monthly installments plus a proportionate share of certain incremental building operating expenses as defined in the lease agreement.

         In June 1998, the Company entered into another lease agreement for additional office space in Ardsley, New York for a term commencing on July 15, 1998 and expiring on December 31, 2000. This lease provides for an annual base rent of $8,303 payable in equal monthly installments, plus a proportionate share of certain incremental building operating expenses as defined in the lease agreement. Rent expense under these leases charged to operations was $0 and $22,062 for the years ended December 31, 1997 and 1998, respectively.

                            FINANCIAL INTRANET, INC.

                          (a Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

          (Information with respect to December 31, 1998 is unaudited)



         Minimum required future rental payments under these operating leases at December 31, 1998 are as follows:

                       1999                  $  23,878
                       2000                     23,878
                                             ---------

                                             $  47,756
                                             =========

         Consulting Agreement - Civilization Communications Inc.
         -------------------------------------------------------

         In October 1996, the Company entered into an agreement executed by its founder (amended December 20, 1996), with Civilization Communications Inc. (CivCom), to provide various consulting services. Specifically, CivCom assisted in the preparation of the Company's Business Plan and the preparation of the initial Private Placement Memorandum (PPM) as well as associated and relevant documents. In addition, the agreement provides for CivCom, at the Company's request, to assist in the preparation of all filings and prepare the documentation required to be filed on a timely basis with various state and federal agencies concerning the raising of the funds encompassed by the PPM. In consideration of the services provided, the agreement provides for $25,000 in compensation, payable as follows: a $15,000 cash payment from the funds acquired through the placement of any of the Company's securities and 200,000 shares (subsequently adjusted to 240,000 shares) of common stock (in lieu of $10,000).

         In accordance with the non-dilutive provisions of the agreement, CivCom was entitled to maintain a 6.1% share of the total outstanding shares of the Company's common stock through July 7, 1998. As such, CivCom was issued 315,000 shares during 1997 and 346,742 shares during 1998 at which time the agreement was cancelled by the Company. Subsequent to July 1998, CivCom continued to consult the Company on a fixed price per hour basis.

         Consulting Agreements - Key Executives
         --------------------------------------

         In February 1997, the Company entered into consulting agreements with three key executives to whom the Company was intending to eventually offer long-term employment agreements (see below). The consulting agreements provide for monthly stipends from the date of signing to the date the Company and the executives enter into the employment agreements. The consulting agreements also provide for the issuance of the Company's common stock at par value since at the time there was no determined market value for the shares issued. The key executives and the related provisions within their respective agreements are as follows:

                            FINANCIAL INTRANET, INC.

                          (a Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

          (Information with respect to December 31, 1998 is unaudited)

                                                                                      Par Value of
                                                    Monthly         Common Stock          Stock
          Executive                                 Stipend            Issued            Issued
          ---------                                 -------         ------------         ------
          Founder                                   $ 12,500     1,500,000 shares      $ 1,500
          President and Chief Operating
            Officer                                 $ 12,500       750,000 shares      $   750
          Senior Vice-President - Sales and
           Marketing                                $  5,417       500,000 shares      $   500

         In addition, in February 1997, in lieu of $150,000 in compensation for consulting services through December 31, 1997, the founder was issued an additional 1,500,000 shares of the Company's common stock.

         Employment Agreements
         ---------------------

         On September 12, 1997, the Company entered into employment agreements with three key executives. The agreements are for a five-year period commencing on September 12, 1997 and may be extended by the Company for an additional three-year period upon written notice six months prior to the third anniversary of the original term. The agreements stipulate the duties, compensation and benefits, indemnification, termination and various other terms of employment. Included in compensation for all three executives is an option to purchase, at any time while the executive is employed by the Company, additional shares (in addition to any shares previously issued) of the Company's common stock. Through December 31, 1998, the purchase price for such shares is at a price per share equal to eighty percent of the per share bid price averaged over five working days prior to the date of the signed employment agreement. The exercise price for options issued after December 31, 1998 is the market price per share of common stock on the date the Company issues any additional shares of common stock. The options shall permit each executive to purchase up to a certain percentage (see below) of the Company's issued and outstanding shares of common stock less; i) shares previously issued according to the consulting agreement; ii) less any shares previously issued as a result of the exercise of this option and
         (iii) less any shares issued in lieu of cash expenses advanced by the executive or accepted as previously earned consulting fees paid to the executive in lieu of cash.

         The number of the Company's issued and outstanding common stock for the purpose of calculating the total number of shares which may be purchased by the executive in exercising the option shall be: i) the number of shares issued on the later of the exercise date or any date prior to December 31, 1998, providing that ii) the total number of shares issued as utilized in the calculation of the shares

                            FINANCIAL INTRANET, INC.

                          (a Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

          (Information with respect to December 31, 1998 is unaudited)



         available for purchase under the option shall not exceed the number of shares issued and outstanding at December 31, 1998 as recorded on the Company's stock ledger and as reported by the Company's transfer agent. These options are non-transferable and expire on the last date of the original employment term or any extension thereof (See note 8). The executives and the related provisions of their employment agreement are detailed below:

                                                                   Stock Option
           Executive                              Base Salary       Percentage
           ---------                              -----------       ----------
           Founder                                   $150,000          25.0%
           President and Chief Operating
             Officer                                 $150,000          14.5%
           Senior Vice-President - Sales and
             Marketing                               $100,000           9.0%

         Consulting Agreement - Independent Consultant
         ---------------------------------------------

         On October 6, 1997, the Company entered into a consulting agreement with an individual to provide various marketing, sales, general and public relations consulting in connection with undertaking the promotion of the Company's products, training programs and services to broker/dealers, underwriters and administrators of mutual funds. In consideration for services provided, the agreement granted the consultant a warrant to purchase up to one million (1,000,000) shares of the common stock of the Company at $.01 per share. In addition, all travel, mailing, entertainment, printing, postage and all other expenses directly related to services will be reimbursed by the Company. The warrant was exercised on October 9, 1998 for 1,000,000 shares.

         The terms of the agreement are for a period commencing with the date of the signing of the agreement and shall terminate on October 20, 1999, with an extension convertible to October 20, 2000, unless sooner by death of the consultant or a 30-day notice of termination by either party. Stock compensation costs charged to operations for warrants issued was $150,000 for the year ended December 31, 1998.

         Major Customers
         ---------------

         A substantial portion of the Company's revenue is derived from three major customers which, individually, constitute approximately 37.4%, 21.5% and 15.2% of total revenue.

NOTE 7 - PRIVATE PLACEMENTS

         The Company had a private placement offering in June 1997, whereby 6,904,228 shares of common stock were issued. The Company had two outstanding subscription agreements from investors totaling $75,000 at December 31, 1997.

                            FINANCIAL INTRANET, INC.

                          (a Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

          (Information with respect to December 31, 1998 is unaudited)



         400,000 shares of the Company's common stock were subsequently issued in January 1998.

         On May 20, 1998, the Company entered into subscription agreements to issue a total of $500,000 in convertible debentures, due November 20, 1998. The debentures pay 6% cumulative interest annually, payable in cash or in freely trading common stock of the Company, at the Company's option at the time of each conversion until the principal amount is paid in full or has been converted. The debentures are subject to automatic conversion at the end of six months from the date of issuance based on a formula as defined under the agreements. The holder of the debenture has the right, at their option, to convert it into shares of the Company's common stock at any time before the close of business on the maturity date. The debentures were converted into 1,070,800 shares in June and July 1998.

         On June 4, 1998, the Company entered into a Placement Agent Agreement with Corporate Capital Management LLC (CCM). The agreement appointed CCM exclusive placement agent of the Company during the offering period as defined in the agreement for the purpose of assisting the Company in the sale of $500,000 (the Funds) in principal amount of its convertible 12% promissory note due December 1, 1998 (the Note). The agreement provides for a cash fee in an amount equal to 10% of the gross proceeds from the sale of the Note plus warrants to purchase 50,000 shares of the Company's common stock. The warrants shall be exercisable at a price equal to 110% of the bid price for the common stock on the date of closing of the sale of the Note. In conjunction with the agreement to retain CCM as placement agent, on June 4, 1998, the Company entered into a subscription agreement for the Note. The Note is convertible, at the holder's option, at any time, into shares of common stock of the Company. The number of shares of common stock into which the Note may be converted shall be determined at the lesser of (i) 72.5% of the lowest closing bid price quoted on the over-the-counter Bulletin Board market of the common stock for the five-day trading period ending on the day prior to the conversion date or (ii) the lowest closing bid price quoted on the Bulletin Board of the common stock for the five-day trading period ending on the day prior to the closing of the sale of the Note. The note was converted to 1,352,718 shares of the Company's common stock in June 1998 and 115,052 shares were subsequently cancelled in October 1998.

NOTE 8 - STOCK OPTIONS AND WARRANTS

         The following stock options were granted during 1997 and 1998:

         Warrants to purchase 1,000,000 shares of common stock exercisable at $.01 per share pursuant to a consulting agreement (See note 6).

                            FINANCIAL INTRANET, INC.

                          (a Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

          (Information with respect to December 31, 1998 is unaudited)



         166,667 shares of common stock to a consultant on July 15, 1998 which expire June 22, 2003, at an exercise price of $.40 per share.

         250,000 shares of common stock to each of two employees at an exercise price of $.625 per share, which vest one-third each year over the next three years beginning in December 1999.

         150,000 shares of common stock for legal services: 75,000 shares on July 10, 1998 which expire July 10, 2003, at an exercise price of $1.20 per share; and 75,000 shares on November 25, 1998 which expire November 24, 2003, at an exercise price of $.60 per share.

         The following warrants were granted during 1997 and 1998:

         Stock options to purchase 4,810,776 and 2,411,333 shares of common stock during 1997 and 1998, respectively, exercisable at $.19 per share pursuant to employment agreements with three key executives (See note
         6).

         Warrants to purchase 10,000 shares of common stock to each of two directors, one issued on September 1, 1998 which expires August 31, 2001, exercisable at a price of $.725 per share; and the other issued on November 13, 1998 which expires November 13, 2001, exercisable at a price of $.60 per share.

         Warrants to purchase 285,000 shares of common stock to two investment bankers as commissions for a December 31, 1998 private placement of convertible promissory notes, one of which is for 125,000 shares of common stock exercisable at a price of $.40 per share, and the other which is for 160,000 shares of common stock exercisable at a price of $.64 per share.

         Warrants to purchase 50,000 shares of the Company's common stock were issued to the placement agent for a June, 1998 private placement. The warrants are exercisable at $.64 per share.

         The charge to operations for the above grants of options and warrants for the year ended December 31, 1998 was $156,150.

                            FINANCIAL INTRANET, INC.

                          (a Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

          (Information with respect to December 31, 1998 is unaudited)

        Summary information with respect to stock options granted is as follows:

                                                   Outstanding    Outstanding
                                        Exercise     Options       Options
                                         Price       Granted     Exercisable
                                         -----       -------     -----------
          Balance, January 1, 1997                        -              -

          Activity:

            Options granted                $.19     4,810,776      4,810,776
            Options exercised                             -              -
            Options cancelled                             -              -
                                                   ----------      ---------


          Balance, December 31, 1997       $.19     4,810,776      4,810,776

          Activity:

            Options granted                $.19     2,411,333      2,411,333
            Options exercised                             -              -
            Options cancelled                             -              -
                                                    ---------      ---------


          Balance, December 31, 1998       $.19     7,222,109      7,222,109
                                                    =========      =========

         Compensation cost charged to operations for stock options granted was $13,272 and $276,658 for the years ended December 31, 1997 and 1998, respectively.

         1998 Stock Option Plan
         ----------------------

         In December, 1998, the Company established the 1998 Stock Option Plan ("1998 Plan") which provides for the granting of options which are intended to qualify either as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or as options which are not intended to meet the requirements of such section ("Non-statutory Stock Options"). The total number of shares of Common Stock reserved for issuance under the 1998 Plan is 1,500,000. Options to purchase shares may be granted under the 1998 Plan to persons who, in the case of Incentive Stock Options, are key employees (including officers) of the Company or, in the case of Non-statutory Stock Options, are key employees (including officers) or non-employee directors of, or non-employee consultants to, the Company.

         The exercise price of all Incentive Stock Options granted under the 1998 Plan must be at least equal to the fair market value of such shares on the date of the grant or, in the case of Incentive Stock Options granted to the holder of more than 10% of the Company's Common Stock, at least 110% of the fair market value of such shares on the date of the grant. The maximum exercise period for which Incentive Stock Options may be granted is ten years from the date of grant

                            FINANCIAL INTRANET, INC.

                          (a Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

          (Information with respect to December 31, 1998 is unaudited)



         (five years in the case of an individual owning more than 10% of the Company's Common Stock). The aggregate fair market value (determined at the date of the option grant) of shares with respect to which Incentive Stock Options are exercisable for the first time by the holder of the option during any calendar year shall not exceed $100,000.

         The exercise price of all Non-statutory Stock Options granted under the 1998 Plan must be at least equal to 85% of the fair market value of such shares on the date of the grant.

         No options have been granted during 1998 pursuant to the 1998 Plan.

NOTE 9 - INCOME TAXES

         The Company has net operating loss carryforwards available for income tax reporting purposes of approximately $3,000,000, in the aggregate, expiring in 2011 to 2013 which, upon recognition, gives rise to a deferred income tax asset of approximately $1,200,000 and $340,000 at December 31, 1998 and 1997, respectively.

         The Company has recorded a 100% valuation allowance on the net deferred tax asset since management cannot determine if it is more likely than not that the deferred tax asset will be utilized.

NOTE 10 - RELATED PARTY TRANSACTIONS

         Due from Officer
         ----------------

         At December 31, 1997, the Company had a $19,500 note receivable from an officer/stockholder of the Company. The note receivable, which is due on demand, bears interest at 8% per annum. At December 31, 1997, there was $910 of accrued interest on the note receivable. The balance of this note receivable was fully repaid on November 19, 1998.

         Due to Officer
         --------------

         At December 31, 1997, the Company had an unsecured note payable in the amount of $43,489 to an officer/stockholder. The borrowings, advanced to meet current operating obligations, were due on demand and are non-interest bearing. The remaining balance at December 31, 1998 was $5,889.

         In addition, on August 27, 1998 and December 16, 1998, the Company borrowed an additional $50,000 and $5,000, respectively from the same officer. The

                            FINANCIAL INTRANET, INC.

                          (a Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

          (Information with respect to December 31, 1998 is unaudited)



         promissory notes, with an interest rate of 8% per annum, are due in 180 days. At December 31, 1998, interest of $1,350 was accrued on this note.

         At December 31, 1998, the Company had an unsecured note payable in the amount of $36,115 to another officer/stockholder, due on demand. The promissory note bears an interest rate of 8% per annum. At December 31, 1998, interest of $254 was accrued on this note.

NOTE 11 - CONTINGENCY

         Litigation
         ----------

         On July 23, 1998, H & H Acquisition Corp., individually and on behalf of the Company, commenced an action in federal court in the Southern District of New York against the Company, the founder and certain officers, among others. The complaint is an action to recover shares of common stock of the Company previously sold to an officer/stockholder and unspecified damages. Management believes that the claims against the Company and certain officers are without merit and is vigorously defending the action. In addition, management believes that the plaintiffs' principal causes of action relate to the founder, who has filed a motion to dismiss the complaint on the grounds, in part, that a mutual release previously executed with the plaintiff covers the alleged action. No provision has been made in these financial statements for any possible losses arising from this litigation.

         Settlement Agreement
         --------------------

         In February 1998, a collateral pledge agreement was executed between the Company and two outside parties to arrange for the Company to receive $350,000 to purchase certain network computer and telecommunications equipment. Pursuant to that collateral pledge agreement, the Company granted a first priority security interest to one of the parties (the "facilitator") in order to secure the obligations of the other party ("the borrower") under said agreement. The proceeds from this financing arrangement were received directly by the borrower who never remitted these funds to the Company. The Company, as a result of not receiving the contemplated funds, had to make other arrangements to fund its purchase of the equipment.

         In July 1998, pursuant to a settlement agreement with the facilitator, in order to obtain a release of the security interest in the equipment, the Company issued 500,000 shares of its common stock to the facilitator in settlement of the obligation. If the facilitator subsequently desires to sell the shares, the Company has a right of first refusal to purchase those shares. In the event there is a sale of the total shares, the facilitator receives the first $175,000 of the net proceeds, and the balance shall be divided equally between the facilitator and the Company. If the sale of shares has not taken place by July 31, 1999, this agreement shall terminate and the facilitator shall retain ownership of the shares. The charge to operations with respect to the issuance of the 500,000 shares of common stock was $315,000 for the year ended December 31, 1998.

                            FINANCIAL INTRANET, INC.

                          (a Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

          (Information with respect to December 31, 1998 is unaudited)

NOTE 12 - SUBSEQUENT EVENTS

         Private Placement
         -----------------

         On February 8, 1999, the Company entered into a subscription agreement for a private placement of up to $1,700,000 principal amount of 7% convertible promissory notes and warrants to purchase up to 3,333,333 shares of common stock in up to five separate installments at an exercise price of $.40 per share for the initial warrants and $.60 per share for the installments. The agreements consist of an initial purchase of a Promissory Note in the principal amount of $600,000 (the "Initial Note") and Initial Warrants to purchase 1,500,000 shares of Common Stock for a purchase price of $600,000.

         At the Initial Closing, the Company issued an Initial Note which will be convertible into common stock of the Company in the principal amount of $600,000, with $240,000 of the principal amount, and all accrued interest thereon, payable upon conversion by the holder thereof commencing March 10, 1999, and $360,000 of the principal amount, and all accrued interest thereon, payable upon conversion by the holder thereof commencing 90 days after the Initial Closing Date. The Initial Note may be converted with respect to the $240,000 principal amount at any time on or after March 10, 1999 and the balance of the $360,000 principal amount may be converted at any time commencing 90 days after the Initial Closing Date. The Installment Notes in the aggregate principal amount of $1,100,000 may be converted, in whole or in part, at any time after issuance at the option of the holder.

         Commencing on the date the offering becomes effective, and terminating 30 days later, Financial Intranet may serve a demand notice or the investor may serve a purchase notice, with respect to the purchase for $200,000 of a promissory note in the principal amount of $200,000 and a warrant for the purchase of 333,333 shares of Common Stock at an exercise price of $.60 per share.

         The "Conversion Price" shall be the lessor of: (i) 75% of the average of the five lowest closing bid prices of the Common Stock during the 30 trading days ending on the trading day immediately preceding the Conversion Date, or (ii) $.40, $.50 and $.60 per share with respect to the promissory note for the $200,000 promissory note and the promissory notes in the principal amount of $300,000, respectively.

         During the 90 day period after the closing of the installment for a promissory note in the principal amount of $200,000, Financial Intranet may serve a demand notice or the investor may serve a purchase notice, with respect to the purchase for $300,000 of a promissory note in the principal amount of $300,000 and a

                            FINANCIAL INTRANET, INC.

                          (a Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

          (Information with respect to December 31, 1998 is unaudited)



         warrant for the purchase of 500,000 shares of Common Stock (the "Third Installment"). During the 90 day period after the Third Installment, Financial Intranet may serve a demand notice or the investor may serve a purchase notice, with respect to the purchase for $300,000 of a promissory note in the principal amount of $300,000 and a warrant for the purchase of 500,000 shares of Common Stock (the "Fourth Installment"). During the 90 day period after the Fourth Installment, Financial Intranet may serve a demand notice or the investor may serve a purchase notice, with respect to the purchase for $300,000 of a Promissory Note in the principal amount of $300,000 and a warrant for the purchase of 500,000 shares of Common Stock The warrants are exercisable for a period of five years after issuance at an exercise price of $.60 per share.

         The two Placement Agents, as part of their fee, each shall also receive, on the Initial Closing Date, 15,000 shares of Common Stock and Initial Warrants to purchase 75,000 shares of Common Stock at an exercise price equal to $0.40 per share of Common Stock and otherwise on terms set forth in the Common Stock Purchase Warrant.

         On each Closing Date for an installment: (i) the two Placement Agents, as part of their fee, each shall also receive 1,727 shares of Common Stock for each $100,000 funded to the Company by the Investor and Installment Warrants to purchase 10,000 shares of Common Stock on the Closing Date for each $100,000 funded on the second installment, and Installment Warrants to purchase 8,333 shares of Common Stock on each Closing Date for each $100,000 funded on the third, fourth and fifth installments. The Installment Warrants will have an exercise price of $0.60 per share.

         Public Offering
         ---------------

         In February 1999, the Company plans to file a Registration Statement (Form SB-2) covering the primary offering of Common Stock by the Company and the offering of Common Stock by certain Selling Securityholders. The Company is registering under the primary prospectus 3,000,000 Shares of Common Stock, par value $.001 per share, for sale. The Selling Securityholders are registering under an alternate prospectus 5,258,333 shares of Common Stock underlying the warrants, 6,975,000 shares of Common Stock underlying the convertible promissory notes (including an additional 2,325,000 shares of Common Stock being registered with respect to certain anti-dilution provisions of such promissory notes), 55,000 shares of Common Stock previously issued and 37,994 shares of Common Stock which will be issued upon conversion of certain promissory notes. These shares will be offered to the public at an offering price of $2.00 per share.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders
Financial Intranet, Inc. (formerly Wee Wees, Inc.)
(a Development Stage Company)


We have audited the accompanying balance sheets of Financial Intranet, Inc. (formerly Wee Wees, Inc.) (a Development Stage Company) as of December 31, 1996 and 1997, and the related statements of operations, changes in stockholders' equity, and cash flows for the period December 17, 1996 (date of inception) to December 31, 1996 and the year ended December 31, 1997. These
financial statements   are  the   responsibility   of  the   Company's
management.   Our responsibility  is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Financial Intranet, Inc. (formerly Wee Wees, Inc.) (a Development Stage Company) as of December 31, 1996 and 1997, and the results of its operations, changes in stockholders' equity, and its cash flows for the period December 17, 1996 (date of inception) to December 31, 1996, and the year ended December 31, 1997 in conformity with generally accepted accounting principles.


                                        REMINICK, AARONS & COMPANY, LLP

New York, New York
October 9, 1998, except for Note 9, as
 to which the date is December 1, 1998

                                BALANCE SHEETS

                           FINANCIAL INTRANET, INC.
                          (formerly Wee Wees, Inc.)
                        (a Development Stage Company)


                                BALANCE SHEETS

                                                                          December 31,
                                                                     1996             1997
                                                                     -----            -----
                                              ASSETS
Current assets
  Cash and cash equivalents                                           $ 102          $  1,929
  Due from officer                                                        0            20,410
  Prepaid expenses                                                        0             4,693
                                                                     ------          --------
      Total current assets                                              102            27,032

Property and equipment                                                    0           303,987


Notes receivable                                                          0            41,200

Other assets                                                              0            23,773
                                                                     ------          --------

                                                                      $ 102          $395,992
                                                                      =====          ========


                                                                          December 31,
                                                                    1996              1997
                                                                    -----             -----

                               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities

  Accounts payable and accrued liabilities                        $       0           140,292
  Due to officer                                                          0            43,489
  Loan payable                                                            0            47,250
                                                                  ---------        -----------
     Total current liabilities                                                        231,031
                                                                  ---------        -----------

Commitments and contingency

Stockholders' equity

Common stock, $.001 par value, 25,000,000 shares
authorized; 3,980,000 and 15,589,228 shares issued
and outstanding in 1996 and 1997, respectively                        3,980            15,589
Additional paid-in capital                                           30,620         1,306,622
Deficit accumulated during the development stage                    (34,498)         (851,928)
Less:    Stock subscriptions receivable                                   0           (75,000)
         Deferred compensation cost                                       0          (230,322)
                                                                  ---------        -----------
     Total stockholders' equity                                         102            164,961
                                                                  ---------        -----------

                                                                  $     102        $   395,993
                                                                  =========        ===========

            The accompanying notes are an integral part of these financial statements.

                           FINANCIAL INTRANET, INC.
                          (formerly Wee Wees, Inc.)
                        (a Development Stage Company)

                           STATEMENTS OF OPERATIONS

                                                                   December 17, 1996
                                                                    (Inception) to      Year Ended
                                                                   December 31, 1996  December 31, 1997
                                                                   -----------------  -----------------
Revenue
  Interest income                                                     $     0.00         $   2,475
                                                                      ----------         ----------
      Total revenue                                                         0.00             2,475
                                                                      ----------         ----------

Expenses
  General and administrative                                               9,760           817,280
  Interest expense                                                          0.00             2,625
                                                                      ----------         ----------
      Total expenses                                                       9,760           819,905
                                                                      ----------         ----------

Net loss                                                              $   (9,760)        $(817,430)
                                                                      ===========        ==========

Net loss per common share:
  Basic                                                               $      0.00        $   (0.07)
                                                                      ===========        ==========
  Diluted                                                             $      0.00        $   (0.07)
                                                                      ===========        ==========

Weighted number of common shares
outstanding:
  Basic                                                                3,840,000         10,932,883
                                                                       =========         ==========
  Diluted                                                              3,840,000         10,932,883
                                                                       =========         ==========

                           FINANCIAL INTRANET, INC.
                          (formerly Wee Wees, Inc.)
                        (a Development Stage Company)

                STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

           FOR THE PERIOD FROM DECEMBER 17, 1996 (DATE OF INCEPTION) TO DECEMBER 31, 1996 AND THE YEAR ENDED DECEMBER 31, 1997

                                                                                                                       Total
                                                            Additional                               Deferred      Stockholders'
                                         Common Stock         Paid-in   Subscriptions Accumulated      Stock       (Deficiency)
                Date                    Shares    Amount      Capital    Receivable     Deficit     Compensation       Equity
                ----                    ------    ------      -------    ----------     -------       ------           ------
December 17, 1996 (inception)           3,700,000   $3,700      $ 20,900    $    0.00    $(24,738)(a) $            $    (138)

December 17, 1996 - issuance in lieu
services by director                 of
  of former company (Wee Wees, Inc.)       40,000       40          (40)         0.00         0.00                      0.00

December 20, 1996 - issuance in lieu of
$10,000 in consulting
  fees                                    240,000      240         9,760         0.00         0.00                    10,000

Net loss                                     0.00     0.00          0.00         0.00      (9,760)                    (9,760)
                                        ---------    -----       -------       ------      -------     -------        -------

Balance - December 31, 1996             3,980,000    3,980        30,620         0.00     (34,498)                       102

February 29, 1997 - issuance in lieu
of compensation to key executives       4,250,000    4,250       148,500         0.00         0.00                   152,750

May 1997 through December 31, 1997 -
Private Placement                       6,904,228    6,904       877,823     (75,000)         0.00                   809,727

August 4, 1997 - issuance in lieu of
$6,500 in promotional fees                100,000      100         6,400         0.00         0.00                     6,500

September 1997 - issuance of
  common stock to employees and
  increase in additional paid-in
  capital resulting from stock
  options granted                          40,000       40       243,594         0.00         0.00      (230,322)     13,312

November 15, 1997 - issuance of stock
per non-dilution provisions
  of consulting agreement                 315,000  $   315    $    (315)         0.00         0.00                      0.00

Net loss                                     0.00     0.00          0.00         0.00    (817,430)                  (817,430)
                                       ----------   ------    ----------     --------    ---------    ---------     ---------

Balance - December 31, 1997            15,589,228  $15,589    $1,306,622$    (75,000)   $(851,928)    $(230,322)    $164,961
                                       ===========  ======     ==========    ========    =========    =========     ========


     (a) The accumulated deficit at the beginning of the period of inception represents the accumulated deficit of Wee Wees Inc. prior to its acquisition by the founder of Financial Intranet, Inc. (see Note 1).

                           FINANCIAL INTRANET, INC.
                          (formerly Wee Wees, Inc.)
                        (a Development Stage Company)

                           STATEMENTS OF CASH FLOWS



                                                                        December
                                                                        17, 1996
                                                                       (Inception)       Year Ended
                                                                       to December        December
                                                                        31, 1996          31, 1997
Cash flows from operating activities
  Net loss                                                             $(9,760)           $(817,430)
  Adjustments to reconcile net loss to net cash
    used by operating activities
    Consulting services paid by issuance of common
       stock                                                              9,760             159,290
    Compensation expense resulting from stock
      options granted                                                         0              13,272
    Changes in assets and liabilities:
      Notes receivable                                                         0            (41,200)
      Prepaid expenses                                                         0             (4,693)
      Other assets                                                             0            (23,773)
      Accounts payable                                                         0            140,292
      Due to officer                                                           0             43,489
      Loan payable                                                             0             47.250
                                                                       ---------          ---------
          Net cash used by operating activities                                0           (483,503)
                                                                       ---------          ---------
Cash flows from investing activities
  Loan advanced to officer                                                     0            (20,410)
  Capital expenditures                                                         0           (303,987)
                                                                       ---------          ---------
          Net cash used by investing activities                                0            324,397
                                                                       ---------          ---------

Cash flows from financing activities
  Cash acquired at inception                                                 102                  0
  Commissions on issuance of common stock                                      0            (20,523)
  Proceeds from issuance of common stock                                       0            880,250
                                                                       ---------          ---------
          Net cash provided by financing activities                          102            809,727
                                                                       ---------          ---------
Net increase in cash and cash equivalents                                    102              1,827


Cash and cash equivalents - beginning                                       0.00               102
                                                                       ---------          ---------

Cash and cash equivalents - ending                                     $     102          $  1,929
                                                                       =========          ========

Supplementary disclosure of cash flow
information
  Cash paid during the year for:
    Interest                                                           $       0          $  2,625
                                                                       =========          ========

                           FINANCIAL INTRANET, INC.
                          (formerly Wee Wees, Inc.)
                        (a Development Stage Company)

                        NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Description of Business

         Financial Intranet, Inc. (the "Company"), formerly Wee Wees, Inc. (which was formerly Alexis & Co.) is a Nevada corporation incorporated on December 16, 1993. The founder of the Company acquired all of the outstanding shares of Wee Wees, Inc. to obtain the benefits of a corporate entity for the business. For the purpose of these financial statements, the date of inception is considered to be the date Wee Wees, Inc. was acquired by the founder. The accumulated deficit of Wee Wees, Inc., at the date of its acquisition by the founder of the Company, consists primarily of legal fees and general business consulting expenses. The Company, a development stage company, is to provide a secured on-demand proprietary network (intranet) for broker-dealers and their registered representatives. The network will be designed to provide updated training and data information concerning, among other things, those mutual funds planning to participate in the Company's network. In addition, the Company has developed an internet presence accessible to the general public which will highlight the Company's mutual fund clients. It is the Company's initial intention to connect over 200 U.S. broker-dealer locations and subsequently provide local access ports in various cities around the world.

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         Cash and Cash Equivalents

         The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

                           FINANCIAL INTRANET, INC.
                          (formerly Wee Wees, Inc.)
                        (a Development Stage Company)

                        NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
               (CONTINUED)

         Property and Equipment

         Property and equipment are stated at cost. At December 31, 1997, the computer hardware and software acquired to implement the Company's intranet and internet systems were not fully installed or online; as such, no depreciation or amortization has been calculated for these assets for the year then ended.

         Income Taxes

         The Company accounts for income taxes in accordance with the asset and liability method of accounting for income taxes proscribed by Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to the taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. At December 31, 1997, the primary difference giving rise to a deferred tax asset consisted primarily of net operating loss carryforwards available to offset future taxable income. A 100% valuation allowance was provided against the deferred tax asset.

         Advertising

         Advertising costs are expensed as incurred.

                           FINANCIAL INTRANET, INC.
                          (formerly Wee Wees, Inc.)
                        (a Development Stage Company)

                        NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
               (CONTINUED)

         Earnings Per Share

         During the year ended December 31, 1997, the Company adopted the provisions of Statement of Financial Accounting Standards No. 128, 'Earnings Per Share" ("SFAS 128"). SFAS 128 requires the presentation of basic and diluted earnings per share ("EPS"). Basic EPS is computed by dividing income (loss) available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted EPS is computed by dividing that income (loss) by the weighted-average number of common shares and common stock equivalents outstanding during the period. Common stock equivalents have been excluded from the weighted-average shares for 1997 and 1996, because their inclusion is anti-dilutive. All prior period EPS information has been computed in accordance with the new pronouncement.

         Stock-Based Compensation

         In October 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 is effective for fiscal years beginning after December 31, 1995 and prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to
         Employees" ("APB 25") and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company accounts for its stock-based compensation in accordance with the provisions of APB 25.

                           FINANCIAL INTRANET, INC.
                          (formerly Wee Wees, Inc.)
                        (a Development Stage Company)

                        NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
               (CONTINUED)

         Effect of Recently Issued Accounting Standards

         In June 1997, the Financial Accounting Standards Board issued two new disclosure standards.

         Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130") establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company's net loss is the only item of comprehensive income through December 31, 1997.

         Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and related Information" ("SFAS 131"), which supersedes Statement of Financial Accounting Standards No. 14, "Financial Reporting for Segments of a Business Enterprise", establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

         Both of these new standards are effective for financial statements for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. The Company's results of operations and financial position will be unaffected by implementation of these new standards.

                           FINANCIAL INTRANET, INC.
                          (formerly Wee Wees, Inc.)
                        (a Development Stage Company)

                        NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
               (CONTINUED)

         Effect of Recently Issued Accounting Standards (Continued)

         In February 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 132, "Employers' Disclosures About Pensions and Other Postretirement Benefits" ("SFAS 132"), which standardizes the disclosure requirements for pensions and other postretirement benefits. The adoption of SFAS 132 in 1998 is not expected to materially impact the Company's current disclosures.

NOTE 2 - NOTES RECEIVABLE

         In connection with entering into a Letter of Intent to acquire 80% of the equity of Micro-Intelligent Systems, Inc. (MIS), a private corporation that manufactures a portable electronic document device, the Company provided loans to MIS. On February 25, 1997, in conjunction with the signing of the Letter of Intent, the Company provided a loan of $20,000, due on demand on or after February 25, 2007, together with interest at the rate of 4% per annum. On March 21, 1997, the Company issued an additional loan of $20,000, due on demand on or after March 21, 2007, together with interest at the rate of 4% per annum. Subsequently, management has rescinded plans for the acquisition. At December 31, 1997, there was accrued interest of $1,200 due on these notes receivable.

NOTE 3 - PROPERTY AND EQUIPMENT

         Property and equipment consists of the following at December 31, 1997:

         Computer equipment                                           $ 235,712
         Software development                                            68,275
                                                                      ---------
                                                                        303,987
         Accumulated depreciation and amortization                            -
                                                                      ---------
                                                                      $ 303,987
                                                                      =========

         There was no depreciation or amortization expense charged to operations for the year ended December 31, 1997 since the equipment has not yet been placed into service.

                           FINANCIAL INTRANET, INC.
                          (formerly Wee Wees, Inc.)
                        (a Development Stage Company)

                        NOTES TO FINANCIAL STATEMENTS


NOTE 4 - LOAN PAYABLE

         In September 1997, Civilization Communications Inc. (CivCom), a consultant, (see Note 5) advanced funds to various vendors on behalf of the Company. These payments were memorialized in a promissory note dated January 2, 1998 for $47,250 at an annual interest rate of prime due on June 30, 1998. Subsequently, on August 28, 1998 the balance, including principal and interest, was fully repaid.

NOTE 5 - COMMITMENTS

         Operating Leases

         The  Company  subleases  its  office  space  in  New  York  City  on  a
         month-to-month   basis.  Rent  expense  under  this  lease  charged  to
         operations was $22,431 for the year ended December 31, 1997.

         In October 1997, the Company entered into a lease for office space in Ardsley, New York for a term of three (3) years commencing on January 1, 1998. The lease provides for a fixed annual base rent of $15,575 payable in equal monthly installments plus a proportionate share of certain incremental building operating costs as defined in the lease.

         In June 1998, the Company entered into a lease for additional office space in Ardsley, New York for a term commencing on July 15, 1998 and expiring on December 31, 2000. This lease provides for an annual base rent of $8,303 payable in equal monthly installments, plus a proportionate share of certain incremental building operating costs as defined in the lease.

         Minimum required future rental payments under these operating leases are as follows:



                      1998                            $  19,726
                      1999                               23,878
                      2000                               21,282
                                                      ---------
                                                      $  64,886
                                                      =========

                           FINANCIAL INTRANET, INC.
                          (formerly Wee Wees, Inc.)
                        (a Development Stage Company)

                        NOTES TO FINANCIAL STATEMENTS


NOTE 5 - COMMITMENTS (CONTINUED)

         Consulting Agreement - Civilization Communications Inc.

         In October 1996, the Company entered into an agreement (amended December 20, 1996), with Civilization Communications Inc. (CivCom), to provide various consulting services. Specifically, CivCom assisted in the preparation of the Company's Business Plan and the preparation of the initial Private Placement Memorandum (PPM) as well as associated and relevant documents. In addition, the agreement provides for CivCom, at the Company's request, to assist in the preparation of all filings and prepare the documentation required to be filed on a timely basis with various state and federal agencies concerning the raising of the funds encompassed by the PPM. In consideration of the services provided, the agreement provides for $25,000 in compensation, payable as follows: a $15,000 cash payment from the funds acquired through the placement of any of the Company's securities and 200,000 shares (subsequently adjusted to 240,000 shares) of common stock (in lieu of $10,000).

         In accordance with the non-dilutive provisions of the agreement, CivCom is entitled to maintain a 6.1% share of the total outstanding shares of the Company's common stock through July 7, 1998. As such, CivCom has been issued 555,000 shares through December 31, 1997. Subsequent to July 7, 1998, CivCom continued to consult the Company on a fixed price per hour basis.

         Consulting Agreements - Key Executives

         On February 29, 1997, the Company entered into consulting agreements with three key executives to whom the Company was intending to eventually offer long-term employment agreements (see below). The consulting agreements provide for monthly stipends from the date of signing to the date the Company and the executives enter into the employment agreements. The consulting agreements also provide for the issuance of the Company's common stock at par value since at the time there was no determined market value for the shares issued. The key executives and the related provisions within their respective agreements are as follows:

                           FINANCIAL INTRANET, INC.
                          (formerly Wee Wees, Inc.)
                        (a Development Stage Company)

                        NOTES TO FINANCIAL STATEMENTS


NOTE 5 - COMMITMENTS  (CONTINUED)

         Consulting Agreements - Key Executives (Continued)

                                        Monthly     Common Stock    Par Value of
         Executive                      Stipend       Issued           Stock
                                                                       Issued
         Founder - Managing Director
           and Secretary                $12,500   1,500,000 shares  $1,500

         President and Chief Operating
           Officer                      $12,500     750,000 shares  $  750

         Senior Vice-President - Sales
           and Marketing                $ 5,417     500,000 shares  $  500


         In addition, on February 29, 1997, in lieu of $150,000 in compensation for prior consulting services through December 31, 1997, the founder was issued an additional 1,500,000 shares of the Company's common stock.

         Employment Agreements

         On September 12, 1997, the Company entered into employment agreements with three key executives. The agreements are for a three- or five-year period commencing on January 1, 1998 and may be extended by the Company for an additional three-year period upon written notice six months prior to the third anniversary of the original term. The agreements stipulate the duties, compensation and benefits, indemnification, termination and various other terms of employment. Included in compensation for all three executives is an option to purchase, at any time while the executive is employed by the Company, additional shares (in addition to any shares previously issued) of the Company's common stock at a price per share equal to eighty percent of the per share bid price averaged over five working days prior to the date of the signed employment agreement. The options shall permit each executive to purchase up to a certain percentage (see below) of the Company's issued and outstanding shares of common stock less; (i) shares previously issued according to the consulting agreement; (ii) less any shares previously issued as a result of the exercise of this option and (iii) less any shares issued in lieu of cash expenses advanced by the executive or accepted as previously earned consulting fees paid to the executive in lieu of cash.

                           FINANCIAL INTRANET, INC.
                          (formerly Wee Wees, Inc.)
                        (a Development Stage Company)

                        NOTES TO FINANCIAL STATEMENTS


NOTE 5 - COMMITMENTS  (CONTINUED)

         Employment Agreements (Continued)

         The number of the Company's issued and outstanding common stock for the purpose of calculating the total number of shares which may be purchased by the executive in exercising the option shall be; i) the number of shares issued on a fully diluted basis on the later of the exercise date or any date prior to December 31, 1998, providing that
         ii) the total number of shares issued on a fully diluted basis utilized in the calculation of the shares available for purchase under the option shall not exceed the number of shares issued and outstanding at December 31, 1998 as recorded on the Company's stock ledger as reported by the Company's transfer agent. These options are non-transferable and expire on the last date of the original employment term or any extension thereof. The executives and the related provisions of their employment agreement are detailed below:

                                                                   Stock Option
         Executive                                  Base Salary     Percentage
         Founder - Managing Director and Secretary    $150,000        25.0%

         President and Chief Operating Officer        $150,000        14.5%

         Senior Vice-President - Sales and Marketing  $100,000         9.0%

                           FINANCIAL INTRANET, INC.
                          (formerly Wee Wees, Inc.)
                        (a Development Stage Company)

                        NOTES TO FINANCIAL STATEMENTS


NOTE 5 - COMMITMENTS  (CONTINUED)

         Employment Agreements (Continued)

         Summary information with respect to stock options granted is as follows:

                                                   Outstanding     Outstanding
                                     Exercise        Options         Options
                                       Price         Granted       Exercisable

         Balance, December 17, 1996
         (inception)
         Activity:
           Options granted                           -            -
           Options exercised                         -            -
           Options cancelled                              -                -
                                                     ----------   ----------

         Balance, December 31, 1996                       -                -
                                                     ----------   ----------

         Activity:
           Options granted             $.19           4,810,776    4,810,776
           Options exercised           -
           Options cancelled           -                      -           -
                                                    -----------   ----------

         Balance, December 31, 1997    $.19           4,810,776    4,810,776
                                                     ==========   ==========

         Compensation cost charged to operations was $13,272 for the year ended December 31, 1997 resulting from stock options granted during 1997.

         Consulting Agreement - Independent Consultant

         On October 6, 1997, the Company entered into a consulting agreement with an individual to provide various marketing, sales, general and public relations consulting in connection with undertaking the promotion of the Company's products, training programs and services to broker/dealers, underwriters and administrators of mutual funds. In consideration of the "best effort" services provided, the agreement granted the consultant a Warrant to purchase up to

                           FINANCIAL INTRANET, INC.
                          (formerly Wee Wees, Inc.)
                        (a Development Stage Company)

                        NOTES TO FINANCIAL STATEMENTS


NOTE 5 - COMMITMENTS  (CONTINUED)

         Consulting Agreement - Independent Consultant (Continued)

         one million (1,000,000) shares of the common stock of the Company at $.01 per share. The window of time in which the Warrant can be exercised is one year from date of issue through the last day of the sixth year from the date of issue of the Warrant. In addition, all travel, mailing, entertainment, printing, postage and all other expenses directly related to services will be reimbursed by the Company.

         The terms of the agreement are for a period commencing with the date of the signing of the agreement and shall terminate on October 20, 1999, with an extension convertible to October 20, 2000, unless sooner by death of the consultant or a 30-day notice of termination by either party.

         The Warrant was exercised on October 9, 1998 for 1,000,000 shares.

NOTE 6 - STOCKHOLDERS' EQUITY

         The Company had a private placement offering in May of 1997, whereby 6,904,228 shares of common stock were issued. The Company had two outstanding subscription agreements from investors totaling $75,000 for the purchase of a total 600,000 shares of the Company's common stock at December 31, 1997. The Company authorized the issuance of 25,000,000 shares of common stock, and 15,589,228 shares are issued and outstanding at December 31, 1997.

NOTE 7 - RELATED PARTY TRANSACTIONS

         Due from Officer

         At December 31, 1997, the Company had a $19,500 note receivable from an officer/stockholder of the Company. The note receivable, which is due on demand, bears interest at 8% per annum. At December 31, 1997, there was $910 of accrued interest on the note receivable. The balance of this note receivable, including accrued interest, was fully repaid by November 6, 1998.

                           FINANCIAL INTRANET, INC.
                          (formerly Wee Wees, Inc.)
                        (a Development Stage Company)

                        NOTES TO FINANCIAL STATEMENTS


NOTE 7 - RELATED PARTY TRANSACTIONS (CONTINUED)

         Due to Officer

         At December 31, 1997, the Company had an unsecured note payable to an officer/stockholder of $43,489. The borrowings, advanced to meet current operating obligations, are due on demand and are non-interest bearing.

NOTE 8 - CONTINGENCY

         On July 23, 1998, H & H Acquisition Corp., individually and on behalf of the Company, commenced an action in federal court in the Southern District of New York against the Company, the founder and certain officers, among others. The complaint is an action to recover shares of common stock of the Company previously sold to an officer/stockholder and unspecified damages. Management believes that the claims against the Company and certain officers are without merit and is vigorously defending the action. In addition, management believes that the plaintiffs' principal causes of action relate to the founder, who has filed a motion to dismiss the complaint on the grounds, in part, that a mutual release previously executed with the plaintiff covers the alleged action. No provision has been made in these financial statements for any possible losses arising from this litigation.

NOTE 9 - SUBSEQUENT EVENTS

         On May 20, 1998, the Company entered into subscription agreements to sell a total of $500,000 in convertible debentures, due November 20, 1998. The debentures pay 6% cumulative interest annually, payable in cash or in freely trading common stock of the Company, at the Company's option at the time of each conversion until the principal amount is paid in full or has been converted. The debentures are subject to automatic conversion at the end of six months from the date of issuance based on a formula as defined under the agreements. The holder of the debenture has the right, at their option, to convert it into shares of the Company's common stock at any time before the close of business on the maturity date.

                           FINANCIAL INTRANET, INC.
                          (formerly Wee Wees, Inc.)
                        (a Development Stage Company)

                        NOTES TO FINANCIAL STATEMENTS


NOTE 9 - SUBSEQUENT EVENTS (CONTINUED)

         On June 4, 1998, the Company entered into a Placement Agent Agreement with Corporate Capital Management LLC (CCM). The agreement appoints CCM exclusive placement agent of the Company during the offering period as defined in the agreement for the purpose of assisting the Company in the sale of $500,000 (the Funds) in principal amount of its convertible 12% promissory note due December 1, 1998 (the Note). The agreement provides for a cash fee in an amount equal to 10% of the gross proceeds from the sale of the Note plus warrants to purchase 50,000 shares of the Company's common stock. The warrants shall be exercisable at a price equal to 110% of the bid price for the common stock on the date of closing of the sale of the Note. In conjunction with the Placement Agent Agreement, the Company entered into an Escrow Agreement with Ferber Chan & Essner to hold the Funds in escrow pursuant to the terms outlined in the agreement.

         In conjunction with the agreement to retain CCM as placement agent, on June 4, 1998, the Company entered into a subscription agreement for the Note. The note is convertible, at the holder's option, at any time, into shares of common stock of the Company. The number of shares of common stock into which the Note may be converted shall be determined at the lesser of (i) 72.5% of the lowest closing bid price quoted on the over-the-counter Bulletin Board market of the common stock for the five-day trading period ending on the day prior to the conversion date or (ii) the lowest closing bid price quoted on the Bulletin Board of the common stock for the five-day trading period ending on the day prior to the closing of the sale of the Note.

                       Alternate Cover Page - The Offering

                 SUBJECT TO COMPLETION, DATED FEBRUARY 25, 1999


PROSPECTUS

                        10,001,327 Shares of Common Stock

                             Financial Intranet Inc.


         This Prospectus relates to the offering of 10,001,327 Shares of Common Stock ("Common Stock"), par value $.001 per share, of Financial Intranet Inc., a Nevada corporation (the "Company").

         The Securities offered by this Prospectus may be sold from time to time by the Selling Securityholders, or by their transferees. No underwriting arrangements have been entered into by the Selling Securityholders. The distribution of the securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale of such shares as principals at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with sales of such securities. Transfers of the securities may also be made pursuant to applicable exemptions under the Securities Act of 1933 (the "Securities Act") including but not limited to sales under Rule 144 under the Securities Act.

         The Selling Securityholders and intermediaries through whom such securities may be sold may be deemed "underwriters" within the meaning of the Securities Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. Financial Intranet has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act.

         On the date hereof, FNTN commenced, pursuant to the Registration Statement of which this Prospectus is a part, a public offering of 3,000,000 shares of Common Stock.

         FNTN will not receive any of the proceeds from the sale of the securities by the Selling Securityholders, but will receive proceeds from the options covered by such shares. All costs incurred in the registration of the securities of the Selling Securityholders are being borne by FNTN. See "Selling Securityholders."

         FNTN intends to furnish its securityholders with annual reports containing audited financial statements and the audit report of the independent certified public accountants and such interim reports as it deems appropriate or as may be required by law. FNTN's fiscal year ends December 31.

         To invest in this stock you must be able to bear a high degree of risk and an investment could result in a complete loss. You also must accept an immediate, substantial dilution of the book value of your Shares. To read about these issues see, "Risk Factors" which begins on Page 6 and "Dilution" which begins on Page 15.

         Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved these securities or passed upon the adequacy of the prospectus. Any representation to the contrary is a criminal offense.


                          ----------------------------

                  The date of this Prospectus ______ __ , 1999

                                 The Offering


Securities Offered by Selling Securityholders:              Shares of Common Stock

Securities Outstanding Prior to FNTN's Offering:            21,233,496 Shares of Common Stock

Securities Outstanding after FNTN's Offering:               34,179,823 Shares of Common Stock(1)

Risk Factors and Dilution:                                  An investment in any of the securities being offered
                                                            hereby is highly speculative and involves substantial
                                                            risks including limited operations, market acceptance,
                                                            working capital, use of proceeds; broad discretion in
                                                            application of proceeds, dependence upon a key
                                                            individual and possible need for additional financing
                                                            and competition.  An investment also involves
                                                            immediate and substantial dilution.  Investors should
                                                            carefully consider the matters set forth under the
                                                            captions "Risk Factors" and "Dilution."

OTC Bulletin Board Symbol:                                  FNTN

------------------------------
(1) Includes: (a) 5,258,333 shares of Common Stock issuable upon exercise of the warrants, (b) 4,650,000 shares of Common Stock issuable upon conversion of the promissory notes issued to the Selling Securityholders, (c) 55,000 shares of Common Stock previously issued to the Selling Securityholders, and (d) 37,994 shares otherwise issuable to the Selling Securityholders and
     (e) 3,000,000 shares of Common Stock being offered by FNTN. See "Description of Securities," "Principal Stockholders," and "Plan of Distribution."

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this Prospectus. You must not rely on any unauthorized information. This Prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this Prospectus is current only as of the date of this Prospectus.


              ------------------------------------------

                           TABLE OF CONTENTS

                                                                   Page

Prospectus Summary                                                   3

Risk Factors                                                         6

Use of Proceeds                                                     13

Capitalization                                                      14

Dilution                                                            15

Dividend Policy                                                     16

Management's Discussion and Analysis of Financial
         Condition and Results of Operations                        17

Business                                                            22

Management                                                          32

Certain Transactions                                                38

Principal Stockholders                                              39

Selling Securityholders                                             40

Description of Securities                                           43

Shares Eligible for Future Sale                                     46

Plan of Distribution                                                47

Legal Matters                                                       47

Experts                                                             47

Financial Statements                                                F-1


Until _________, 1999 (25 days after the date of this Prospectus), all dealers effecting transactions in the securities offered hereby, whether or not participating in the distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with regard to their unsold allotments or subscription.



                            FINANCIAL INTRANET INC.


                       10,001,327 Shares Of Common Stock



                           --------------------------

                                   Prospectus

                           --------------------------

PART II

Information Not Required in Prospectus

ITEM 24.          Indemnification of Officers and Directors

         Subsection 1 of Section 78.7302 of Chapter 78 of the Nevada General Corporation Law ("NGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except in an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe his action was unlawful.

         Subsection 2 of Section 78.7502 of the NGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he acted in any of the capacities set forth above, against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in accordance with the standard set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         Section 78.751 of the NGCL provides that unless indemnification is ordered by a court, the determination to provide indemnification must be made by the stockholders, by a majority vote of a quorum of the board of directors who were not parties to the action, suit or proceeding, or in certain circumstances by independent legal counsel in a written opinion. In addition, the articles of incorporation, bylaws or an agreement made by the corporation may provide for the payment of the expenses of a director or officer of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification. Section 78.751 of the NGCL further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsection (1) and (2) , or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 78.751 of the NGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.

         Finally, Section 78.752 of the NGCL empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the authority to indemnify him against such liabilities and expenses.

         The Registrant's bylaws provide for indemnification of officer, directors and others to the fullest extent permitted by the laws of the State of Nevada.

ITEM 25.          Other Expenses of Issuance and Distribution

         The expenses payable by Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:


Securities and Exchange Commission Fees...............................$8,521.43
Accounting Fees and Expenses.........................................$30,000.00
Blue Sky Fees and Expenses...........................................$25,000.00
Printing Expenses (including Securities).............................$30,000.00
Legal Fees...........................................................$70,000.00
Miscellaneous........................................................$16,478.57

                  TOTAL.............................................$180,000.00


ITEM 26.          Recent Sales of Unregistered Securities

         All issuances were under Section 4(2) unless otherwise indicated.

         COMMON STOCK

         On January 21, 1999, Financial Intranet issued 197,402 shares of Common Stock to Barry Stein in consideration for services valued at $43,837.55.

         On January 21, 1999, Financial Intranet issued 205,825 shares of Common Stock to Michael Sheppard in consideration for services valued at $55,854.14.

         On January 21, 1999, Financial Intranet issued 208,409 shares of Common Stock to Maura Marx in consideration for services valued at $56,109.39 pursuant to Rule 144.

         On December 17, 1998, Financial Intranet issued 26,667 shares of Common Stock to Civilization Communication in consideration for services valued at $16,000 pursuant to Rule 701.

         On October 9, 1998, Financial Intranet issued 1,000,000 shares of Common Stock to Kevin Haggerty in consideration for services valued at $10,000.

         On October 15, 1998, Financial Intranet issued 60,637 shares of Common Stock to Great North Capital in consideration for fees pursuant to a 1997 private placement.

         On October 15, 1998, Financial Intranet issued 8,333 shares of Common Stock to Ganesh Asset Management in consideration for fees pursuant to a 1997 private placement.

         On July 17, 1998, Financial Intranet issued 500,000 shares of Common Stock to Internet Credit in consideration for release of security interest in equipment.

         On July 15, 1998, Financial Intranet issued 112,093 shares of Common Stock to Civilization Communication pursuant to anti-dilution provisions of a consulting agreement.

         On June 12, 1998, Financial Intranet issued 60,000 shares of Common Stock to JG Partners, LP in consideration for services valued at $48,200.

         On June 11, July 11, and July 23, Financial Intranet issued a total of 1,070,800 shares of Common Stock to Thomas Kernaghan & Co. in consideration for $500,000 pursuant to Rule 504.

         On June 11, 1998, FNTN issued 28,794 and 9,599 shares to Great North Capital and Corp. Capital Management respectively in consideration for fees on Cadence Capital Funding.

         On June 5, 1998, Financial Intranet issued 1,352,718 shares of Common Stock to Cadence Capital Corporation in consideration for $500,000 pursuant to Rule 504 of Regulation D.

         On May 19, 1998, Financial Intranet issued 38,066 shares of Common Stock to Steven Sanders in consideration for services valued at $9,453.50.

         On May 19, 1998, Financial Intranet issued 9,516 shares of Common Stock to Debra Millman in consideration for services valued at $2,422.

         On May 19, 1998, Financial Intranet issued 175,000 shares of Common Stock to Civilization Communication Corp. in consideration for services valued at $43,750.

         On February 9, 1998, Financial Intranet issued 234,649 shares of Common Stock to Civilization Communication Corp. pursuant to anti-dilution provisions of a consulting agreement.

         On January 14, 1998, Financial Intranet issued 400,000 shares of Common Stock to Landmark Capital in consideration for $107,500.

         On November 15, 1997, Financial Intranet issued 315,000 shares to Civilization Communication Corp. pursuant to anti-dilution provisions of a consulting agreement.

         On September 5, 1997, Financial Intranet issued 20,000 shares of Common Stock to Ron Pauls, an employee, in consideration for services rendered.

         On September 5, 1997, Financial Intranet issued 20,000 shares of Common Stock to James Reiff, an employee, in consideration for services rendered.

         On August 4, 1997, Financial Intranet issued 100,000 shares of Common Stock to CHEZ, INC. in consideration for $6,500.

         In June 1997, Financial Intranet issued 6,904,228 shares of Common Stock to investors of which 4,304,228 were purchased by non-U.S. residents overseas for an aggregate consideration of $1,000,000 pursuant to Rule 504 of Regulation D.

         On February 27, 1997, Financial Intranet issued 750,000 shares of Common Stock to Michael Sheppard as an incentive payment for execution of employment contract pursuant to Section 701.

         On February 27, 1997, Financial Intranet issued 500,000 shares of Common Stock to Maura Marx as an incentive payment for execution of employment contract pursuant to Section 701.

         On February 2, 1997, Financial Intranet issued 1,500,000 shares of Common Stock to Barry Stein as an incentive payment for execution of employment contract pursuant to Section 701.

         On December 20, 1996, Financial Intranet issued 240,000 shares of Common Stock to Civilization Communication Corp. in consideration for services valued at $10,000.

         On December 17, 1996, Financial Intranet issued 40,000 shares of Common Stock to Michael Daniels in consideration for services rendered.

         OPTIONS AND WARRANTS

         Pursuant to his employment agreement, dated September 12, 1997, Michael Sheppard will receive options to purchase 14.5% of the shares of Common Stock issued through December 31, 2002, provided that the aggregate number of options shall be reduced by the sum of (a) 750,000; (b) any shares issued upon exercise of the option; and (c) any shares issued in lieu of cash expenses advanced by Mr. Sheppard or accepted as previously earned consulting fees in lieu of cash. The purchase price for such shares is $0.19 per share for 2,231,352 shares of Common Stock as of December 31, 1998. The exercise price for options issued after December 31, 1998 is the market price per share of Common Stock on the date that Financial Intranet issues any additional shares of Common Stock, including options to purchase 2,009,667 shares if all outstanding options, warrants and convertible securities outstanding as of the date of this Registration Statement are exercised.

         Pursuant to her employment agreement, dated September 12, 1997, Ms. Marx will receive options to purchase 9% of the shares of Common Stock issued by Financial Intranet through December 31, 2002, reduced by the sum of (a) 500,000 shares; (b) any shares issued upon exercise of the option; and (c) any shares issued in lieu of cash expenses advanced by Ms. Marx or accepted as previously earned consulting fees in lieu of cash. The purchase price for such shares is $0.19 per share for 1,350,495 shares of Common Stock. The exercise prices for options issued after December 31, 1998 are the market prices per share of Common Stock on the date that Financial Intranet issues any additional shares including options to purchase 1,247,379 shares if all options, warrants and convertible promissory notes outstanding as of the date of this Registration Statement are exercised.

         Pursuant to Mr. Stein's employment agreement, dated September 12, 1997, he will receive options to purchase 25% of the shares of Common Stock issued by Financial Intranet through December 31, 2002 minus the sum of (a) 1,500,000; (b) any shares previously issued upon the exercise of his option; and (c) any shares issued in lieu of cash expenses advanced by Mr. Stein or accepted as previously earned consulting fees in lieu of cash. The purchase price for such shares is $0.19 per share with respect to 3,640,262 shares of Common Stock as of December 31, 1998. The exercise prices for his options issued after December 31, 1998 are the market prices per share of Common Stock on the date that Financial Intranet issues any additional shares, including options for 3,464,942 shares upon exercise of all options, warrants and convertible promissory notes outstanding as of the date of this Registration Statement.

         On December 21, 1998, Financial Intranet issued 75,000 warrants to purchase Common Stock to McLaughlin & Stern, LLP with an exercise price of $.60 per share in consideration of services rendered and disbursements incurred. The warrants expire on November 24, 2003.

         On December 21, 1998, Financial Intranet agreed to issue options to purchase 250,000 shares of Common Stock to Alan Spar at a price of $.625 per share. The warrants were issued as part of a compensation package, vest over three years and expire on December 31, 2001.

         On December 21, 1998, Financial Intranet issued 250,000 warrants to purchase Common Stock to Alan Ross at a price equal to $.625 per share. The warrants were issued as part of a compensation package, vest over three years and expire on December 31, 2001.

         On November 13, 1998, Financial Intranet issued 10,000 warrants to purchase Common Stock at $.60 per share to Steven Weller. The warrants were issued in consideration for Mr. Weller's agreement to serve as a Director and expire on November 12, 2001.

         On September 1, 1998, Financial Intranet issued 10,000 warrants to purchase Common Stock at $.725 per share to Joseph F. Engelberger. The warrants were issued in consideration for Mr. Engelberger's agreement to serve as a Director and expire on August 31, 2001.

         On July 15, 1998, Financial Intranet issued 166,667 warrants to McCap, Inc. at an exercise price of $.40 per share expiring June 22, 2003.

         On July 11, 1998, Financial Intranet issued 75,000 warrants to purchase Common Stock for $1.20 per share to McLaughlin & Stern, LLP in consideration of services rendered and disbursements incurred. The warrants expire on July 10, 2003.

         On July 1, 1998, Financial Intranet issued 980 warrants to purchase Common Stock for $.32 per share to Corporate Capital Management. The warrants expire on September 15, 2000.

         On June 5, 1998, the Company issued warrants to purchase 50,000 shares of Common Stock to Cadence Capital Corp. with an exercise price of $.64 per share.

         On September 15, 1997, Financial Intranet issued 2,422 warrants to purchase Common Stock for $.18 per share to Corporate Capital Management. The warrants expire on September 15, 2000.

         On September 15, 1997, Financial Intranet issued 5,812 warrants to purchase Common Stock for $.18 per share to Ganesh Asset Management. The warrants expire on September 15, 2000.

         On September 15, 1997, Financial Intranet issued 2,353 warrants to purchase Common Stock for $.32 per share to Ganesh Asset Management. The warrants expire on September 15, 2000.

         On September 15, 1997, Financial Intranet issued 7,266 warrants to purchase Common Stock for $.18 per share to Great North Capital. The warrants expire on September 15, 2000.

         On September 15, 1997, Financial Intranet issued 2,942 warrants to purchase Common Stock for $.32 per share to Great North Capital. The warrants expire on September 15, 2000.

ITEM 27.          Exhibits and Financial Statement Schedules

         (a)      Exhibits

                    3.1 Registrant's Restated Articles of Incorporation dated December 22, 1998

                    3.2       Registrant's By-Laws

                    4.1       Form of Common Stock Certificate

                    4.2       1998 Stock Option Plan

                    5 Opinion of McLaughlin & Stern, LLP (To be filed by amendment)

                    10.1 Letter regarding purchase of Wee Wees, Inc. dated October 9, 1996.

                    10.2 Employment Agreement dated as of September 12, 1997 between Registrant and Michael Sheppard.

                    10.3 Employment Agreement dated as of September 12, 1997 between Registrant and Ben B. Stein.

                    10.4 Employment Agreement dated as of September 12, 1997 between Registrant and Maura Marx.

                    10.5 Amendment to Employment Agreement dated as of December 15, 1998 between Registrant and Michael Sheppard.

                    10.6 Amendment to Employment Agreement dated as of December 15, 1998 between Registrant and Maura Marx.

                    10.7 Consulting Agreement dated as of February 27, 1997 between Registrant and Michael Sheppard.

                    10.8 Promissory Note issued by Registrant to investor on December 31, 1998 in connection with private placement.

                    10.9 Warrant issued by Registrant to investor on December 31, 1998 in connection with private placement.

                    10.10 Subscription agreement between Registrant and investor in private placement on December 31, 1998.

                    10.11 Subscription agreement between Registrant and investor in private placement on February 8, 1999.

                    10.12 Warrant issued by Registrant to investor on February 8, 1999 in connection with private placement.

                    10.13 Form of Warrant certificate issuable by Registrant to investor upon subsequent installments due under private placement.

                    10.14 Guaranty executed by Ben B. Stein on February 8, 1999 in connection with private placement.

                    10.15 Stock Pledge Agreement executed by Ben B. Stein on February 8, 1999 in connection with private placement.

                    10.16 Service Agreement between the Registrant and Siemens dated December 30, 1998.

                    10.17 Warrant issued by Registrant to Cardinal Capital Management on December 31, 1998 in connection with private placement.

                    10.18 Warrant issued by Registrant to Josephberg Grosz & Co. on December 31, 1998 in connection with private placement.

                    10.19 Warrant issued by Registrant to Josephberg Grosz & Co. on February 8, 1999 in connection with private placement.

                    10.20 Warrant issued by Registrant to Cardinal Capital Management on February 8, 1999 in connection with private placement.

                    10.21 Convertible Promissory Note issued by Registrant to investor on February 8, 1999.

                    10.22 Registration Rights Agreement executed by Registrant on February 8, 1999.

                    10.23 Consulting Agreement with Barry Stein dated February 27, 1997.

                    10.24 Registration Rights Agreement executed by Registrant on December 31, 1998.

                    23.1      Consent of Reminick Aaron & Company, LLC.

                    23.2      Consent of McLaughlin & Stern, LLP (included in
                              Exhibit 5.1).

                    24        Power of Attorney (contained on signature page).

                    27        Financial Data Schedule.


Schedules other than those listed above have been omitted since they are either not required, are not applicable or the required information is shown in the financial statements or related notes.

ITEM 28.  Undertakings

The undersigned Registrant hereby undertakes to:

 (a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

             (i) Include any prospectus required by section 10(a) (3) of the Securities Act;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) Include any additional or changed material information on the plan of distribution;

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement for the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering; and

 (b) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes that:

         (1) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497 (h) under the Securities Act shall be deemed to be part of this registration as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the Town of Ardsley, State of New York, on February 20, 1999.


              Financial Intranet Inc.

              By: /s/Michael Sheppard
                  Michael Sheppard, President


              By: /s/Alan M. Ross
                  Alan M. Ross, Vice President - Finance



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Michael Sheppard and Maura Marx and each of them his true and lawful attorney-in-fact and agent with power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this Registration Statement on Form SB-2, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to comply with the provisions of the Securities Act and all requirements of the Commission, hereby ratifying and confirming all that said attorneys-in-fact or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Name                                        Title                                       Date

By: /s/Michael Sheppard                     Director, President,                        February 20, 1999
Michael Sheppard                            Chief Operating Officer


By: /s/Steven S. Weller                     Director                                    February 22, 1999
Steven S. Weller


By: /s/Joseph F. Engelberger                Director                                    February 20, 1999
Joseph F. Engelberger


                                EXHIBIT INDEX
                                -------------

                  Exhibit     Description
                  -------     -----------

                    3.1 Registrant's Restated Articles of Incorporation dated December 22, 1998

                    3.2       Registrant's By-Laws

                    4.1       Form of Common Stock Certificate

                    4.2       1998 Stock Option Plan

                    5 Opinion of McLaughlin & Stern, LLP (To be filed by amendment)

                    10.1 Letter regarding purchase of Wee Wees, Inc. dated October 9, 1996.

                    10.2 Employment Agreement dated as of September 12, 1997 between Registrant and Michael Sheppard.

                    10.3 Employment Agreement dated as of September 12, 1997 between Registrant and Ben B. Stein.

                    10.4 Employment Agreement dated as of September 12, 1997 between Registrant and Maura Marx.

                    10.5 Amendment to Employment Agreement dated as of December 15, 1998 between Registrant and Michael Sheppard.

                    10.6 Amendment to Employment Agreement dated as of December 15, 1998 between Registrant and Maura Marx.

                    10.7 Consulting Agreement dated as of February 27, 1997 between Registrant and Michael Sheppard.

                    10.8 Promissory Note issued by Registrant to investor on December 31, 1998 in connection with private placement.

                  Exhibit     Description
                  -------     -----------

                    10.9 Warrant issued by Registrant to investor on December 31, 1998 in connection with private placement.

                    10.10 Subscription agreement between Registrant and investor in private placement on December 31, 1998.

                    10.11 Subscription agreement between Registrant and investor in private placement on February 8, 1999.

                    10.12 Warrant issued by Registrant to investor on February 8, 1999 in connection with private placement.

                    10.13 Form of Warrant certificate issuable by Registrant to investor upon subsequent installments due under private placement.

                    10.14 Guaranty executed by Ben B. Stein on February 8, 1999 in connection with private placement.

                    10.15 Stock Pledge Agreement executed by Ben B. Stein on February 8, 1999 in connection with private placement.

                    10.16 Service Agreement between the Registrant and Siemens dated December 30, 1998.

                    10.17 Warrant issued by Registrant to Cardinal Capital Management on December 31, 1998 in connection with private placement.

                    10.18 Warrant issued by Registrant to Josephberg Grosz & Co. on December 31, 1998 in connection with private placement.

                    10.19 Warrant issued by Registrant to Josephberg Grosz & Co. on February 8, 1999 in connection with private placement.

                    10.20 Warrant issued by Registrant to Cardinal Capital Management on February 8, 1999 in connection with private placement.

                    10.21 Convertible Promissory Note issued by Registrant to investor on February 8, 1999.

                    10.22 Registration Rights Agreement executed by Registrant on February 8, 1999.

                    10.23 Consulting Agreement with Barry Stein dated February 27, 1997.

                    10.24 Registration Rights Agreement executed by Registrant on December 31, 1998.

                    23.1      Consent of Reminick Aaron & Company, LLC.

                    23.2      Consent of McLaughlin & Stern, LLP (included in
                              Exhibit 5.1).

                    24        Power of Attorney (contained on signature page).

                    27        Financial Data Schedule.